*    CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN
OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT








     PURCHASE AGREEMENT

     FOR

     TWELVE (12) JETSTREAM 4100 AIRCRAFT


     BETWEEN

     AERO INTERNATIONAL (REGIONAL)
        as agent for and on behalf of
         British Aerospace (Operations) Limited
     and

     ATLANTIC COAST AIRLINES


     Dated:   February 23, 1997






TABLE OF CONTENTS


PURCHASE AGREEMENT  3

SECTION 1.     DEFINITIONS    4
SECTION 2.     THE AIRCRAFT   7
SECTION 3.     PURCHASE PRICE AND PAYMENT TERMS   9
SECTION 4.     BUYER FINANCING     11
SECTION 5.     [RESERVED]     14
SECTION 6.     RESIDUAL VALUE GUARANTEE 15
SECTION 7.     DELIVERY AND ACCEPTANCE  16
SECTION 8.     TRANSFER OF TITLE AND FERRY   18
SECTION 9.     INSURANCE 20
SECTION 10.    EXCUSABLE AND INEXCUSABLE DELAY    22
SECTION 11.    AIRCRAFT WARRANTY AND GUARANTEES   25
SECTION 12.    TRAINING AND TECHNICAL REPRESENTATIVE   26
SECTION 13.    [RESERVED]     28
SECTION 14.    QUALIFIED ROTABLE SPARES FINANCING 29
SECTION 15.    TAXES AND LICENSES  30
SECTION 16.    REPRESENTATIONS AND WARRANTIES     32
SECTION 17.    CONDITIONS PRECEDENT     35
SECTION 18.    FURTHER ASSURANCES  36
SECTION 19.    EVENT OF TERMINATION     37
SECTION 20.    MISCELLANEOUS  40

EXHIBIT A - Jetstream 41 Aircraft Delivery Schedule
EXHIBIT B - Aircraft Warranty and Supplier Warranties
EXHIBIT B-1 - Addenda to Aircraft and Supplier Warranties
EXHIBIT C - Change Orders
EXHIBIT D - Form of Operating Lease Agreement
EXHIBIT D-1 - Backstop Terms
EXHIBIT E - Payment Instructions
EXHIBIT F-1 - Form of Residual Value Agreement
EXHIBIT F-2 - Form of Put Agreement
EXHIBIT F-3 - Table of Residual Values
EXHIBIT G - Amendments to the Product Support Agreement and
*
EXHIBIT H - Certificate of Acceptance
EXHIBIT I-1 - Amendments to Jetstream 32 Return Conditions
EXHIBIT I-2 - Amendments to Jetstream 32 Return Conditions
EXHIBIT I-3 - Amendments to Jetstream 32 Return Conditions
EXHIBIT J - Additional Product Support
EXHIBIT K - Purchase Price Revision
EXHIBIT L - Confirmation of Sale
EXHIBIT M - Dispute Resolution
EXHIBIT N - Jetstream 32 Aircraft


PURCHASE AGREEMENT FOR
JETSTREAM 41 AIRCRAFT

This PURCHASE AGREEMENT (the "Agreement") by and between
AERO
INTERNATIONAL (REGIONAL) a Soci,t, par Actions Simplifi,e, having a share capital of FF
300,000, whose registered office is situated at 1 All,e
Pierre Nadot, 31712 Blagnac Cedex,
France, registered at the Companies' Registry in Toulouse under No B 402 685 507, acting as agent for and on behalf of British Aerospace (Operations)
Limited, (hereinafter referred to as
"the Seller"); and ATLANTIC COAST AIRLINES, a California corporation located at 515A Shaw
Road, Dulles, Virginia 20166 ("Buyer") is dated as of
February 23, 1997.

     WHEREAS Buyer has agreed to purchase certain additional
Jetstream 41 aircraft from
Seller (as hereinafter defined); and

WHEREAS in connection with Buyer's agreement to purchase the Jetstream 41 aircraft
Seller has agreed to provide certain backstop financing pending, or in certain cases, in the absence of, Buyer's completion of permanent financing; and

   *   ; and

WHEREAS Seller will provide or will cause to be provided to Buyer certain product support services and spare parts financing as provided for herein in connection with the new
Jetstream 41 aircraft acquired by Buyer; and

WHEREAS Seller will provide or will cause to be provided certain residual value guarantees with respect to the Jetstream 41 aircraft purchased by Buyer under this Agreement; and

WHEREAS Buyer and Manufacturer have entered into an agreement concerning the refinancing of certain Jetstream 41 aircraft existing in Buyer's fleet,

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and based upon the mutual premises and promises herein contained, the parties hereto do hereby agree as follows:



SECTION 1.-  DEFINITIONS

Except as otherwise specified, the following terms have the respective meanings set forth below:

Acceptance Flight Tests: Those flight tests as defined in
Section 7.2.1 of this Agreement.

Adjusted Base
Purchase Price:          Has the meaning assigned to it in
Section 3.2.

Affiliated Company:      means any corporation, entity or
individual which directly or
indirectly, controls, or is controlled by, or is under a common control with, such person or entity. For purposes of this definition,
"control" (including "controlled by" and "under common control") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

AIRAMS:             means AI(R) Customer Support, Inc., a
company incorporated in
Delaware and located at 13850 McLearen Road, Herndon, VA.

Aircraft:           Jetstream Aircraft Limited Jetstream
Series 4100 twin engined
turboprop transport aircraft, including the airframe and two
(2)
installed engines and propellers.

Backstop Financing       Means the lease financing described
in Exhibit D-1.

Base Purchase Price:          Has the meaning assigned to it
in Section 3.1.

Business Days:           Means any day other than a Saturday
or Sunday or a day on
which commercial banks are required or authorized to close in
New York, New York or Washington D.C.

CAA:                The Civil Aviation Authority of the
United Kingdom and any
successor agency.

Certificate of Acceptance:    A certificate in respect of
each Aircraft substantially in the form
attached hereto as Exhibit H.

Change Order:            A written amendment to the
Manufacturer's Specification.

Conditions Precedent:         Those events as defined in
Section 17 of this Agreement.

Customer Specification: The Manufacturer's Specification as modified by Change Orders (i) executed in conjunction with this Agreement and attached hereto as
Exhibit C and (ii) executed subsequent to the date hereof and incorporated as of such subsequent date.

Delivery Date:           With respect to each Aircraft, the
actual date of delivery thereof.

Event of Termination:         Those events as defined in
Section 19 of this Agreement.

Excusable Delay:         A failure or delay in performance
as defined in Section 10.1 of this
Agreement.

FAA:                The Federal Aviation Administration of
the United States of
America and any successor agency.

FARs:                    The Federal Aviation Regulations of
the FAA.

JACO                means Jet Acceptance Corporation, a
Delaware corporation.

Inexcusable Delay:       Has the meaning assigned to it in
Section 10.4.


Lease Agreement:    Is a lease agreement substantially in
the form of  Exhibit D pursuant
to which Seller shall provide Backstop Financing on the terms and subject to the conditions set forth in Exhibit D-1 of this Agreement.

LIBOR     means as applicable to each period indicated, the
per annum rate for
deposits in dollars for six months quoted two Business Days prior to the first day of such period as such rate is published as the "British
Banker's LIBOR Fixing" for dollar deposits as of 11:00 am on such date.

Manufacturer:            Means British Aerospace
(Operations) Limited, a company
incorporated under the laws of England and Wales under the Companies Act of 1985 having its registered office at Warwick
House, P.O. Box 87, Farnborough Aerospace Centre,
Farnborough
Hants GU14 6YU.

Manufacturer's Facility: Means the Manufacturer's facility at Prestwick, Scotland.

Manufacturer's Specification: The Jetstream Aircraft Type
Specification DV/M 490.262/96
(SEP94), Issue 6, dated June 1995.

Modification Program:         Has the meaning assigned to it
in Section 3.4.1.

Purchase Price:          Has the meaning assigned to it in
Section 3.3.

Qualified First Officer:      Any pilot with at least one
thousand five hundred (1,500)
total flight hours (including a minimum of five hundred
[500] flight
hours on multi-engined aircraft) who possesses multi-engined, commercial aircraft and flight instrument ratings.

Qualified Flight Captain:     Any pilot with at least two
thousand five hundred (2,500) total flight hours (including a minimum of one thousand [1,000] flight hours on turboprop or turbojet aircraft) who possesses multi-engined, commercial aircraft, flight instrument and ATP ratings.

Qualified Rotable Spares:     Any new and unused item of
special tooling uniquely required to
maintain the Aircraft or any new and unused serial numbered rotable spare part or component for the Aircraft (excluding engines and engine related parts) with an individual current list price at time of delivery of Two Thousand U.S. Dollars (U.S. $2,000) or more; excluding however any consumable item or items and any quick engine change kits.

Regulatory Change:       Has the meaning assigned to it in
Section 2.3.

Return Payment:          Has the meaning assigned to it in
Section 13.4.

Scheduled Delivery Date: With respect to each Aircraft, that date specified in the notice provided pursuant to Section 7.1.2 of this Agreement.

Sublease Agreement       Means a sublease agreement between
Buyer, or its Affiliated
Company, and Jet Acceptance Corporation ("JACO"), or its
Affiliated Company in respect of a Jetstream 32 aircraft.



SECTION 2 - THE AIRCRAFT

2.1 Each Aircraft shall be manufactured and offered for delivery to Buyer in a manner conforming to the Customer Specification.

2.2 Each Aircraft shall be offered for delivery to Buyer with a CAA Certificate of
Airworthiness for Export which shall qualify for the issuance of a United States FAA
Certificate of Airworthiness.

2.3 Buyer acknowledges and agrees that in the event any requirement, regulation or mandate of the CAA or of the FAA or any law or any interpretation thereof becomes effective between the date of this Agreement and the Delivery Date of an Aircraft which has the effect of requiring any changes or modifications to the Customer Specification or to any work carried out or to be carried out in the manufacture of such Aircraft or to the testing with respect
thereto ("Regulatory Change"),    *    Seller shall, without
any obligation or requirement to
secure the permission or consent of Buyer, provided, however, that Seller shall consult with Buyer on the proposed change or modification, make such changes or modifications to the
Customer Specification, or to the Aircraft or carry out such testing, or if such modifications or changes shall be embodied following the Delivery Date of an Aircraft, Seller shall consult and agree with Buyer on a schedule for such Regulatory Change to be embodied.

     2.3.1     Seller shall undertake all modifications,
changes and testing required by such
Regulatory Change at Seller's expense if such Regulatory
Change is exclusively
required for the Aircraft    *    and not generally
applicable to turboprop passenger
transport aircraft certificated under the category applicable to the Aircraft.

     2.3.2     In the case of a Regulatory Change applicable
to the Aircraft    *    plus any other
turboprop passenger transport aircraft certified under the category applicable to the
Aircraft, the Base Purchase Price for the Aircraft may be increased to reflect the cost of all changes, modifications and testing required by such
Regulatory Change,
provided, however, that (i)    *    (ii) the cost shall not
exceed the cost charged for
the same changes on aircraft of other best customer operators of Jetstream 41 aircraft or (ii) in order to standardize with other aircraft already in Buyer's fleet,
Buyer may elect to embody the Regulatory Change on the Aircraft at its own cost by providing sufficient notice to Seller.

     2.3.3     Seller shall provide Buyer with written
notice of each such Regulatory Change and shall issue to Buyer a Change Order executed by Seller stating the change or modifications to the Aircraft or the testing required and the adjustment to the Base
Purchase Price, to the extent permitted by this Agreement, necessitated by such change, modification or testing, which Change Order automatically shall be binding on both parties hereto notwithstanding the absence of Buyer's signature thereon.

     2.3.4     Prior to the delivery of each Aircraft,
Seller shall be entitled to fly each Aircraft and to use any part thereof for such period or periods as shall be necessary in connection with CAA or FAA requirements related to the Aircraft and Seller shall be under no liability to Buyer in respect of any reasonable use or depreciation of the Aircraft occasioned thereby. Seller shall minimize its use of any Aircraft or part or parts thereof as provided for in this Section 2..3.4.



SECTION 3 - PURCHASE PRICE AND PAYMENT TERMS

3.1  The Base Purchase Price for each Aircraft is    *   .

3.2 The Base Purchase Price shall be adjusted to determine the "Adjusted Base Purchase
Price", as follows:

3.2.1     To include the cost of changes to the Customer
Specification required by Buyer
after the date hereof.

3.2.2 To include the cost of Regulatory Changes pursuant to the terms of Clause 2.3.2, except those paid directly by Buyer.

3.3  The Adjusted Base Purchase Price shall be adjusted to
determine the "Purchase Price" to reflect changes in
economic conditions   *   and (iii) the Adjusted Base
Purchase Price shall not be adjusted for any period of delay
of an Aircraft which is due to   *

3.4 Buyer shall pay to Seller the Purchase Price for each Aircraft upon execution by Buyer of the Certificate of Acceptance for such Aircraft, provided, however, that with respect to any Aircraft delivered under a Lease Agreement, Buyer shall pay all amounts specified in the
Lease Agreement due upon delivery of such Aircraft.

     3.4.1 Subject to the conditions specified herein, the first Aircraft delivered under this Agreement shall be delivered to Buyer under a Lease
Agreement.  Buyer's
obligation to pay the lease rentals due under such Lease
Agreement shall be waived
until the later of (i) March 1, 1997 or (ii) the date of completion of the J41 modification program currently being performed by Seller on Buyer's existing fleet of Jetstream 41 aircraft (the "Modification Program"), subject to the provisions of
Section 3.4.2.

     3.4.2 In the event the date of completion of the Modification Program is delayed due to reasons resulting from the acts or omissions of Buyer, the obligation to pay the lease rentals for such Aircraft shall occur on the date the Modification Program would have been completed if such acts or omissions of Buyer had not occurred.

3.5  Upon (i) delivery, acceptance and payment in full of
the Purchase Price for each Aircraft in accordance with the
terms of this Agreement, or, (ii) execution of a Lease
Agreement on the Delivery Date for each Aircraft,   *

3.6 All amounts payable by one party to the other pursuant to this Agreement shall be payable in U.S. Dollars in immediately available funds, by Federal
Funds transfer or same day book
entry transfer to the accounts specified in Exhibit E attached hereto.



SECTION 4 - BUYER FINANCING


4.1 Buyer shall use commercially reasonable efforts to arrange financing for each Aircraft and shall, upon Seller's request, provide a written statement to Seller that it has used commercially reasonably efforts to secure financing for such Aircraft and provide reasonable detail on the extent and results of such
     efforts   *

     4.1.1 With respect to each Aircraft for which Buyer has not arranged financing:

          (i) if Backstop Financing is available (as provided for in Exhibit D-1) Buyer shall, upon execution of the Certificate of Acceptance in accordance with Section 8.1, enter into a Lease Agreement for such Aircraft and comply with the terms and satisfy the conditions thereof and, subject to (i) the absence of a matured or unmatured Event of Termination or event described in
               Section 19.2, (ii) the conditions precedent in Section 17, and (iii) Buyer's satisfaction of the conditions precedent to the lessor's obligations under such Lease Agreement (including the absence of a Default or an Event of Default thereunder), Seller, or its designee, will enter into the Lease Agreement for such Aircraft or cause its designee to enter into such Lease Agreement.

          (ii) if Backstop Financing is not available (as provided for in Exhibit D-1), Seller shall at its option, either delay or cancel the delivery of such Aircraft pursuant to the terms and conditions of this Section 4.

4.2 Buyer shall keep Seller informed of its efforts to arrange financing for the Aircraft and shall respond to all reasonable requests for information from Seller concerning the status of Aircraft financing. Buyer shall use a financial advisor selected by Buyer and
     acceptable  to  Seller  to  assist  in  arranging   the
     financing for the Aircraft. Seller shall have the right to discuss the financing status with Buyer's advisor and with any potential financing parties identified by Buyer, the advisor, or Seller, provided such discussions shall not in the reasonable judgment of Buyer interfere with Buyer's efforts to secure such financing and provided further that Buyer shall not be required to provide Seller with pricing or other confidential details regarding the financing, except to the extent necessary for Seller to determine whether the financing is likely to be available and whether Buyer is using commercially reasonable efforts to obtain such financing.

4.3  With respect to each Aircraft scheduled to be delivered
     * Buyer shall use reasonable efforts to notify Seller at least * in advance of the Scheduled Delivery Date as to whether it believes that third party financing will be available to allow it to purchase the aircraft upon delivery. In the event Buyer has not arranged financing as of the Delivery Date, the Backstop Financing shall be used for such Aircraft if available as provided in Section 4.1.1 and Exhibit D.1 hereof. The decision as to whether third party financing is likely to be available will be made in good faith to minimize delays in delivery and to minimize costs to both parties. *

4.4  With respect to each Aircraft scheduled to be delivered
     * Buyer and Seller shall review Buyer's efforts to secure financing for each Aircraft not less than * of delivery for each Aircraft.

     4.4.1 In the event (i) Buyer fails to demonstrate to Seller's satisfaction that * financing commitments are, or shall be, in place for such Aircraft * and (ii) there is no Backstop Financing available, Seller, shall, at its sole discretion, either (i) delay the * for such Aircraft until such time that Buyer can demonstrate to Seller's satisfaction that financing commitments are in place for such Aircraft (subject to the limitations provided in Section 4.5), or
          (ii) terminate this Agreement with respect to such Aircraft, or (iii) continue toward delivery of such Aircraft * with actual delivery of such Aircraft subject to the terms of Section 4.4.2.

     4.4.2 In the event that, (a) * Seller did not elect to delay or cancel the delivery of an Aircraft, and (b) financing is not available to Buyer as of the * and (c) provided further that Backstop Financing is not available, Seller shall at its sole discretion, either (i) delay the * for such Aircraft until such time that Buyer can demonstrate to Seller's satisfaction that financing commitments are in place for such Aircraft (subject to the limitations provided in Section 4.5), or (ii) terminate this Agreement with respect to such Aircraft.

4.5 With respect to any Aircraft scheduled for delivery * in the event (i) Backstop Financing is not available, and (ii) Seller has elected to delay * such Aircraft in accordance with the terms of Section 4.4, and
     (iii) third party financing is not available to Buyer on terms acceptable to Buyer, and provided further that such conditions are in existence for a period of *, then this Agreement shall automatically terminate with respect to such Aircraft.

4.6 In the event of a termination of an Aircraft pursuant to Section 4.4 or 4.5, neither party will have any liability or be subject to any additional penalty to the other as a result of such cancellation.

4.7 Any delay * of an Aircraft pursuant to Section 4 shall be excluded from Excusable Delay and Inexcusable Delay as provided in Section 10 herein.

4.8 Buyer shall be under no obligation to accept any financing (other than Backstop Financing * in Section
     D.1 of Exhibit D herein) which is not acceptable to it in its sole, but good faith, discretion.

4.9 Seller shall provide prompt written notice to Buyer of its election to terminate or delay any Aircraft pursuant to this Section and shall consult with Buyer on any revised delivery schedule for any delayed Aircraft.



SECTION 5 - RESERVED
This Section intentionally left blank.



SECTION 6 - RESIDUAL VALUE GUARANTEE

6.1 The Seller shall cause the Manufacturer to issue to Buyer or its designated assignee
(subject to the limitations on assignment by Buyer provided in the residual value guarantee) for each Aircraft on the Delivery Date, (or such subsequent date within one (1) year of the Delivery Date) as requested by Buyer, for such Aircraft a residual value guarantee (guaranteed by British Aerospace plc, if requested) which shall be substantially in the form and substance of either (i) the Residual Value Agreement attached hereto as
Exhibit F-1 or the Put Agreement attached hereto as Exhibit F-2, as Buyer may elect with respect to each Aircraft. The value shall be based upon the term of the residual value guarantee and the amounts as provided in Exhibit F-3 attached hereto.

6.2 Seller agrees to enter into discussions in good faith as reasonably requested by Buyer with parties designated by Buyer on the forms in Exhibit F-1 and F-2.


SECTION 7 - DELIVERY AND ACCEPTANCE

7.1 Each Aircraft shall be offered to Buyer for acceptance and delivery in accordance with the Customer Specification at the Manufacturer's Facility.

     7.1.1 The Aircraft shall be delivered to Buyer in accordance with the schedule contained in Exhibit A attached hereto and incorporated herein and each delivery is subject to satisfaction of the Conditions Precedent specified in
Section 17 of this Agreement.

     7.1.2 Seller shall provide Buyer initial notice of the Scheduled Delivery Date for each Aircraft not less than forty five (45) days prior thereto and final notice not less than ten (10) days prior thereto which such notice shall, in addition to the general requirement for notice herein, be sent via facsimile message to Buyer's Senior Vice
President of Operations which notice shall specify it is being provided in accordance with this Section 7.1.2, provided, however, that notice for the first two (2) Aircraft shall be provided within five (5) Business Days of the date hereof, and provided further that such Scheduled Delivery Date shall be during the month specified in
Exhibit A attached hereto.

     7.1.3     Buyer acknowledges and agrees that the
delivery schedule for the Aircraft as set forth in Exhibit A attached hereto is subject to modification on account of any change by Buyer to the Customer Specification subsequent to the date of this
Agreement or as a result of a Regulatory Change.

7.2 Buyer shall have the right during the five (5) days following the Scheduled Delivery Date of each Aircraft to perform a ground inspection and a flight inspection of each Aircraft to enable Buyer to ascertain that such Aircraft is in compliance with the terms of this Agreement.

     7.2.1     Buyer may, as part of such inspection,
request Seller to operate each Aircraft for a period not to exceed three (3) hours (each an "Acceptance
Flight Test") to
demonstrate in ambient conditions at such location as specified in Section 7.1 that the Aircraft complies with the requirements of this Agreement in respect of those requirements which can only be demonstrated in flight.

7.2.1.1 Buyer may designate not more than three (3) representatives to participate at
Buyer's expense and risk in the Acceptance Flight Tests and Seller hereby indemnifies and holds Buyer (together with its respective directors, officers and employees) harmless against any and all liability arising therefrom, except in cases of gross negligence or willful misconduct by Buyer or its representatives.

          7.2.1.2   The Aircraft shall be operated only by
Seller's nominees during the
Acceptance Flight Tests, although Seller's nominees shall follow the reasonable instructions of Buyer during the Acceptance
Flight Tests.

     7.2.2 In the event following such ground and flight inspection, Buyer ascertains that any
Aircraft is not in compliance with the requirements of this Agreement, Buyer shall immediately notify Seller in writing of each such noncompliance whereupon Seller shall investigate the noncompliance and shall, at Buyer's option, either rectify or have rectified the same within a reasonable period of time or agree to rectify the noncompliance after delivery of the Aircraft to Buyer. Upon Seller's rectification of the noncompliance, Seller shall demonstrate to Buyer that the Aircraft meets the contractual requirements of this Agreement, including permitting Buyer to conduct additional ground or flight inspection, or both, as necessary. Upon satisfactory demonstration by Seller that the Aircraft complies with the requirements of this
Agreement, or upon Seller agreeing to rectify any noncompliance to the satisfaction of Buyer after delivery of the Aircraft to Buyer, Buyer shall accept the Aircraft and execute a Certificate of Acceptance in respect to that Aircraft in accordance with
Section 8.1 (noting any noncompliance to be rectified after delivery).

7.3 Buyer may refuse to accept any Aircraft by reason of Seller's failure to meet the requirements of this Agreement unless such failure is minor and does not materially affect the performance, economic operation, appearance, or maintenance of the Aircraft; provided however, Seller shall remedy such failure by a date to be agreed between the parties.

7.4 Subject to the exclusions in Section 10.6, if Seller has provided Buyer notice in accordance with Section 7.1.2 and otherwise through no fault of Seller, Buyer fails to carry out an inspection of any Aircraft within ten (10) days
following the Scheduled Delivery Date,   *

SECTION 8 - TRANSFER OF TITLE AND FERRY

8.1 Upon delivery of each Aircraft in compliance with this Agreement, Buyer shall accept each
Aircraft and shall execute a Certificate of Acceptance with respect thereto.

8.2 With respect to each Aircraft purchased at delivery by Buyer, property in, title to and risk of loss of or damage to each Aircraft shall pass to Buyer upon acceptance by Buyer of the Aircraft and payment to the Seller of the balance of the Purchase Price for each Aircraft in accordance with the provisions of Section 3.4.

8.3 With respect to each Aircraft purchased at delivery by Buyer, each Aircraft shall be delivered by Seller to Buyer with good, legal and marketable title free and clear of all liens, encumbrances and rights of others of any nature whatsoever and Seller will warrant and defend such title forever against all claims and demands whatsoever. Seller shall issue an executed confirmation of sale to Buyer in the form attached hereto as Exhibit L.

8.4  Upon transfer of title, or, in the case of a lease,
execution of the Lease Agreement, and receipt of all require
permission to ferry the Aircraft,   *

8.5  If Buyer fails to make the necessary arrangements, or
fails to comply with its obligations
under this Agreement to accept an Aircraft,    *    except
in cases due to reasons which are
not within Buyer's reasonable control, then without prejudice to any other remedies and rights of Seller, Buyer shall, in respect of any subsequent period during which the Aircraft remains at the Manufacturer's Facility, promptly reimburse
Seller for all reasonable costs
and pay Seller's costs for storage, maintenance, preservation and insurance accruing in consequence of Buyer's failure to take delivery of such Aircraft.

8.6 Seller shall assist Buyer as reasonably requested to file any applications and secure all necessary approvals for the purpose of ferrying the Aircraft to a location in the Eastern
United States as designated by Buyer.


SECTION 9 - INSURANCE

9.1  At all times following delivery of an Aircraft    *
the Buyer shall obtain and maintain at
its own expense Third Party and Passenger Legal Liability Insurance Policies as hereinafter provided in respect of the Aircraft to be effective on transfer of title in accordance with Section 8.2. For each Aircraft delivered to Buyer under a Lease
Agreement, Buyer shall comply with all insurance requirements of the Lease Agreement.
Prior to the transfer of title, or the execution of the Lease Agreement, all insurance in respect of the Aircraft shall be the responsibility of the Seller.

9.2  Not less than ten (10) days before the Scheduled
Delivery Date of each Aircraft, or such
shorter period as reasonably necessary to review such insurance certificate, Buyer shall deliver or cause to be delivered to the Seller a draft
Certificate of Insurance and not less
than two (2) Business Days before the Delivery Date of each Aircraft the Buyer shall deliver or cause to be delivered to the Seller a Certificate of Insurance evidencing the insurance coverage required by this Section 9.

9.3 At all times following delivery of an Aircraft to Buyer, that Aircraft shall in all respects remain at the Buyer's risk and the Buyer hereby:

     9.3.1 indemnifies the Seller and the Manufacturer, except in case of gross negligence or willful misconduct by Seller or Manufacturer, against any claims, demands, or expenses whatsoever without any limitation which may be made against the Seller, the Manufacturer, or their servants or agents and which may arise either directly or indirectly out of ferry flights made by the Aircraft using pilots designated by
Seller and accepted by Buyer and waives any claim of its own against the Seller or
Manufacturer arising out of such flying unless such claim is made within the terms of Section 11, and

     9.3.2 undertakes to name the Seller and the Manufacturer in the Buyer's Third Party and
Passenger Legal Liability Insurance Policies (which shall be taken out and maintained in a manner and with insurers reasonably acceptable to Seller) for the period of such ferry flights in such a manner that the Seller and Manufacturer are held harmless under the Hull Policy and are indemnified as an additional insured under the Third Party and Passenger Legal Liability Insurance Policies. The said policies of insurance shall provide the following minimum limits of cover:

          Public Liability/Property Damage/Passenger
Liability, any one
accident/occurrence/combined single limit: One Hundred Fifty
Million U.S. Dollars
U.S. $150,000,000).




SECTION 10 - EXCUSABLE AND INEXCUSABLE DELAY

10.1 Seller shall not be liable to Buyer for any failure or delay in carrying out its obligations to deliver an Aircraft under this Agreement, including but not limited to, failure of Seller or Manufacturer to deliver an Aircraft on the Scheduled Delivery Date due to causes not within the Seller's or Manufacturer's reasonable control including, but not limited to, acts of God or of the public enemy; war; warlike operations, insurrections or riots; fires, floods or explosions; epidemics or quarantine restrictions; any act of government or any governmental priorities, allocations, regulation or orders affecting materials seasonably ordered, facilities or Aircraft; failure of or delays in transportation; strikes or other government recognized labor troubles; inability after due and timely diligence to procure materials or parts by Seller or Manufacturer; failure of the engine manufacturer to furnish engines for the Aircraft provided such failure results from any cause that is not within the reasonable control of such engine manufacturer (excluding all labor troubles other than strikes); and serious accidents (except accidents caused by the negligent acts or omissions of Seller or the Manufacturer), or any other cause beyond Seller's or Manufacturer's reasonable control or not occasioned by Seller's or Manufacturer's fault or negligence and any such failure or delay shall be considered an "Excusable Delay".

10.2 In the event of an Excusable Delay, Seller's obligations under this Agreement shall be deferred only for such period or periods of time during which the circumstances giving rise to the Excusable Delay are present.

10.3 Seller shall notify Buyer of any Excusable Delay within a reasonable period following receipt of actual knowledge of such delay and, thereafter, Seller shall provide Buyer with reasonable updates of Seller's performance, if any, under the Agreement with respect to such delays.

10.4 Buyer acknowledges and agrees that, in the event Seller fails to deliver any Aircraft on the
Scheduled Delivery Date as provided for in Section 7.1.2 herein for any reason other than
Excusable Delay (as defined in Section 10.1 of this Agreement) and other than reasons specified in Section 4 or 10.6, (hereinafter referred to as "Inexcusable Delay") and such
failure to deliver continues for more than    *    days
after the Scheduled Delivery Date, such
failure will result in delay damages to Buyer, the sum of which Buyer and Seller acknowledge and agree would be impractical or difficult to ascertain.

     10.4.1 As a reasonable estimate of the amount of damages Buyer shall suffer in the event of an Inexcusable Delay, Seller shall pay to Buyer as
liquidated damages an amount
equal to    *    per day for the first    *    days and    *
per day thereafter.  Such
damages shall become payable by Seller commencing upon the
*    day after the
Scheduled Delivery Date (which, for the purposes of this Section 10.4, if the Seller does not notify Buyer pursuant to Section 7.1.2 of a Scheduled Delivery Date, the last day of the month shall be automatically deemed to be the Scheduled Delivery
Date) and continuing for each additional day thereafter through the earliest of (i) the actual Delivery Date with respect to such Aircraft, (ii) the date on which Buyer improperly refuses or delays acceptance of the Aircraft, or
(iii) the date on which
Buyer obtains the right to terminate this Agreement with respect to such Aircraft in accordance with Section 10.4.2 hereof.

     10.4.2    In the event the delivery of an Aircraft is
delayed more than    *    days beyond the
Scheduled Delivery Date as provided for in Section 7.1.2
herein, and such delay is
due to Excusable Delay or an Inexcusable Delay, Buyer shall
have the right to
terminate this Agreement with respect to such Aircraft.  Any termination in
accordance with this Section 10.4.2 shall be by Buyer providing Seller with written
notice of intent to so terminate within    *    days after
the expiration of such    *
day period. In the event of the termination of this Agreement with respect to any
Aircraft, Seller shall return to Buyer all deposits and progress payments theretofore made by Buyer with respect to such Aircraft.

     10.4.3 Buyer acknowledges and agrees that the remedies as provided in this Section 10.4 are its sole and exclusive remedies with respect to Seller's failure to deliver any
Aircraft as scheduled due to an Inexcusable Delay and that
any payments made
pursuant to this Section are in full and final settlement of all claims, liabilities and damages for late delivery of any Aircraft or failure to deliver any Aircraft and that in no event shall Seller be liable to Buyer for damages in respect of delay in delivery or nondelivery with respect to any individual Aircraft in
excess of    *   , except in
cases of gross negligence or willful misconduct.

10.5 Notwithstanding the provisions of Section 10.4 hereof,
if Seller shall delay delivery of   *   or more Aircraft due
solely to reasons of (i) Inexcusable Delay or (ii) excusable
Delay, and such delays continue for more than   *   days
beyond the Scheduled Delivery Date for each Aircraft,   *
provided, however, that if such delay is due to Excusable Delay, if Seller can demonstrate to Buyer's reasonable
satisfaction that subsequent delivery dates can be met,   *

10.6 Buyer shall not be liable to Seller for any necessary delay in carrying out its obligations to accept delivery of an Aircraft under this Agreement on the Scheduled Delivery Date due to causes not within Buyer's reasonable control, provided that such causes significantly impair
Buyer's ability to accept delivery of an Aircraft, including, but not limited to, acts of God or of the public enemy; war; warlike operations, insurrections or riots; fires, floods or explosions; epidemics or quarantine restrictions; strikes or other government recognized labor troubles; or any other similar impairments beyond Buyer's reasonable control. Any delay in delivery of an Aircraft due to causes specified in this Section 10.6 shall be excluded from Excusable Delay or Inexcusable Delay.



SECTION 11 - AIRCRAFT WARRANTY & GUARANTEES

11.1 Seller shall provide Buyer with (i) a warranty for the
Aircraft delivered under this
Agreement in accordance with Exhibit B attached hereto, (ii)
*

11.2 Seller undertakes to obtain vendors' warranties with respect to those parts of the Aircraft excluded from the warranty provided in Exhibit B hereto and, to the extent assignable,
Seller shall assign to Buyer all such vendor warranties with respect to the Aircraft.

11.3 Seller and Buyer hereby agree to certain warranty administration procedures as provided in
Exhibit B-1 and certain dispute resolution measures as provided in Exhibit M attached hereto.

11.4 Seller (or its designee) shall provide ongoing product support services to Buyer with respect to the Aircraft and
with respect to Buyer's other Jetstream 41 aircraft   *
including, but not limited to, responding to Buyer's technical (operational and maintenance) equestions, conducting investigations concerning repetitive technical problems and issuing findings and corrective actions, providing spare parts, ground support and test equipment and otherwise supporting the Buyer's operation and maintenance of Jetstream 41 aircraft on terms and conditions and in a manner consistent with product and customer support generally prevailing at the time and offered to operators by aircraft manufacturers of similar aircraft.

11.5 Seller shall provide Buyer with respect to Aircraft and
Buyer's other Jetstream 41 aircraft the additional product
support services as outlined in Exhibit J attached hereto.
*


SECTION 12 - TRAINING AND TECHNICAL REPRESENTATIVE

12.1 Seller shall cause AIRAMS to provide Buyer ground instruction and flight conversion training for Buyer's Qualified Flight Crews with respect to the Aircraft as follows:

     12.1.1    Seller shall provide    *    ground training
course per Aircraft delivered to Buyer, up
to a maximum total of    *    ground training courses, for
the purpose of familiarizing
with the Aircraft up to    *    Qualified Flight Captains or
*    Qualified First
Officers, or any combination thereof, per Aircraft delivered to Buyer, up to a
combined maximum of    *    Qualified Flight Captains or
First Officers.

     12.1.2    Seller shall provide flight conversion
training not to exceed    *    hours per pilot
plus    *    hours per pilot for check rides for those
pilots who have completed the
training specified in Section 12.1.1. The flight conversion training shall be conducted on the FAA approved Jetstream 41 flight simulator at the Reflectone
Training Center.

     12.1.3    The training specified in Sections 12.1.1 and
12.1.2 shall be carried out at such
times as may be mutually agreed between the parties but timed so as to facilitate the delivery schedule of the Aircraft and the entry into commercial service of the
Aircraft.

     12.1.4    All ground instruction courses shall be
provided at Reflectone's training facility located at Sterling, Virginia near Dulles International
Airport.

     12.1.5 The training specified above, including the cost of any course materials, shall be free-of-charge to Buyer; provided however, all cost of travel, subsistence, lodging and other expenses associated with attendance of Buyer's personnel at such training courses and the expenses of operating any Aircraft for training, including the cost of fuel, fluids, repairs, maintenance and parts, shall be for Buyer's account. Such training is for Buyer's personnel and does not include any training for pilots which pay for their own training and are hired subsequent to completing the training.

     12.1.6 Seller shall provide Buyer with aircraft specific manuals for each Aircraft upon delivery of such Aircraft to Buyer.  Seller shall also
provide to Buyer at no
additional charge revision service for (i) a mutually agreed list of Buyer's Jetstream
41 manuals and a mutually agreed list of Buyer's Jetstream
32 manuals, both
through the period ending    *    years from the date of
delivery of the first Aircraft
hereunder.

12.2 Seller shall cause AIRAMS to make available to Buyer the services of a technical representative, based at AIRAMS' facility in Herndon, Virginia for a period of one (1) year from the delivery of the first Aircraft delivered under this Agreement, provided, however, that such representative may also be available to assist any other J41 operator in the Eastern United States.




SECTION 13

[RESERVED]


SECTION 14 - QUALIFIED ROTABLE SPARES FINANCING

14.1 Seller shall provide or arrange lease or debt financing on behalf of Buyer for initial provisioning Qualified Rotable Spares purchased by Buyer from Seller for the Aircraft.
The maximum aggregate amount of financing available shall be
in the amount of    *
with the actual amount of financing, subject to the maximum amount, to be based upon the value of initial provisioning, Qualified Rotable Spares purchased by Buyer.

14.2 The terms and conditions of the Qualified Rotable Spares financing shall be generally consistent with the Lease Agreement Covering Aircraft Spare Parts for Tranche six (6) to
be entered into between Seller's Affiliated Company and Buyer. The rate of interest applicable to the financing provided hereunder shall be based upon the U.S. Prime Rate published in the Wall Street Journal as of the date of delivery of the spare parts, plus a
spread of    *   , provided, however, that if the prime rate
on such date is equal to or
greater than    *   , the spread added to the Prime Rate
shall be reduced to    *   .

14.3 Funding of the Qualified Rotable Spares shall take place in no more than three (3) tranches, with the first financing tranche being available to Buyer no earlier than the Delivery Date of the first Aircraft and the final financing tranche occurring no later than the Delivery Date of the last Aircraft and the second financing tranche to be available on a date to be mutually agreed.

14.4 Any obligation of Seller to provide Buyer with financing for Qualified Rotable Spares is conditional upon and subject to satisfaction of all of the conditions precedent specified in
Section 17 of this Agreement.



SECTION 15 - TAXES AND LICENSES

15.1 The Seller shall pay all taxes, duties, imposts, or similar charges imposed on the Seller, Manufacturer, Buyer, or any of their respective Affiliated
Companies which may be
levied by the Government of the United Kingdom or any political subdivision thereof in connection with the manufacture, sale, export, delivery, assembly, purchase, and storage of the Aircraft or of any component or part, or services furnished exclusively under this
Agreement which accrue prior to or on the passing of title of or execution of a Lease
Agreement on the Delivery Date for each Aircraft (as the case may be) or of the delivery date of such service, component or part, provided, however, that the parties hereby agree that, as between the parties, nothing in this Agreement, or in any other agreement between the parties, shall be taken to impose any duty, liability or obligation on the Seller or Buyer to pay any documentary or stamp duty or tax assessed, payable or levied by the Government of the United Kingdom on or in connection with any transfer document, including a bill of sale for any Aircraft.

15.2 Subject to Clause15.4 hereof, all taxes, duties, imposts, or similar charges imposed by the U.S. or any political subdivision thereof, (other than the amount of those taxes, duties, imposts, or similar charges based on or measured by the Seller's, Manufacturer's, or any of their Affiliated Companies' gross or net income, except taxes in the nature of sales, use or transfer taxes) which are imposed on the Seller, Manufacturer, Buyer or any of their respective Affiliated Companies in connection with this Contract shall be the responsibility of the Buyer. Seller agrees to use commercially reasonable best efforts to take such actions as Buyer may reasonably request to minimize any such taxes, duties, imposts, or similar charges.

15.3 All other taxes, duties, imposts, or similar charges which are levied in connection with this Agreement shall be the responsibility of the person upon whom the tax is imposed.

15.4 Nothing contained herein shall be construed to override or supersede any specific provision providing for indemnification or payment of taxes contained in any other document entered into in connection with this Agreement.

15.5 If a claim is made against either party to the Agreement for any taxes, duties, imposts or similar charges, which is to be borne by the other party to this Agreement, the first party shall promptly notify the second party. If reasonably requested by the second party, the first party shall, at the second party's expense, take such action as the second party may reasonably direct to contest such claim, including payment under protest, if such is necessary or appropriate. If payment is made, the first party shall, at the second party's expense, seek to recover such payment and if permitted by law, permit the second party in the first party's name to file a claim, or prosecute an action to recover such payment.

15.6 The obtaining of any import licenses or authorizations
required to import the Aircraft into
the United States, and any associated costs, shall be the
responsibility of Buyer.   Seller
shall assist Buyer to obtain necessary import licenses and authorizations to import the
Aircraft into the United States. The Buyer shall not be responsible for any costs associated with obtaining the CAA C of A.

15.7 The Seller shall, at its sole cost and expense, apply in the name of the Seller or Buyer as Consignor, whichever is appropriate, for a United Kingdom export license where such an export license is required by the United Kingdom Customs
Authorities and be responsible
for the customs documentation and clearance of the Aircraft on departure from the United
Kingdom. Buyer shall cooperate as reasonably requested by Seller to provide any assistance required to permit Seller to comply with this Section.


SECTION 16 - REPRESENTATIONS AND WARRANTIES

16.1 Buyer represents and warrants to Seller that as of the date of this Agreement and as of the Delivery Date of each Aircraft:

     16.1.1 Buyer is a corporation organized and existing in good standing under the laws of California and has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary except to the extent that the failure to be so qualified would not have a material adverse effect on Buyer's abilities to comply with its obligations under this
Agreement, taken as a whole.

     16.1.2 Buyer has full power and authority to enter into this Agreement and to incur the obligations provided for herein which have been duly authorized by all proper and necessary corporate action and no consent or approval of stockholders, lenders or any other person or consent or approval of, notice to or filing with, any public authorities is required as a condition to the execution, delivery or validity of this
Agreement.

     16.1.3 Each person executing this Agreement or any document delivered in connection with this Agreement is authorized to do so.

     16.1.4    This Agreement constitutes a valid and
legally binding obligation of Buyer
enforceable in accordance with its terms.

     16.1.5    There are no proceedings pending or
threatened against Buyer or any affiliate of Buyer before any court or administrative agency that, in the opinion of the executive officers of Buyer, will materially adversely affect the financial condition or operations of Buyer.

     16.1.6 There is no charter, bylaw or preference stock provision of Buyer and no provision of any existing mortgage debenture, contract or agreement binding on Buyer or effecting its properties that would conflict with or in any way prevent the execution, delivery or carrying out the terms of this Agreement by Buyer.

     16.1.7 There is no material adverse change from the date hereof or as otherwise represented to Seller by Buyer or on behalf of Buyer in the financial condition of
Buyer as evidenced in Buyer's financial statements which would prevent Buyer from performing its duties and obligations under this Agreement or under a Lease
Agreement.

     16.1.8 Buyer is in compliance with all the terms and conditions of this Agreement and there exists no material, continuing default or Event of Termination under this
Agreement and no default under any other agreement between Seller or its
Affiliated Companies, or a Trident company, and Buyer or its Affiliated Companies, notice of which has been provided to Buyer.

16.1.9 There is no law or governmental regulation or order that would be contravened by the execution, delivery and performance of this Agreement by Buyer.

16.2 Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Delivery Date of each Aircraft:

     16.2.1 Seller is a Societe par Actions Simplifiee duly organized and validly existing pursuant to the laws of France, has the corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations under the Agreement and is duly qualified to transact business in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on
Seller's and its Affiliated Companies' abilities to comply with their obligations under this Agreement, taken as a whole.

     16.2.2 Seller has full power and authority to enter into this Agreement and the authority to bind the Manufacturer, and with respect to each, to incur the obligations provided for herein which have been duly authorized by all proper and necessary corporate action and no consent or approval of stockholders, lenders or any other person or consent or approval of, notice to or filing with, any public authorities is required as a condition to the execution, delivery or validity of this Agreement.

     16.2.3 Each person executing this Agreement or any document delivered in connection with this Agreement is authorized to do so.

     16.2.4    This Agreement constitutes a valid and
legally binding obligation of Seller
enforceable in accordance with its terms.

     16.2.5    There are no proceedings pending or
threatened against Seller, or any Affiliated
Company, before any court or administrative agency that, in the opinion of the executive officers of Seller, will materially adversely affect the power or ability of Seller, or such Affiliated Company, to perform its obligations under this Agreement.

     16.2.6 There is no charter, bylaw or preference stock provision of Seller and no provision of any existing mortgage debenture, contract or agreement binding on Seller or effecting its properties that would conflict with or in any way prevent the execution, delivery or carrying out the terms of this Agreement by Seller.

     16.2.7 There is no law or governmental regulation or order that would be contravened by the execution, delivery and performance of this Agreement by Seller.



SECTION 17 - CONDITIONS PRECEDENT

17.1 As conditions precedent to Seller's obligations under this Agreement and to the delivery of each Aircraft:

     17.1.1 All representations and warranties of Buyer contained in this Agreement shall be true and correct.

     17.1.2 All legal matters and documents incident to this Agreement and to the transactions contemplated hereby shall be completed and in form and substance reasonably satisfactory to Seller.

17.2 As conditions precedent to Buyer's obligations under this Agreement to accept delivery of each Aircraft and pay the Purchase Price for each such
Aircraft:

     17.2.1 All representations and warranties of Seller contained in this Agreement shall be true and correct.

     17.2.2    With respect to the Backstop Financing,
Seller has, or has caused its designee, to provide the financing and enter into the related agreements as provided for and subject to the limitations in this Agreement.

17.2.3       *


SECTION 18 - FURTHER ASSURANCES

18.1 Each party shall execute and deliver to the other party promptly such other documents and assurances and take such further action as either party may reasonably request from time to time in order to effectively carry out the intent and purposes of this Agreement, including, but not limited to, (i) Seller's cooperation with Buyer and Buyer's financial advisor to assist in the arrangement of Buyer's financing for the Aircraft and
(ii) Buyer providing Seller
copies of such financial information representing the financial condition and operations of
Buyer as requested by Seller including, but not limited to, all quarterly financial statements and audited annual financial statements, and permitting Seller access to Buyer's principal financial officers to discuss the affairs, finances and accounts of Buyer.

18.2 Buyer shall furnish Seller information concerning the use, operation and maintenance of the Aircraft as Seller may from time to time reasonably request, and Buyer shall permit Seller to inspect the records maintained for the Aircraft, provided such visits do not interfere unreasonably with the operations of Buyer.

18.3 Seller agrees to hold in confidence any information obtained pursuant to this provision unless such information has been otherwise disseminated to the public or in the event Seller is required or compelled by law or by regulatory authorities to disclose the same.



SECTION 19 - EVENT OF TERMINATION

19.1 Each of the following shall constitute an Event of Termination and upon the occurrence thereof Seller may at its option terminate this Agreement:

     19.1.1 If Buyer is in default with respect to any of its obligations under this Agreement, provided that Seller shall have provided Buyer with written notice of such default and provided an opportunity to cure such default (within five (5) days of receipt of notice for payment default and within thirty (30) days of such notice for all other defaults), or if Buyer is in default under any other agreements contemplated under this Agreement, or if Buyer or its Affiliated Companies is in default under any other lease or sublease agreement or any other agreement between Seller, Manufacturer, or their Affiliated Companies or any Trident company and Buyer or its Affiliated
Companies, provided that Buyer shall have been notified of such default and given time to cure such default in accordance with the relevant provisions of the applicable agreement.

     19.1.2 If Buyer admits in writing its inability to pay its debts as they become due or makes a general assignment for the benefit of creditors;

     19.1.3 If Buyer files a voluntary petition under any state or federal court in bankruptcy or insolvency laws or if such a petition is filed against Buyer and such petition is not dismissed within sixty (60) days;

     19.1.4 If Buyer petitions for, or acquiesces in, the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

     19.1.5 If Buyer ceases doing business as a going concern;

     19.1.6 If Buyer commences under the laws of any competent jurisdiction any proceeding involving its insolvency, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors;



     19.1.7 If Buyer becomes the object of any proceeding or action of the type described in Subsections 19.1.3, 19.1.4 or 19.1.6 above relating to a substantial part of its assets and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days; or

     19.1.8 If Buyer sells all or a substantial part of its assets; or

     19.1.9 If any material warranty or representation made or furnished to Seller by or on behalf of Buyer is false when made or furnished.

19.2 In addition to the foregoing rights of termination, Seller reserves the right, at its sole option, to delay or cancel the delivery of any Aircraft, or to terminate its obligation to provide
Backstop Financing, in the event of any material adverse change in the financial condition of Buyer which in the reasonable opinion of Seller would materially prevent Buyer from obtaining financing or from meeting its obligations under a Lease Agreement with respect to any of the Aircraft in accordance with the terms of this Agreement. Seller shall notify
Buyer of its intention to delay or cancel the delivery of any Aircraft pursuant to this Section at least fifteen (15) days prior to such cancellation. In the event of a cancellation of delivery of an Aircraft pursuant to this Section 19.2, no party will have any liability or be subject to any additional penalty to the other as a result of such cancellation.

19.3 If Seller shall terminate this Agreement following the occurrence of an Event of
Termination, Seller shall not be obligated to reimburse
Buyer for any deposit or other
amounts paid with respect hereto or with respect to any Aircraft.

19.4 If Buyer is in default under any other agreements between Seller, Manufacturer, or any of their Affiliated Companies, and Buyer, which default has been declared in writing by the party in interest and is continuing, and which default shall permit the party in interest to terminate said other agreement, it shall be deemed a default under any of such agreements executed by the parties and shall be deemed a default under this Agreement; in which event
Buyer will be liable to Seller for repayment of all damages incurred by Seller in respect of this Agreement and Seller will have all rights permitted by law to recover from Buyer such damages.

19.5 Notwithstanding any termination of this Agreement by Seller following the occurrence of an Event of Termination, in no event shall Seller's obligations under (i) Aircraft warranties and guarantees referenced in Section 11, Exhibits
B, G, J, and M, and (ii)   *   pursuant to Section 3.5 and
Exhibit N, be terminated with respect to Aircraft which have already been delivered.


SECTION 20 - MISCELLANEOUS

20.1 EXCEPT AS PROVIDED FOR IN THIS AGREEMENT INCLUDING THE
EXHIBITS
HERETO, SELLER AND MANUFACTURER MAKE NO WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, WITH
RESPECT TO
THE AIRCRAFT, OR ANY PART THEREOF, INCLUDING WITHOUT
LIMITATION
ANY WARRANTY OF MERCHANTABILITY OF THE AIRCRAFT OR THE
FITNESS
OF THE AIRCRAFT FOR ANY PARTICULAR PURPOSE AND BUYER ACKNOWLEDGES AND AGREES THAT THE WARRANTY OBLIGATIONS AND LIABILITIES OF SELLER AND MANUFACTURER HEREUNDER AND THE RIGHTS AND REMEDIES OF BUYER HEREUNDER ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS RIGHTS AND REMEDIES IN TORT, (EXCEPT WITH RESPECT TO SELLER'S OR MANUFACTURER'S WILFUL
MISCONDUCT OR GROSS NEGLIGENCE), CONTRACT OR OTHERWISE, EXPRESS OR IMPLIED (EXCEPT AS OTHERWISE SPECIFICALLY STATED IN
THIS AGREEMENT) ARISING BY LAW OR OTHERWISE, INCLUDING, BUT
NOT
LIMITED TO, STRICT LIABILITY IN TORT, NEGLIGENCE, ANY
IMPLIED
WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING, OR USAGE OF TRADE, AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED FOR HEREIN, NEITHER SELLER, MANUFACTURER, THEIR PARENTS, NOR THEIR
AFFILIATED COMPANIES OR THEIR RESPECTIVE DIRECTORS, OFFICERS
OR
EMPLOYEES SHALL IN ANY EVENT BE LIABLE PURSUANT TO THIS AGREEMENT WITH RESPECT TO THE AIRCRAFT FOR SPECIAL, INCIDENTAL
OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION,
LOSS
OF USE OF THE AIRCRAFT, LOSS OF REVENUES OR PROFITS.

20.2 The acceptance of any payment by Seller after it is due shall not be deemed to be a waiver of any breach by Buyer of its obligations under this Agreement.

20.3 If either party fails to make payments when due, a
service charge on such overdue amount
shall then begin to accrue and be due and payable by the
nonpaying party at a rate equal to
the lesser of    *    per month or the lawful maximum rate.

20.4 This Agreement may not be amended or modified except in writing signed by the parties, except as otherwise provided by this Agreement.

20.5 This Agreement cannot be assigned, in whole or in part, by any party without the prior written consent of the other parties, provided, however, the Buyer (i) may assign the
Aircraft warranty and related product support services and guarantees without such consent in connection with the financing of any Aircraft, and (ii) may assign its rights to purchase any Aircraft to an entity or trustee on behalf of an entity which is financing the acquisition of an Aircraft, provided that Buyer's rights to Backstop Financing shall not be assignable and Seller shall be under no greater obligations than those specified herein; and provided further that Seller may assign this Agreement to Manufacturer, or any of their respective
Affiliated Companies. Notwithstanding any assignment of this Agreement, the assigning party shall remain fully liable to the other party to perform all the obligations and duties of the assigning party hereunder and the exercise by any assignee of any of the rights assigned shall not release the assigning party from any of its duties or obligations to the other party under this Agreement, save to the extent that such exercise by the assignee shall constitute performance of such duties and obligations.

20.6 This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia of the United States of America.

20.7 Any judicial proceeding brought against the Buyer or Seller involving any matter in any way arising out of, related to or connected with this Agreement or the Aircraft may be brought in the U.S. District Court for the Eastern District of the Commonwealth of Virginia or in a state court in the Commonwealth of Virginia in the Eastern District and, by execution and delivery of this Agreement, Buyer and Seller each (a) accept, generally and unconditionally and irrevocably submit to the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agree to be bound by any final, nonappealable judgment rendered thereby in any action or proceeding in connection with this Agreement and (b) irrevocably waive any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum or that the party is immune from suit.

20.8 Nothing in this Agreement:

     20.8.1 Will convey to Buyer the right to, and Buyer will not, reproduce or cause or assist in the reproduction of an aircraft, or material part thereof, of design identical with or similar to that of the Aircraft or parts thereof; or

     20.8.2    Will give to Buyer a license under any
patents or other rights owned or controlled by the Manufacturer or Seller.

20.9 Section headings used herein are for convenience of reference only and will not affect or limit the interpretation of this Agreement.

20.10 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts all of which once executed and delivered shall be deemed to be an original and all of which taken together shall constitute one in the same document.

20.11 The Seller indemnifies and saves harmless the Buyer against any claims, (excluding, however, any losses relating to loss of profits or loss of use) resulting from infringement by
the Aircraft of any United Kingdom or United States patent provided:

20.11.1 either (a) from the date of design of the Aircraft, or its relevant component or part, until the date that the infringement claim is determined, the United States shall have been a party to the Chicago Convention on International Civil Aviation of 7th
December 1944 and are fully entitled to the benefits of
Article 27 thereof or, (b)
from the date of design until the date such infringement claim is determined the
United States shall have been a party to the International Convention for the protection of Industrial Property 20th March 1883 (the Paris Convention); and

20.11.2 that all claims shall be forthwith reported in writing to the Seller who shall have the absolute conduct and control at its expense of all negotiations and proceedings in the name of the Buyer; and

20.11.3 that the Buyer shall take all reasonable steps in cooperation with the Seller to reduce any royalties, damages and costs arising out of such claims and shall furnish to the Seller all data, papers, records and other assistance within the
Buyer's knowledge, possession or power relevant to resisting such claims, actions or proceedings; and

20.11.4 that no condition, warranty, or indemnity, either express or implied, is given in respect of patents or registered designs except as stated herein.

20.12     The patent indemnity provided in Section 20.12
shall not extend to parts or spares not
manufactured by the Manufacturer or pursuant to
Manufacturer's detailed design.   The
Seller shall, however, so far as possible and necessary, use reasonable efforts to obtain, and to the extent obtained, to assign to the Buyer any rights the Seller may have against the manufacturers of such other parts or spares.

20.13 All indemnity obligations of Buyer and Seller under this Agreement shall survive and continue in full force and effect notwithstanding delivery of the Aircraft or expiration or termination of this Agreement.

20.14 If any provisions of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability and the remaining provisions hereof shall not be affected or impaired in any way.

20.15 All notices and requests in connection with this Agreement will be given in writing and may be given by registered letter, by express delivery or facsimile, addressed as follows:

     Buyer:         Atlantic Coast Airlines
               515A Shaw Road
               Sterling, Virginia 20166
     Attention:     President
     Fax Number:    (703) 925-6294
     Seller:        Aero International (Regional)
1 All,e Pierre Nadot
31712 Blagnac Cedex
France
     Attention:     SVP Commercial
     Fax Number:    33 562 21 6361

     or to such other address as the party to receive the notice or request will designate by notice to the other. Notices sent by registered letter shall be deemed to have been received in the ordinary course of post; notices sent by express delivery shall be deemed to have been received on the second Business Day after it was dispatched; and notices sent by facsimile shall be deemed to have been received (where receipt is confirmed by any addressee by telephone) on the date of transmission.

20.16 This Agreement together with the exhibits, schedules and appendices referenced herein
(including all Exhibits listed in the Table of Contents and hereby incorporated by such reference), constitute the entire agreement of the parties and supersede all proposals, oral or written, all prior negotiations and all other communications between Buyer and Seller with respect to the subject matters contained herein.

20.17     Seller and Buyer each bear and shall be
responsible for their own costs and expenses associated with the negotiation, preparation and the execution of this Agreement together with any other agreements or documents relating to the subject matter of this Agreement.

20.18     BUYER HEREBY ACKNOWLEDGES AND AGREES THAT ALL
INFORMATION
REGARDING JETSTREAM AIRCRAFT PRODUCTS, INCLUDING THE
AIRCRAFT
AND SPARES, PRICING, GUARANTEES AND THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT ARE FURNISHED BY SELLER TO BUYER AND IS BEING SUBMITTED TO BUYER UNDER AN EXPRESS CLAIM OF CONFIDENTIALITY FOR THE SOLE AND ABSOLUTE PURPOSE OF PROVIDING
BUYER WITH JETSTREAM AIRCRAFT, THAT DISCLOSURE OF SUCH INFORMATION WOULD LIKELY HAVE AN ADVERSE IMPACT ON THE COMPETITIVE POSITION OF THE MANUFACTURER, SELLER, ITS PARENT OR
ITS AFFILIATED COMPANIES IN THE AIRCRAFT MANUFACTURING OR AIRLINE INDUSTRY AND THAT SUCH INFORMATION SHALL BE HELD IN STRICT CONFIDENCE BY BUYER AND SHALL NOT BE DISCLOSED BY BUYER
OTHER THAN TO BUYER'S OFFICERS AND EMPLOYEES, BUYER'S
COUNSEL,
FINANCIAL ADVISOR AND OTHER REPRESENTATIVES STRICTLY ON A NEED-TO-KNOW BASIS OR AS OTHERWISE REQUIRED BY LAW OR REGULATION. IF BUYER FILES THIS AGREEMENT WITH ANY GOVERNMENTAL AUTHORITY, BUYER AGREES TO SEEK CONFIDENTIAL TREATMENT FOR SUCH PORTIONS OF THIS AGREEMENT AS SELLER MAY REASONABLY REQUEST AND SHALL USE COMMERCIALLY REASONABLE EFFORTS TO LIMIT DISCLOSURE HEREOF AND THE FILING OF THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED BY LAW OR REGULATION.

20.19 SELLER HEREBY ACKNOWLEDGES AND AGREES THAT ALL NONDISCLOSABLE INFORMATION REGARDING BUYER'S BUSINESS, FINANCES AND OPERATIONS SUBMITTED TO SELLER ARE FURNISHED TO SELLER UNDER AN EXPRESS CLAIM OF CONFIDENTIALITY, THAT DISCLOSURE OF SUCH INFORMATION WOULD LIKELY HAVE AN ADVERSE IMPACT ON THE COMPETITIVE POSITION OF BUYER AND THAT SUCH INFORMATION SHALL BE HELD IN STRICT CONFIDENCE BY SELLER AND SHALL NOT BE DISCLOSED OTHER THAN TO SELLER'S OFFICERS, EMPLOYEES AND AFFILIATED COMPANIES STRICTLY ON A NEED-TO-KNOW
BASIS OR AS OTHERWISE REQUIRED BY LAW OR REGULATION.

20.20 Neither of the parties may announce the signing of this Agreement without the prior approval of the other and further provided that the content of any notice has been agreed to in advance by the other party.

20.21 The effective date of this Agreement shall be that date first set forth in the preamble.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.


ATLANTIC COAST AIRLINES       AERO INTERNATIONAL (REGIONAL)
SAS
as agent for and on behalf of
British Aerospace (Operations), Limited


By:
By:

Its:
Its:

Date:
Date:



                                             EXHIBIT A


JETSTREAM 41 AIRCRAFT DELIVERY SCHEDULE



  Aircraft       Delivery
                   Month
      1        March 1997
      2        March 1997
      3        April 1997
      4        May 1997
      5        June 1997

      6        February 1998
      7        March 1998
      8        April 1998
      9        May 1998

     10        March 1999
     11        April 1999
     12        May 1999



EXHIBIT B

PART A - AIRCRAFT WARRANTY

Section 1. The Seller warrants that subject to all the conditions of this Warranty, the Aircraft, including, but not limited to parts, components and assemblies thereof manufactured or assembled by the Manufacturer, together with all applicable documentation and
Manuals therefor in hard copy or otherwise (below in this Warranty collectively referred to as "Manuals"), shall on the Delivery Date conform to the Customer
Specification referred to in this Purchase Agreement and shall be free from defect due to:

          1.1  defective material or
          1.2 defective workmanship including process of manufacture or
          1.3 defective design on the part of Manufacturer including (i) selection of materials and (ii) process of manufacture having regard to the state of the art at the date of such design.
          1.4  in the case of Manuals manifest error.

Section 2.     The Buyer's remedy and The Seller's
obligations under this Warranty shall be limited to defects which:

          2.1 occur and are discovered by the Buyer within thirty six (36) months of the date of the Certificate of Acceptance of the Aircraft in which the defect occurs, and

          2.2 are notified by the Buyer to the Seller on a Warranty Report Form within
   *    of each discovery.

Section 3.     This Warranty shall not extend to:

          3.1  normal wear and tear.

          3.2  any parts not manufactured by the
Manufacturer or to its detailed design, but it shall extend to any workmanship on the part of the Manufacturer or Seller in installing any such part in the Aircraft.

          3.3 a part regarded as defective for the sole reason only that some modification, alteration or replacement thereof is required by a change in regulation on the part of an airworthiness authority after acceptance of the Aircraft.

          3.4  any part of the Aircraft which after
acceptance has been altered otherwise
than by the Seller or with the Seller's written approval unless it is proved that such alteration has not been a contributory cause of the fault.

          3.5  any part of the Aircraft from which the
Manufacturer's identification mark,
name or serial number has been removed, unless Buyer can otherwise verify such removed information..

          3.6 any part of the Aircraft if the Aircraft or any part thereof has been subjected to any experimental operation by the Buyer or any type of operation or use in contravention of the airworthiness regulations or the Manufacturer's design or operational limitations then in force applicable to the Aircraft or outside the type of operation or use for which the Aircraft or the part was intended, unless it is proved that any such use was not a contributory cause of the fault.

          3.7  any Manual or part thereof of which the
Seller or Manufacturer is not the
author nor embodiments incorporated in Manuals at the direction or request of the Buyer.

          3.8 a Manual or part thereof regarded as faulty for the sole reason only that the Buyer has not incorporated amendments offered to it by the Seller or
Manufacturer.

Section 4.     If any part of an Aircraft or Manual is
proved to be defective and within the terms of this Warranty the Seller at its option shall:

          4.1  repair the part or rectify without charge, or

          4.2 replace such part with a similar part free from defect, and any part so replaced shall become the property of the Seller, or

          4.3 reimburse the Buyer's costs in rectifying the defect in accordance with paragraph 6 below, or

          4.4 in respect of defects in design replace such part without charge with a modified part or parts and, similarly, supply such modified part or parts in respect of all the Aircraft purchased by the Buyer which are within Warranty and subject to the same fault.

Section 5.     If any part of an Aircraft or Manual is
proved to be defective and within the terms of this Warranty the Seller shall bear all reasonable costs of packing, insurance and transport which may be incurred in sending the said part to the Seller or
Manufacturer and in returning the repaired or rectified, replacement or modified part or parts to the Buyer, provided that the Buyer will make no charge for such transport on its own services and the Buyer will bear the labor cost of component removal and replacement.

Section 6. Subject to the Seller's agreement which shall not be unreasonably witheld the Buyer may carry out rectification by repair of any defect within the terms of this Warranty.
 In that event:

          6.1 The Seller shall reimburse to the Buyer the costs of such rectification which shall not exceed the product of the Seller's normal direct manhours for such rectification and the Seller's then current direct labor rate, and

          6.2 Neither the Seller nor Manufacturer shall be under any liability whatsoever in respect of workmanship or material in such rectification.

Section 7. The Seller shall diligently remedy a defect within the terms of this Warranty and the provisions of this Warranty shall apply to any repair, rectification, replacement or modification pursuant to Section 4, provided however that in their application to such replacement, rectification or repair, references to the date of the Certificate of
Acceptance for an Aircraft shall be construed as referring either to the date of the handing back of an Aircraft or part to the Buyer with the replacement, rectification or repair incorporated therein, or to the date of the Seller's election in the case of local repair, or to the date of delivery of the replacement to the Buyer, whichever shall be the earliest date (as the case may require). Notwithstanding the foregoing provisions of this Clause, Neither the Seller nor Manufacturer shall in any circumstances be under any liability in respect of any such replacement, rectification or repair, for defects not discovered within forty-eight
(48) months after the date of
the Certificate of Acceptance for the Aircraft.



PART B - SUPPLIER WARRANTIES

Section 1. The Seller shall require Vendors or Suppliers of equipment installed in the Aircraft to offer Warranty protection in respect of such equipment and the Seller undertakes to assign to the Buyer the benefits of such Warranties and to furnish a Vendor
Warranty Manual incorporating all such Warranties. The Buyer's sole rights and remedies in respect of the failure of any such equipment shall be as stated in such Warranties, and any other warranties conditions or representations rights or remedies expressed or implied by stature or common law regarding such equipment are to the extent permitted by applicable law hereby excluded. Unless otherwise stated therein such warranties shall be governed and constructed under the laws of
England.

Section 2. Notwithstanding the provision of paragraph 1. above the Seller undertakes to take prompt and diligent action to mediate between the Buyer and
the appropriate
Supplier in the event that the Buyer notifies the Seller that its claim under the terms of the said Supplier's Warranty has been unfairly rejected
by, or has received an
inadequate or dilatory response from, the said Supplier
 .
Section 3. Notwithstanding the provision of paragraph 1. above, the Seller undertakes to offer warranty protection in respect of Vendor or Supplier equipment installed in the
Aircraft in the event such Vendor or Supplier ceases doing business as a going concern. Such warranty protection shall be in accordance with the terms and conditions of the applicable Vendor or Supplier warranty.


                                                  EXHIBIT B-
1

Addendum to Exhibit B, Part A - Aircraft Warranty

In addition to the provisions of Part A - Aircraft Warranty, the following claim and other procedures shall apply:

1. In the event Buyer believes any Part of an Aircraft is defective and within the terms of this warranty, the Buyer shall return the Part to Seller's designee AIRAMS for a warranty adjudication.

2. The AIRAMS adjudication shall state the reason for the adjudication and shall include a copy of the repairer's investigation report (if applicable).

3.   All adjudications will be provided to Buyer in writing
within   *   days from the
date of receipt by AIRAMS of the Part (unless otherwise required by AIRAMS) and
Warranty Claim Form, which ever is later.

4. Failure to supply Buyer with a written adjudication as provided for and within the time frame stated in Section 3 above shall result in the claim being deemed automatically accepted by AIRAMS and the transaction including, but not limited to the cost of repairs and freight charges, as applicable, will be processed free of charge.

5. In the event Buyer requests a unit exchange transaction, such transaction shall be processed in accordance with the terms detailed in the then current AI(R) Spares Price
Book. Buyer shall return the unserviceable part within thirty (30) days from the date of Buyer's receipt of an exchanged unit. In the event Buyer fails to return the unserviceable part within thirty (30) days from the date of Buyer's receipt of an exchange unit (unless prevented by Force Majeure at that term is defined in the Jetstream 41 Free of Charge
Exchange Program Agreement between the parties dated
February 23, 1997), AIRAMS
will invoice Buyer for the price of a new unit as listed in the then current AI(R) Spares
Price Book (less any discounts as applicable). In the event
Buyer believes it had
previously returned the unserviceable part to AIRAMS, provided Buyer notified
AIRAMS within thirty (30) days of Buyer's receipt of the corresponding exchanged unit that it had returned the unserviceable part to AIRAMS or that the unserviceable part had been separated from the aircraft during operations, AIRAMS will not invoice Buyer for such corresponding exchanged unit.

Addendum to Exhibit B, Part B - Supplier Warranties


In addition to the provisions of  Part B - Supplier
Warranties, the following claim and other procedures shall apply:

1. In the event Buyer believes any vendor or supplier part of an Aircraft is defective and within the terms of the applicable vendor or supplier warranty, the Buyer may return the Part to its designee AIRAMS pursuant to the Customer
Property Warranty Repair
provisions of the then current AI(R) Spares Price Book for process and adjudication.

2. The AIRAMS adjudication shall state the reason for the adjudication and shall include a copy of the repairer's investigation report (if applicable).

3.   All adjudications will be provided to Buyer in writing
within    *    days from the date of
receipt by AIRAMS of the part and Warranty Claim Form, which ever is later.

4. Failure to supply Buyer with a written adjudication as provided for and within the time frame stated in Section 3 above shall result in the claim being deemed automatically accepted by AIRAMS and the transaction including, but not limited to the cost of repairs and freight charges, as applicable, will be processed free of charge.

5. In the event Buyer requests a unit exchange transaction, such transaction shall be processed in accordance with the terms detailed in the then current AI(R) Spares Price
Book. Buyer shall return the unserviceable part within thirty (30) days from the date of Buyer's receipt of an exchanged unit. In the event Buyer fails to return the unserviceable part within thirty (30) days from the date of Buyer's receipt of an exchange unit(unless prevented by Force Majeure at that term is defined in the Jetstream 41 Free of Charge
Exchange Program Agreement between the parties dated February 23, 1997), AIRAMS will invoice Buyer for the price of a new unit as listed in the then current AI(R) Spares
Price Book. In the event Buyer believes it had previously returned the unserviceable part to AIRAMS, provided Buyer notified AIRAMS within thirty (30) days of Buyer's receipt of the corresponding exchanged unit that it had returned the unserviceable part to
AIRAMS or that the unserviceable part had been separated from the aircraft during operations, AIRAMS will not invoice Buyer for such corresponding exchanged unit.





                                                  EXHIBIT C
CHANGE ORDERS

[OMITTED]


EXHIBIT D


FORM OF OPERATING LEASE AGREEMENT









LEASE AGREEMENT


dated as of          , 199



between



FIRST SECURITY BANK ,
NATIONAL ASSOCIATION
Not in its individual capacity but
solely as owner trustee


Lessor,


and


ATLANTIC COAST AIRLINES


Lessee,



Covering One British Aerospace (Operations) Limited
Jetstream Series 4100 Model         Turboprop Aircraft

Serial Number                           U.S. Registration
Number


     TABLE OF CONTENTS


Heading   Page

SECTION 1.     DEFINITIONS.     1

SECTION 2.     ACCEPTANCE UNDER LEASE AND CONDITIONS
PRECEDENT   7

SECTION 3.     TERM AND RENT    9

SECTION 4.     NET LEASE, ETC.       9

SECTION 5.     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
AND
QUIET ENJOYMENT      10

SECTION 6.     POSSESSION, OPERATION AND USE, MAINTENANCE,
INSIGNIA
     AND RESERVES    12

SECTION 7.     CERTAIN NOTICES      17

SECTION 8.     REPLACEMENT AND POOLING OF PARTS;
ALTERATIONS,
MODIFICATIONS AND ADDITIONS    17

SECTION 9.     RISK, LOSS, DESTRUCTION OR REQUISITION   19

SECTION 10.    INSURANCE.      22

SECTION 11.    LIENS      25

SECTION 12.    TITLE, RECORDATION, FURTHER ASSURANCE, AND
COOPERATION WITH FINANCIERS.   26

SECTION 13.    RETURN OF AIRCRAFT AND RECORDS      29

SECTION 14.    TAX INDEMNITY, GENERAL INDEMNITY.   34

SECTION 15.    EVENTS OF DEFAULT.   40

SECTION 16.    REMEDIES   42

SECTION 17.    LESSOR'S RIGHT TO PERFORM FOR LESSEE.    43

SECTION 18.    COUNTERPARTS    44

SECTION 19.    ASSIGNMENT      44

SECTION 20.    MISCELLANEOUS   44

SECTION 21.    REPRESENTATIONS, WARRANTIES
     AND ASSURANCES OF LESSEE  47

SECTION 22.    GENERAL UNDERTAKINGS OF LESSEE      49



Exhibit A - Lease Acceptance Supplement

     Schedule 1 to Exhibit A - Description of Aircraft
     Schedule 2 to Exhibit A - Schedule of Rental Payments
     Schedule 3 to Exhibit A - Schedule of Stipulated Loss
Values

Exhibit B - Schedule of Life-Limited Components

Exhibit C - Schedule of Present Insured Parties

Exhibit D -Voluntary Termination Option

Exhibit E - Side Letter Re: Termination / Event of Loss
Payments






     Lease Agreement, dated as of ______, 19__, between FIRST SECURITY BANK,
NATIONAL ASSOCIATION, a national banking association, having its principal place of business at 79 South Main Street, Salt Lake City, Utah, 84130, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (as hereinafter defined) ("Lessor"), and ATLANTIC
COAST AIRLINES, a California corporation, having its principal place of business at 515A Shaw
Road, Sterling, Virginia, 20166 ("Lessee").

     WHEREAS, the purpose of this Lease is to lease to Lessee one British Aerospace
(Operations) Limited Jetstream Series 4100 Model ____ aircraft.

     WHEREAS, First Security Bank, National Association, is the Owner Trustee under the
Trust Agreement, dated as of ______, 19__, with Owner
Participant British Aerospace Asset
Management, Inc. (the "Trust Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Lessor and Lessee agree as follows:


SECTION 1.     DEFINITIONS.

     The following terms shall have the following meanings for all purposes of this Lease.
Unless otherwise defined in this Lease: (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended and supplemented from time to time, and
(ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

     "Agent" shall mean any Person party to a Financier
Document designated as Agent under
such Financier Document;

     "Aircraft" shall mean the Airframe leased and delivered under this Lease and the Engines initially installed on such Airframe and the Propellers initially installed on such Engines, or any engine or propeller substituted for any of said Engines or Propellers under this Lease, as permitted by this Lease whether or not any of said initial or substitute Engines or Propellers may from time to time be installed on such Airframe.

     "Airframe" shall mean and include: (i) the Aircraft (except Engines and Propellers) leased by the Lessor to the Lessee, which Aircraft has the Federal Aviation Administration Registration
Number and manufacturer's serial number specified in the Lease Acceptance Supplement executed and delivered on the Delivery Date and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such Airframe, or, so long as the same shall be leased hereunder, in accordance with the terms of Section 8 of this Lease, after removal from such
Airframe.

     "Applicable Law" shall mean all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

     "Banks" shall mean the Persons party to any Financier
Document and notified to Lessee in
writing as a Bank;

     "Basic Rent" shall mean all rent payable pursuant to
Section 3(b) for the Term.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the State of New York are authorized or permitted to be closed.

     "Certificated Air Carrier" shall mean any corporation (except the United States
Government) domiciled in the United States of America and holding a certificate under 49 U.S.C.
Section 41102 by the Department of Transportation or any predecessor or successor agency thereof, or in the event such certificates shall no longer be issued, any corporation (except the United States
Government) domiciled in the United States of America and legally engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event, operating commercial aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Default" shall mean any event which constitutes an Event of Default under this Lease, but for any requirement in connection therewith for the giving of notice or the lapse of time, or the happening of any further condition, event or act.

     "Delivery Date" shall mean the date on which the Aircraft is delivered to the Lessee under this Lease, which date shall be set forth in the Lease
Acceptance Supplement.

     "Engine" shall mean and include: (i) each of the two Allied Signal Propulsion model TPE-
331-14 engines (except propellers) initially installed on the Airframe and listed by manufacturer's model and serial number in the Lease Acceptance Supplement, whether or not from time to time thereafter installed on the Airframe (ii) any engine which may at any time be conveyed to the Lessor or its nominee pursuant to Section 9(b) or 13(b); and
(iii) any and all Parts, so long as the
same shall be incorporated or installed in or attached to any Engine subject to this Lease, or, so long as the same shall be leased hereunder, in accordance with the terms of Section 8 of this Lease, after removal from such Engine.

     "Event of Default" shall have the meaning assigned thereto in Section 15 hereof.

     "Event of Loss" with respect to the Airframe or any Engine or Propeller shall mean any of the following events: (i) the actual or constructive total loss thereof; (ii) such Airframe, Engine or Propeller shall become lost or stolen for a period greater than 45 days, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever; (iii) the condemnation, confiscation, requisition or taking of title thereof; or
(iv) the condemnation, confiscation, requisition or taking of use for a period in excess of six consecutive months by any government or instrumentality or agency thereof, or for a period that extends beyond the end of the Term;
provided however that if the definition of Event of Loss in the Loan Agreement (or any alternative expression thereunder corresponding to the definition of Event of Loss hereunder) differs from the foregoing definition, but does not differ to the point that the definition varies from reasonable aircraft insurance practices, the foregoing shall be deemed to be substituted by the terms of the relevant definition in the Loan Agreement. An Event of Loss with respect to the Airframe shall constitute an Event of Loss with respect to the Aircraft.

     "Federal Aviation Administration" or "FAA" shall mean the Federal Aviation
Administration and any successor agency.

     "Federal Aviation Act" shall mean 49 U.S.C., Subtitle
VII - Aviation Programs, as may be
amended from time to time.

     "Financier(s)" means each financial institution(s), including each Bank, which from time to time provides financing in respect of all or part of the Aircraft to Lessor or Owner Participant, together with any Agent, trustee (including, without limitation, Security Trustee) or guarantor thereof, or any other party having or which it is proposed shall have any interest in the Aircraft, whether directly or indirectly, by way of ownership or security.

     "Financier Document" shall mean the Mortgage, the Loan
Agreement, any Lessor
Assignment of Insurances and any other document entered into in connection with any financing referred to in section 12(f) and designated as a Financier
Document by notice from Lessor or
Owner Participant to Lessee;

     "Financier's Liens" shall mean the Mortgage, any other liens arising as a result of (i) claims against or affecting any of Agent, Banks or Security Trustee in each case not related to the transactions contemplated by the Lease and the Financier Documents or (ii) acts or omissions of any of Agent, Banks or Security Trustee relating to the Lease and the Financier Documents.

     "Hourly Reserve Rate" means Garrett Engine Division of Allied Signal's then-current recommended hourly set-aside rate for the cost of major and intermediate periodic inspections on the engines model TPE-331-14GR/HR engine, adjustable as set forth below. If no recommended set-aside is available, Hourly Reserve Rate shall be calculated by the sum of the estimated costs for a major and an intermediate periodic inspection divided by the then approved TBO. In the event that the engine is operated on an approved "on condition" program, the Hourly Reserve Rate shall be calculated by dividing the Lessee's fleet average cost of each comparable type of shop visit over the previous twelve months by the Lessee's fleet average time between the shop visits. If no such history is available, the amount shall be based on a rate to be mutually agreed between Lessee and Lessor.

     "Indemnified Parties" shall mean Lessor (both in its individual capacity and as Owner
Trustee), Owner Participant, and each Financier and the Security Trustee , (including, each previous
Lessor (both in its individual capacity and as Owner
Trustee), Owner Participant (including,
Financier and Security Trustee which has transferred its relevant interest as permitted hereunder), and affiliates, successors, assigns, agents, servants, officers and employees of each of the foregoing.

     "Insured Parties" shall mean Lessor (both in its individual capacity and as Owner Trustee), Owner Participant, Banks, Agent, Security Trustee, each Financier, the Security Trustee (including, each previous Lessor (both in its individual capacity and as owner Trustee), Owner Participant,
Financier and Security Trustee which has transferred its relevant interest as permitted hereunder for a period of two (2) years from the date of such transfer), and any other Person who Lessor notifies
Lessee in writing is to be an Insured Party. The present Insured Parties are identified in Exhibit C hereto, which Exhibit shall be deemed amended by any proper notice from any Insured Party.

     "Lease" or "Lease Agreement" shall mean this Lease
Agreement dated as of the date first
stated above, between the Lessor, as lessor, and the Lessee, as lessee.

     "Lease Acceptance Supplement" shall mean a Lease
Acceptance Supplement, substantially
in the form of Exhibit A hereto, entered into on the Delivery Date covering the Aircraft leased hereunder.

     "Leased Aircraft" shall mean any British Aerospace (Operations) Limited Jetstream Series
4100 Model 4101 Turboprop aircraft (other than the Aircraft) leased or subleased, bailed or
consigned to Lessee by   Lessor, Owner Participant, Seller,
Manufacturer, Trident, any of their
affiliates, or any trustee acting on behalf of any of them.

     "Lessee Assignment of Insurances" shall mean a security assignment by Lessee in favor of Lessor of all its rights, title and interest to and in all policies and contracts of insurance from time to time in existence in respect of or relating to the Aircraft as required by this Lease Agreement (and other than third party liability insurances, insurances or coverage not required by this Lease
Agreement, or other policies or contracts of insurance taken out in accordance with Section 10(f)) and all the benefit of all such policies and contracts of insurances in form and substance satisfactory to each Insured Party.

     "Lessor Assignment of Insurances" shall mean a security assignment by Lessor in favor of any Financier of all its right, title and interest to and in all policies and contracts of insurance from time to time in existence in respect of or relating to the Aircraft as required by this Lease
Agreement (and other than third party liability insurances, insurances or coverage not required by this Lease Agreement, or other policies or contracts of insurance taken out in accordance with
Section 10(f)) and all the benefit of all such policies and contracts of insurances in form and substance satisfactory to any such Financier.

     "Lessor's Liens" means any Liens arising as a result of
(i) claims against or affecting either
the Lessor or Owner Participant, in each case not related to the transactions contemplated by the
Operative Agreements, or (ii) acts or omissions of either the Owner Participant or Lessor in each case not related to or contemplated by the Operative
Agreements.

     "Lien" shall mean any mortgage, pledge, security interest, lien, encumbrance, title retention arrangement or other charge of any kind on property (real, personal or mixed, tangible or intangible).

     "Loan Agreement" shall mean the loan agreement which may be entered into in connection with any financing referred to in Section 12(f) and designated as a "Loan Agreement" by notice from Lessor to Lessee.

     "Manufacturer" shall mean British Aerospace
(Operations) Limited, a company organized under the laws of England and Wales, and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof.

     "Mortgage" shall mean any aircraft mortgage which may be entered into in connection with any financing referred to in Section 12(f) and designated as a "Mortgage" by notice from Lessor or Owner Participant to Lessee.

     "Operative Agreements" shall mean and include this Lease, each Financier Document, the
Trust Agreement, the Lessee Assignment of Insurances, and any other document, instrument or agreement required under any thereof or which is entered into in connection with any thereof or is supplemental thereto.

     "Overdue Rate" means the lesser of the lawful maximum rate or the prime lending rate plus four percent (4%). Prime lending rate shall mean the rate appearing in the Wall Street Journal on the fifteenth day (or the next succeeding publication day) of the month preceding the date on which any payment is due to Lessor, which prime lending rate shall be adjusted on the fifteenth day of each succeeding month.

     "Owner Participant" shall mean British Aerospace Asset
Management, Inc. and its
successors and assigns.

     "Parts" shall mean any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature
(other than Engines or engines or
Propellers or propellers and temporary replacement parts as provided in Section 8 of this Lease), which may from time to time be incorporated or installed in or attached to any Airframe, Engine or Propeller.

     "Permitted Liens" shall have the meaning assigned thereto in Section 11 hereof.

     "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Propeller" shall mean and include: (i) each of the two propellers for the Aircraft listed by manufacturer's serial number in the Lease Acceptance
Supplement, whether or not from time to
time thereafter installed on an Engine or installed on any other engine; and (ii) any propeller which may at any time be conveyed to the Lessor or its nominee pursuant to Section 9(c) or 13(b) of this Lease in replacement for a Propeller leased hereunder, and
(iii) any and all Parts, so long as the
same shall be incorporated or installed in or attached to any Propeller subject to this Lease, or, so long as the same shall be leased hereunder in accordance with the terms of Section 8 of this Lease, after removal from such Propeller.

     "Rent" shall mean all Basic Rent and Supplemental Rent hereunder.

     "Rent Payment Dates" shall mean each day on which an installment of Basic Rent is payable during the Term.

     "Replacement Engine" shall mean any engine conveyed to the Lessor or its nominee pursuant to Section 9(c) or 13(b) in replacement of an Engine Leased hereunder.

     "Replacement Propeller" shall mean any propeller conveyed to the Lessor or its nominee pursuant to Section 9(c) or 13(b) in replacement of a Propeller the leased hereunder.

     "Responsible Officer" shall mean (a) when used with respect to any Person any of the Chairman of the Board, the President, the Secretary, the Treasurer, Company Secretary, or any Vice
President, Assistant Secretary or Assistant Treasurer of such Person and (b) when used with respect to the subject matter of any covenant, agreement or obligation referred to in this Lease, any officer or any managerial employee of such Person who in the performance of his operational responsibilities would reasonably be expected to have knowledge of such matters. In the case of Owner Participant, a Director shall also be considered a responsible officer at such time that a non-
U.S. company becomes Owner Participant.

     "Security Trustee" means such financial institutions as Lessor may from time to time advise
Lessee which act as Trustee under the Mortgage.

     "Seller" shall mean Aero International (Regional), a
Societe par Actions Simplifee, acting
as agent for and on behalf of the Manufacturer.

     "Stipulated Loss Value" shall mean the amount determined in accordance with Schedule 3 to the Lease Acceptance Supplement.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic
Rent) which the Lessee is obligated to pay hereunder, including, without limitation, Stipulated Loss
Value payments.

     "Tax" means all license and registration fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon.

     "Term" shall mean the period from and including the Delivery Date and ending on the day immediately preceding the twelfth (12th) anniversary of the Delivery Date except as otherwise provided in Exhibit D hereto.

     "Trident" shall mean Trident Turboprop (Dublin)
Limited, a company organized under the
laws of Ireland.

     "Trust" shall mean the trust created by the Trust
Agreement.

     "Trust Agreement" shall mean the Trust Agreement dated
as of       , 19   between the
Owner Participant and Lessor as amended, supplemented or otherwise modified from time to time.


SECTION 2.     ACCEPTANCE UNDER LEASE AND CONDITIONS
PRECEDENT.

     (a)  Acceptance Under Lease.  Lessor shall lease to
Lessee, and Lessee shall accept
and lease from Lessor, the Aircraft on the terms and conditions set forth herein, such leasing to be evidenced by the execution and delivery of a Lease
Acceptance Supplement.

     (b) Conditions Precedent. Lessor's obligation to lease the Aircraft to Lessee is subject to the fulfillment of the following conditions to the satisfaction of Lessor on or before the date of acceptance of the Aircraft:

          (i)  Representations and Warranties.  The
representations, warranties and
assurances set forth in Section 21 shall be true on the Delivery Date and no Event of Default specified in Section 15 shall have occurred or be continuing, no event which shall have occurred and be continuing, with the giving of notice or lapse of time or both would constitute such an Event of Default, and Lessee shall have furnished to Lessor a certificate of an officer of Lessee to such effect dated the Delivery Date confirming such facts.

          (ii) Corporate Action. Lessee shall have furnished to Lessor satisfactory proof that Lessee has taken all corporate action necessary to authorize this Lease and the transactions contemplated hereby.

          (iii)     No Change in Applicable Law.  No change
shall have occurred after the
date of execution and delivery of this Agreement in Applicable Law or interpretation thereof by appropriate regulatory authorities which, in the reasonable opinion of Lessor or its counsel, would make it illegal or potentially illegal for Lessor to enter into, or to perform any of its obligations under, this Lease.

          (iv) No Litigation. No action or proceeding shall have been instituted nor shall any action or proceeding be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of delivery, to set aside, restrain, enjoin or prevent the completion and consummation of this Lease, or which might have a material adverse effect on the financial condition or business prospects of Lessee or the ability of Lessee to carry on its business as presently proposed to be conducted.

          (v) No Material Adverse Change. There shall not have been any material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of Lessee.

          (vi) Opinions of Counsel.

               (A)  Lessor shall receive from counsel for
Lessee an opinion dated the
date of acceptance of the Aircraft reasonably satisfactory to Lessor and Owner Participant as to certain of the matters set forth in Section 21 of this Lease prior to the Delivery Date.

               (B)  Lessor shall receive from Daugherty,
Fowler & Peregrin special
FAA counsel, an opinion reasonably satisfactory to Lessor and Owner Participant, and dated the date of acceptance of the Aircraft as to the registration of the Aircraft and the eligibility of this Lease for recordation at the FAA and the due filing thereof for recordation at the FAA.

          (vii)     Approval of Lessor's Counsel.  All
matters incident to this transaction
shall be reasonably satisfactory to counsel for Lessor.

          (viii)    Insurance.  Lessee shall have furnished
to Lessor certificates of insurance
satisfactory to Lessor evidencing the insurance required by
Article 10 of this Lease.

          (ix) Lessee Assignment of Insurances. Lessee shall have executed in favor of Lessor the Lessee Assignment of Insurances, if requested.

          (x) Additional Information. Lessee shall have furnished Lessor with such other opinions, documents, evidence, materials and information as Lessor may reasonably request.

          (xi) Guaranty.  Receipt of guaranty from Atlantic
Coast Airlines, Inc. a
Delaware Corporation, in the form previously provided by Lessee for other aircraft leased from Lessor, guaranteeing the obligations of the Lessee hereunder.

          (xii)     Letter Re Termination/Event of Loss
Payments.  Lessor and Lessee shall
have executed and delivered a sideletter regarding
Termination/Event of Loss Payments in the form attached hereto as Exhibit E.


SECTION 3.     TERM AND RENT.

     (a) Term. The Term for the Aircraft shall commence on the Delivery Date and shall continue until the last day of the Term.

     (b) Basic Rent. Lessee agrees to pay Basic Rent for the Aircraft monthly in the applicable amount set forth in Schedule 2 to Exhibit A hereto.

     (c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent when the same shall become due and owing, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity in the case of nonpayment of Basic Rent. Lessee will also pay, on demand, as Supplemental Rent, interest at the Overdue Rate on any part of any installment of Basic Rent not paid within five (5) Business
Days after it is due for any period for which the same shall be overdue, provided, however, that such five business day grace period shall not be available to Lessee more than once in each fiscal quarter in each of its fiscal years during the Term and, to the extent permitted by Applicable
Law, on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

     (d) Manner of Payment. All Rent shall be paid by Lessee to Lessor at its address referred to in Section 20 hereof, or as Lessor may otherwise direct, in immediately available funds consisting of lawful currency of the United States of America, so that Lessor receives the full amount of such payment on the due dates thereof. If any Rent is due on a day which is not a Business Day, such Rent shall be paid on the next succeeding Business Day.


SECTION 4.     NET LEASE, ETC.

     This Lease is a net lease. Lessee acknowledges and agrees that its obligations to pay all Rent due and owing under the terms hereof shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation (a) any set off, counterclaim, recoupment, defense or other right which Lessee may have against the
Manufacturer, the Seller, Lessor, Owner Participant, any Financier any affiliate of any of them, or anyone else for any reason whatsoever, (b) any defect in the title, airworthiness, eligibility for registration under the Federal Aviation Act, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interference, interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority, or any violation by Lessor of Section 5(b) hereof, (c) any
Liens, encumbrances or rights of others with respect to the Aircraft, (d) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any lack of right, power or authority of Lessor or Lessee to enter into this Lease, (e) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, or any other person, or (f) any other cause whether similar or dissimilar to the foregoing, any present or future Applicable law notwithstanding, it being the intention of the parties hereto that all Rent being payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Such Rent shall not be subject to any abatement and the payments thereof shall not be subject to any set off or reduction for any reason whatsoever, including any present or future claims of Lessee against the Lessor under this Lease or otherwise. Each Rent payment made pursuant to this Lease by Lessee shall be final and Lessee will not seek to recover all or any part of such payment from Lessor, Owner Participant, Agent, Bank, any Financier or the Security
Trustee, for any reason whatsoever. To the extent permitted by Applicable Law, Lessee hereby waives any rights which it may now have or which may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the terms hereof. Nothing contained in this Section 4 shall be construed to limit the right of Lessee to make any claim it might have against Lessor or any other Person (including, without limitation, that Rent payments demanded from or paid by the Lessee are or were erroneous) or to pursue such claim in such manner as Lessee shall deem appropriate.


SECTION 5.     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
AND QUIET
                        ENJOYMENT.

     (a)  Disclaimer of Warranties.  LESSOR LEASES AND
LESSEE TAKES THE
AIRCRAFT "AS-IS, WHERE-IS".  LESSEE ACKNOWLEDGES AND AGREES
THAT AS
BETWEEN LESSEE AND EACH OF LESSOR (FOR THE PURPOSES OF THIS
SECTION
5(A), IN ITS INDIVIDUAL CAPACITY OR OTHERWISE), OWNER
PARTICIPANT AND
ANY FINANCIER: (i) THE AIRFRAME AND EACH ENGINE ARE OF A
SIZE, DESIGN,
CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO
LESSEE, (ii)
LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE
SUITABLE
FOR THEIR RESPECTIVE PURPOSES, AND (iii) NONE OF LESSOR,
OWNER
PARTICIPANT OR ANY FINANCIER MAKE, HAS MADE OR SHALL BE
DEEMED TO
HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY
DISCLAIMED,
AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ANY
WARRANTY,
REPRESENTATION, GUARANTY, LIABILITY AND OBLIGATION OF
LESSOR, OWNER
PARTICIPANT OR ANY FINANCIER, AND ANY RIGHT, CLAIM AND
REMEDY OF
LESSEE AGAINST SUCH PARTIES, EXPRESS OR IMPLIED, ARISING BY
OPERATION
OF LAW, COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF
TRADE OR
OTHERWISE, AS TO:

          (i)  THE TITLE, AIRWORTHINESS, VALUE, CONDITION,
DESIGN,
OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR
FITNESS FOR
USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY
ENGINE, ANY
PROPELLER, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED,
SOLD OR
TRANSFERRED HEREUNDER,

          (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP
WITH
RESPECT TO THE AIRFRAME, ANY ENGINE, ANY PROPELLER ANY PART,
ANY
DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED
HEREUNDER,

          (iii)     THE ABSENCE OF LATENT OR ANY OTHER
DEFECT OR
NONCONFORMANCE IN THE AIRFRAME, ANY ENGINE, ANY PROPELLER
ANY
PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR
TRANSFERRED
HEREUNDER, WHETHER OR NOT DISCOVERABLE, OR

          (iv) THE ABSENCE OF ANY ACTUAL OR ALLEGED
INFRINGEMENT
OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE.

     LESSEE FURTHER WAIVES, DISCLAIMS, RELEASES AND
RENOUNCES ANY
LIABILITY, RIGHT, CLAIM, REMEDY OR OBLIGATION BASED ON TORT, INCLUDING STRICT LIABILITY, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) EXCEPT FOR WILLFUL
MISCONDUCT OR GROSS NEGLIGENCE, OF  LESSOR, OWNER
PARTICIPANT OR
ANY FINANCIER, ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR
REMEDY FOR
LOSS OF OR DAMAGE TO THE AIRFRAME, ANY ENGINE, ANY PROPELLER
ANY
PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR
TRANSFERRED
HEREUNDER, OR ANY OTHER REPRESENTATION OR WARRANTY
WHATSOEVER,
EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY
ENGINE, ANY
PROPELLER ANY PART, ANY DATA OR ANY OTHER PHYSICAL THING
DELIVERED,
SOLD OR TRANSFERRED HEREUNDER.

     Nothing contained in this Section 5(a) shall be deemed to modify or otherwise affect any warranties or other obligation of any manufacturer, subcontractor, or supplier to Lessee with respect to the Airframe or any Propeller, Engine or Part or any other rights Lessee has under
Section 4 of this Lease.

     (b) Quiet Enjoyment. Lessor covenants with Lessee that, subject to no Default or Event of Default having occurred and continuing, subject to the provisions of the Operative
Agreements, unless compelled to do so by any person claiming a right in or title to the Aircraft or any part thereof superior to Lessor or unless compelled to do so by any Applicable Law, Lessor will not knowingly disturb the quiet use, possession and enjoyment of the Aircraft by Lessee.

     (c) Subordination. Lessee acknowledges and agrees that this Lease and the subleasing of the Aircraft hereunder are subject and subordinate to the provisions of the Mortgage and the respective rights of Security Trustee and each other Financier thereunder and that the interest of Lessee is subject to and subordinate to the respective interests of Security
Trustee, and each other Financier. Lessor and Lessee accordingly acknowledge and agree that
Lessor's obligation to lease the Aircraft to Lessee hereunder and the Lessee's obligation hereunder to pay Basic Rent for future periods shall automatically terminate upon any enforcement of the Mortgage unless the Security Trustee, Agent, Bank, or the other Financiers require otherwise.

     (d) Compliance with Operative Agreements. Lessor hereby covenants and agrees that it shall perform its obligations under the Operative
Agreements including the Lease provided that Lessor shall have no liability whatsoever to Lessee for any failure to perform such obligations in circumstances where (i) Lessee shall have failed to perform any corresponding obligations under the Lease or (ii) such failure shall result, whether directly or indirectly, from a failure by Lessee to perform any express and specific obligations under the Lease or from the occurrence of a Default or an Event of Default.


SECTION 6.     POSSESSION, OPERATION AND USE, MAINTENANCE,
INSIGNIA AND
                       RESERVES.

     (a) Possession. Lessee shall not sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe, or any Engine or Propeller leased hereunder to any Person or install any Engine, or permit any Engine to be installed on any airframe other than the Airframe or install any Propeller, or permit any Propeller to be installed, on any engine other than an Engine during the Term, without, in each case, the prior written consent of Lessor, provided that so long as no Event of Default has occurred which is continuing Lessee, may, without the prior written consent of Lessor:

          (i) deliver possession of the Airframe or any Engine or Propeller to any organization for testing or other similar purposes or for service, repair, maintenance or overhaul work on such Airframe, Engine or Propeller or for alterations or modifications in or additions to such Airframe, Engine or Propeller, to the extent required or permitted by the terms of this Lease;

          (ii) install any of the Engines or Propellers on an aircraft owned by Lessee or leased by or hired to Lessee on terms whereby (i) Lessee has full operational control of such aircraft (ii) title to the relevant Engine or Propeller remains vested in the Lessor and (iii) such Engine or Propeller does not thereby become subject to any Lien (other than a Permitted Lien);

          (iii) install on the Aircraft any engines or propellers owned by Lessee, or leased by or hired to Lessee on terms whereby (i) title to each Engine or Propeller (whether or not installed on the Aircraft) remains vested in Lessor; and (ii) neither the Aircraft nor any Engine or Propeller
(whether or not installed on the Aircraft) thereby becomes subject to any Lien (other than a Permitted Lien).

     (b) Operation and Use. Lessee agrees not to (i) operate the Airframe or any Engine or Propeller or permit the Airframe or any Engine or Propeller to be operated except in a passenger configuration, in commercial or other operations for which Lessee is duly authorized by the FAA or other governmental authority having jurisdiction over Lessee or such Airframe, Engine or
Propeller; (ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable; (iii) base the Aircraft outside the United States or operate, use or locate any Airframe, Engine or Propeller, or suffer such Airframe, Engine or Propeller to be operated, used or located (A) in any area excluded from coverage by any insurance required by the terms of Section 10 hereof or (B) outside the contiguous 48 United States or Canada, or the Bahamas, or (C) in any recognized, or in Lessor's reasonable judgment, threatened area of hostilities unless fully covered by war risk insurance. Lessee will not permit the Aircraft or any Engine or Propeller to be maintained, used or operated during the Term in violation of any Applicable Law, or for matters not covered by Applicable Law, contrary to any manufacturer's operating manuals or instructions. Lessee agrees not to operate the Aircraft, or suffer the Aircraft to be operated or kept in any place (i) unless the Aircraft is covered by insurance as required by the provisions of Section 10 hereof, or (ii) contrary to or inconsistent with the terms of such insurance and will not do or permit to be done or left undone anything whereby any policy required hereunder would or might reasonably be expected to be rendered in whole or in part invalid or unenforceable.
 Lessor will favorably respond to requests as may be made by Lessee from time to time for permission to utilize the Aircraft in countries located in the Caribbean region in addition to the Bahamas, provided that the Aircraft will remain registered and based in the United States, that the proposed countries of use are identified reasonably in advance to Lessor based on a specific proposal for utilization of the Aircraft, that Lessee obtains additional insurance coverage as may be appropriate in light of the proposed foreign use which is consistent with the obligations of Lessor under the Financier Documents, and that Lessor can reasonably satisfy itself that said use will not result in any breach of the Financier Documents or undue physical, political, or legal risk to the Aircraft, to title thereto, or to any interest therein. Lessor reserves the right to withdraw its consent to foreign use as a result of material changes in circumstances involving any country for which permission was previously granted, provided that Lessor will use its best efforts to provide thirty
(30) days prior written notice to Lessee prior to its withdrawal of such consent.

     (c) Maintenance. Lessee, at its own cost and expense, shall service, repair, maintain and overhaul, test or cause the same to be done to the Airframe and each Engine and Propeller during the Term (i) so as to keep such Airframe, Engine and Propeller in as good operating condition and appearance as when delivered to Lessee by the Lessor hereunder, ordinary wear and tear excepted, (ii) so as to keep such Airframe, Engine or Propeller in such operating condition as may be necessary to enable a standard airworthiness certificate for the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA and (iii) in accordance with a maintenance program approved by the FAA and which Lessee would generally apply to aircraft of the same type as the Aircraft. Lessee shall maintain all records, logs technical data materials and other materials required in the format required by the Department of
Transportation or the FAA to be maintained in respect of the Aircraft in an accurate, current and complete condition in accordance with good commercial aviation practice and shall promptly furnish to Lessor upon written request, or if verbally, confirmed in writing within 24 hours, such information as may be necessary to file any required reports with any governmental authority because of Lessee's use or operation of the Aircraft.

     (d) Insignia. On or prior to the Delivery Date or as soon as is practicable thereafter,
Lessee shall place and maintain in the cockpit of the Airframe in a location reasonably adjacent to the airworthiness certificate of the Aircraft, in the cockpit or on the flight deck of the Aircraft and on each Engine, a fireproof metal nameplate having dimensions of not less than six (6) inches by four (4) inches identifying the leasehold interest of the Lessor and the ownership interest of the Lessor in the Aircraft, as follows:

     "This Aircraft/Engine together with its accessories
installed thereon is owned by First
Security Bank, National Association in its capacity as Owner
Trustee, and is leased to Atlantic
Coast Airlines [and is mortgaged to                     .]"

and in addition, Lessee shall attach to and keep upon the Propellers such labels, plates or markings as are necessary or advisable to evidence Lessor's ownership thereof. Lessee will not allow the name of any Person other than those listed in this Section 6(d) or their respective successors or assigns, to be placed on the Aircraft or any Engine or Propeller as a designation that might be interpreted as a claim of ownership, Lien, or of any interest therein, provided, however, that Lessee may operate the Aircraft in its livery, including its name and logo so long as the above mentioned fireproof nameplates are not covered or painted over.

     The size of the name plates to be affixed to the Aircraft and to each Engine may be reduced to reasonably accommodate space limitations, provided that the size of the name plate not be reduced to the extent that the effect would be to diminish the prominence of the statement contained therein.

     (e)  Engine Maintenance Reserves/GED Agreement.

          (i) Lessee shall enter into an agreement with Garrett Engine Division of Allied
Signal ("GED") or such comparable engine repair facility as is acceptable to the parties
(collectively, the "GED Agreement") for scheduled and unscheduled maintenance and support of the Engines. Lessee shall be permitted to provide for the maintenance and repair of Engines under the GED Agreement under terms and conditions acceptable to Lessor in lieu of Lessee's payment of Engine Maintenance Reserves to Lessor as provided below.
Lessee shall provide Lessor with:  a
copy of the GED Agreement; copies of any amendments (to be provided prior to their effective date); and copies of any renewals or extensions thereof (to be provided, to the extent possible at least twelve months prior to the scheduled termination).
Terms and prices contained in the GED
Agreement may be withheld from Lessor if required by GED, provided that the Lessee does not impose such a restriction.

          (ii) At any time during the term of this Lease that the Engines are no longer eligible for maintenance and repair by GED under the GED Agreement, or that Lessee is in default under the GED Agreement for nonpayment, or that either Lessee or GED are in default under the GED Agreement for any other reason which such default has been declared, Lessee shall commence payments to Lessor. Such payments ("Engine Maintenance Reserves") will be applied to scheduled and unscheduled maintenance and support of the Engine as described in this Section
6(e). Engine Maintenance Reserves shall be paid monthly in arrears on the fifteenth day of each succeeding month. The amount of Engine Maintenance Reserves in respect of each Engine shall be in an amount equal to the Hourly Reserve Rate times the aggregate number of Engine flight hours occurring on the Engines since the prior intermediate and major shop inspections on the Engines.

          (iii) In the event that the GED Agreement is terminated for any reason, Lessee shall pay an initial deposit to Lessor for Engine Maintenance Reserves to cover time accrued to date. This initial deposit shall be paid to Lessor (or to a party designated by Lessor to hold Engine
Maintenance Reserves) in addition to the ongoing payments provided in subparagraph (ii) above, and shall be expended and applied, to the extent paid in, as Engine Maintenance Reserves as provided in this Section 6(e). Such initial deposit shall in all circumstances be due in full no later than twelve months following the date of termination of the GED Agreement, and shall be paid in twelve monthly installments, due at the time of payment of Engine Maintenance Reserves as described in subparagraph (ii) above. The amount of the initial deposit due at the end of twelve months will be the Hourly Reserve Rate multiplied by the total number of hours accrued on all of the J41 Engines since the last major periodic inspection on each of the J41 Engines as of the date of termination of the GED Agreement, adjusted for any intermediate inspection that may have occurred. To the extent there are any amounts owed to Lessee by GED with respect of the Engines upon termination of the GED Agreement, such amount shall be assigned to Lessor and Lessee's payment required in accordance with this Section shall be reduced by an equivalent amount upon payment to Lessor of the assigned amounts.

          (iv) In the event of a Default or Event of Default under this Lease Agreement or any other agreement between Lessor or Owner Participant (or any agreement whereby Owner
Participant is the beneficiary pursuant to a trust) and Lessee or any affiliate of Lessee (a "Lessee
Agreement"). Lessor shall have the right at any time following such Default or Event of Default to apply funds held as Engine Maintenance Reserves to cure any such Default or Event of Default.

          (v) Provided Lessee is not in default under this Lease Agreement, disbursements from funds paid as Engine Maintenance Reserves by Lessee for the Engines shall be made to Lessee by the party holding the Engine Maintenance Reserves for costs actually incurred by Lessee in connection with intermediate and major shop periodic inspections on the Engines.
Such disbursements will be made upon the written request of Lessee to Lessor, accompanied by evidence satisfactory to Lessor (including invoices, purchase orders, etc.) that such engine inspection has been performed by Lessee and expenses incurred and paid. Advance disbursements to third parties will be made if necessary to proceed with the work provided adequate protection is made to ensure proper completion of the work and to ensure release of the Engine by said third party.

          (vi) The amount required to be paid by Lessee as Engine Maintenance Reserves shall be subject to adjustment annually to reflect both
Lessee's operational results and changes in the GED's recommendations as may be mutually agreed. Such amount may also be adjusted in the event of a significant change in maintenance intervals on Lessee's TPE-331-14GR/HR engine fleet as mutually agreed by both Lessor and Lessee.

          (vii) In the event that Engine Maintenance Reserves have been paid under this
Section 6(e), and upon the occurrence of an Event of Loss involving the Aircraft on which the Engine is installed, Lessee shall be entitled to the prompt return of Engine Maintenance Reserves payments. This reimbursement shall take place at the time of settlement of any insurance claim provided no Default or Event of Default has occurred which is continuing at the time of insurance settlement. If there is an Event of Default at the time of settlement, reimbursement will be made upon satisfactory cure of all such Defaults or Events of Default. Reimbursement shall not be made in the event of an Event of Loss involving an Engine that is to be replaced, but a positive or negative adjustment will be made to the reserve account to reflect changes in the hours and cycles between the original Engine and the Replacement Engine.

          (f) Removal of Engines and Propellers. Lessee will ensure than no Engine or Propeller installed on the Aircraft is at any time removed from the Aircraft other than:

               (i)  if replaced as permitted by this
Agreement; or

               (ii) if the removal is of an obsolete item and is in accordance with the Lessee's maintenance program;

               (iii)     (A)  during the course of
maintaining, servicing, repairing, restoring or testing that Engine, Propeller or the Aircraft, as the case may be; or (B) as part of a normal engine or propeller rotation program; or (C) for the purpose of making such modifications to the Engine, Propeller or the Aircraft, as the case may be, as are required under this Agreement, or by the manufacturer of the Engines or Propellers; or

               (iv) as provided for in Section 6(a)(i), (ii) or (iii);

and then in each case only if it is reinstalled or replaced by an engine or propeller complying with the requirements in Section 6(g), or in the case of a removal for the reasons set out in Section
6(f)(iii) the requirements of paragraphs (i), and (iii) of
Section 6(g) and not paragraph (ii) until the expiration of the term of this Agreement or early termination of this Agreement, as soon as practicable and in any event no later than the expiration of the term of this Agreement or early termination of this Agreement.

     (g)  Installation of Engines and Propellers.

          Lessee will ensure that, except as permitted by this Agreement, no engine or propeller is installed on the Aircraft unless:

          (i) it is an engine of the same model as, or an improved or advanced version of the Engine or Propeller it replaces, which has the same value and utility and which is in the same or better operating condition (without regard to hours or cycles) assuming that such
Engine or Propeller was in the condition and repair as required to be maintained by the terms of this Agreement;

          (ii) in each case, it has become and remains the property of Lessor free from any Liens except Lessor's Liens and the Lien of the Mortgage and upon installation on the
Aircraft will without further act be subject to this Agreement; and

          (iii)     in each case, Lessee has all necessary
information as to its source and
maintenance records.


SECTION 7.     CERTAIN NOTICES.

As soon as possible and in any event within 30 days after the occurrence of any Default or Event of Default which is continuing, Lessee shall notify Lessor of such Default or Event of Default, setting forth in detail the nature of such Default or Event of Default and the action which Lessee proposes to take with respect thereto. Lessee shall immediately notify Lessor of any "aircraft accident" as defined in 49 CFR Part 830 with respect to the Airframe or any Engine or Propeller, which notice shall indicate the time, place and nature of the accident, the damage caused to property and the names and addresses of any persons injured.

SECTION 8.     REPLACEMENT AND POOLING OF PARTS;
ALTERATIONS,
MODIFICATIONS AND ADDITIONS

     (a) Replacement of Parts. Lessee, at its own cost and expense, shall promptly replace all Parts that may from time to time during the Term become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Parts, provided that Lessee shall replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 8(c) hereof. All replacement Parts shall be free and clear of all Liens (except Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

     (b) Title to Parts. All Parts at any time removed from the Airframe or any Engine or Propeller, shall remain subject to this Lease and the Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe, Engine or Propeller and that meet the requirements for replacement
Parts specified above. Immediately upon any replacement Part (other than a temporary replacement Part) becoming incorporated or installed in or attached to any Airframe, Engine or Propeller as above provided, without further act, (i) title to such replacement Part shall thereupon immediately vest in the Lessor; (ii) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, Financier(s) and Owner Participant, and shall no longer be deemed a Part hereunder; and (iii) such replacement Part shall become subject to this Lease and the Lien of the Financiers and be deemed part of such Airframe, Engine or Propeller, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine or Propeller.

     (c) Pooling of Parts. Any Part removed from the Airframe or any Engine or Propeller as provided in Section 8(a) hereof may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with any air carrier, provided the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe, Engine or Propeller in accordance with Sections 8(a) and 8(b) as promptly as possible after the removal of such removed Part. In addition, any temporary replacement part when incorporated or installed in or attached to any Airframe, Engine or Propeller in accordance with Section 8(a) hereof may be owned by another airline or vendor as customary in the airline industry, subject to such a normal pooling or leasing arrangement, provided Lessee shall, at its own expense, as promptly thereafter as reasonably possible, either
(i) cause title to such temporary replacement part to vest in Lessor in accordance with
Section 8(b)(iii) hereof by Lessee acquiring title thereto for the benefit of Lessor free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part and become subject to this Lease; or (ii) replace such temporary replacement part by incorporating or installing in or attaching to such Airframe, Engine or Propeller a further replacement Part owned by Lessee free and clear of all Liens except Permitted Liens, and by causing title to such further replacement Part to vest in Lessor in accordance with Section 8(b) hereof.

     (d) Alterations, Modifications and Additions. Lessee, at its own expense, shall make such alterations and modifications in and additions to the Airframe or any Engine or Propeller as may be required to be made from time to time during the Term by Applicable Law regardless upon whom such requirements are, by their terms, nominally imposed. Title to all Parts incorporated on, installed in or attached or added to the Airframe or any Engine or Propeller as the result of any alteration, modification or addition required by the preceding sentence shall vest without further act in Lessor and become subject to the Mortgage and this Lease and the Lien of the Financiers. In addition, Lessee, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe, any Engine or any Propeller as Lessee may deem desirable in the proper conduct of its business, (any such additions for purposes of this Section 8(d) called "Additional Parts") including, without limitation, removal of Parts (for purposes of this Section 8(d) called "Obsolete Parts"); provided that no such alteration, modification, addition or removal shall materially diminish the value or utility of the Airframe, such Engine or such Propeller, or impair the condition or airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe, such Engine or such Propeller was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease. Notwithstanding anything to the contrary, Lessee may, at any time during the Term, remove any Additional Part; provided that (i) such Additional Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe, such Engine or such Propeller at the time of delivery thereof hereunder or any part in replacement of, or substitution
for, any such Part, (ii) such Additional Part is not required to be incorporated or installed in or attached or added to such Airframe, Engine or Propeller pursuant to the first sentence of this
Section 8(d) and (iii) such Additional Part can be removed from the Airframe, such Engine or such Propeller without materially diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe, such
Engine or such Propeller would have had at such time had such addition not occurred. Upon the removal by Lessee of any Additional Part as provided in the immediately preceding sentence or the removal of any Obsolete Part permitted by this Section 8(d), title thereto shall, without further act, vest in Lessee, free and clear of all rights of Owner Participant any Financier, the
Security Trustee, or Lessor as appropriate or any Lessor Liens and such Additional Part or Obsolete Part shall no longer be deemed part of the Airframe, the Engine or Propeller from which it was removed. Title to any Additional Part not removed by Lessee prior to the return of the Airframe, such Engine or such Propeller to Lessor hereunder shall vest in the Lessor without further act.


SECTION 9.     RISK, LOSS, DESTRUCTION OR REQUISITION.

     (a)  Risk.     Throughout the Term and until redelivery
of the Aircraft in accordance
with Section 13, Lessee shall bear all risks of loss, theft, damage and destruction of or to the Aircraft and every part thereof, and no such loss, theft, damage or destruction, nor any other event or circumstance of any nature whatsoever, shall impair or frustrate any obligation of Lessee under this Lease (including without limitation as to the payment of Rent or other payments) so that all such obligations shall continue in force and effect.

     (b) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft during the Term, Lessee shall forthwith (and in any event within seven (7) days after such occurrence) give Lessor written notice of such Event of Loss. On the "Casualty Termination Date" (which is defined as the earlier of: (x) the date on which insurance proceeds are paid, or (y) the date which is the first Rent Payment Date occurring not less than 60 days after such Event of Loss), Lessee shall pay Lessor an amount equal to the sum of (i) the Stipulated Loss Value of such Aircraft as of the Casualty Termination Date, plus (ii) if not previously paid by Lessee, all other Rent due and payable on or prior to such Casualty
Termination Date. Notwithstanding such Event of Loss, Lessee's obligation to pay Basic Rent hereunder up to such Casualty Termination Date shall continue, such Basic Rate to be payable on the due date therefor.

     Upon payment in full of the Stipulated Loss Value for the Aircraft and other Rent payable as provided in the immediately preceding paragraph, (xx) this Lease (except for Supplemental
Rent obligations surviving pursuant to Section 14 hereof or which have otherwise accrued but not been paid as of the date of such payment) shall terminate; (yy) any remaining insurance proceeds (other than proceeds of policies maintained by Lessor for its own account) shall be promptly paid over to Lessee; subject to the rights of any Insured Party under the Operative
Agreements and (zz) Lessor shall subject to the rights of insurers and other Insured Parties seek to cause title to such Airframe, Engines and Propellers to be conveyed to Lessee or its designee, as-is, where-is, without recourse or warranty, express or implied, except for a warranty from Lessor against Lessor's Liens, and shall exercise such rights as it has to cause the release of the Lien of the Mortgage.

     (c) With Respect to an Engine or Propeller. Upon the occurrence during the Term of an Event of Loss with respect to an Engine or Propeller not involving an Event of Loss with respect to the Aircraft, Lessee shall give Lessor prompt written notice thereof and Lessee shall replace, at its sole cost, such Engine or propeller as soon as reasonably practicable after the occurrence of such Event of Loss by duly conveying to Lessor as a replacement for said Engine or Propeller, title to another engine or propeller of the type specified in the applicable Lease
Acceptance Supplement which engine or propeller shall be free and clear of all Liens except
Permitted Liens and shall have a value and utility at least equal to, and be in as good operating condition as, the Engine or Propeller with respect to which such Event of Loss occurred, assuming such Engine or Propeller was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee agrees that on the date that the Replacement Engine or Replacement Propeller, as the case may be, is delivered (hereinafter referred to in this Section 9(c) as the "Replacement Closing Date") the following documents at the Lessee's sole cost and expense shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and the Lessee shall deliver or cause to be delivered an executed counterpart of each thereof (or, in the case of the Bill of Sale referred to below, a photocopy thereof) to Lessor, each
Financier:

          (i)  a Lease Supplement covering the Replacement
Engine or Replacement
Propeller, as the case may be; and

          (ii) a full warranty bill of sale (as to title), in form and substance reasonably satisfactory to the Lessor and each Financier, covering the Replacement Engine or Replacement
Propeller, as the case may be, and to deliver a certificate from a Responsible Officer of Lessee certifying that such Replacement Engine or Replacement Propeller complies with this
Section 9(c). Lessee agrees to take such further action as Lessor may reasonably request with respect to such Replacement Engine or Replacement Propeller including, without limitation, the actions required to be taken by it under this Section 9(c) but excluding, without limitation, an opinion of counsel for Lessee relating to such Replacement Engine or Replacement Propeller.
Such Replacement Engine or Replacement Propeller, upon being titled in the name of Lessor free of all Liens, shall be deemed an "Engine" or "Propeller", as the case may be, as defined herein for all purposes hereof. Upon full compliance with this
Section 9(c), Lessor shall subject to the rights of the insurers and other Insured Parties, seek to cause title in and to the Engine or Propeller which suffered such Event of Loss to be conveyed to Lessee, as-is, where-is, without recourse or warranty, express or implied, except for a warranty from Lessor against Lessor's
Liens, and shall exercise such rights as it has to cause the release of the Lien of the Mortgage with respect to the Engine or Propeller. No Event of Loss with respect to an Engine or Propeller on any Aircraft under the circumstances contemplated by the terms of this Section 9(c) shall result in any reduction in Rent or Lessee obligation to pay Basic Rent hereunder. Lessee agrees that it shall at all times during the term of this Lease maintain on each Airframe two Engines or other engines suitable for use on such Airframe and a Propeller or other propeller on each Engine suitable for use on such Engine.

     (d)  Payments from Governmental Authorities for
Requisition of Title or Use.

          (i)  Any payments on account of an Event of Loss
(other than insurance
proceeds or other payments the application of which is provided for in this Lease) received at any time by Owner Participant, Lessor, any Financier, or by Lessee from any governmental authority or other Person will be applied as follows:

               (A)  if such payments are received with
respect to an Airframe, so much
of such payments as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 9(b) hereof, shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, to the extent not already paid by Lessee, and, to the extent already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payment remaining thereafter shall be paid to or retained by Lessor;
and

               (B)  if such payments are received with
respect to an Engine or
Propeller under the circumstances contemplated by Section
9(c) or 9(d)(iii) hereof, such
payments shall subject to the terms of the Operative
Agreement be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed the terms of Section 9(c) hereof with respect to the Event of Loss for which such payments are made.

          (ii) In the event of a requisition for use by any government, so long as it does not constitute an Event of Loss, of the Aircraft during the Term, Lessee shall promptly notify
Lessor of such requisition and all the Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred except to the extent that any failure or delay in the performance or observance of each obligation by Lessee shall have been prevented or delayed by such requisition, provided that Lessee's obligations for the payment of money and under Section 10 hereof shall in no way be affected, reduced or delayed by such requisition. Any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to or retained by, Lessee. If the Lessor shall receive any such payments,
Lessor shall use its best commercially reasonable efforts to secure such payments on the behalf of Lessee.

          (iii) In the event of the requisition for use by a government of any Engine or Propeller (but not an Airframe) for a period exceeding 45 days, Lessee shall replace such Engine or Propeller hereunder by complying with the terms of
Section 9(c) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine or Propeller, and any payments received by Lessor, or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee provided that, if the Airframe and Engines or engines are not returned prior to the end of the Term then, notwithstanding that the Term shall have ended, Lessee shall be obliged to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of,
Section 13 promptly upon their return
and any payments received by Lessee in respect of any such period after the end of the Term shall be paid over and belong solely to Lessor.

     (e) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 9 or Section 10 hereof which is payable to Lessee shall not be paid to Lessee, or, if it has been previously paid directly to Lessee, shall not be retained by Lessee and shall be promptly paid over to Lessor, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor (or so long as the Lien of the Security Trustee shall not have been discharged and the Security Trustee so requires, the Security Trustee) as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Event of Default such amount shall, subject to the terms of the Operative Agreements be paid over to Lessee.


SECTION 10.    INSURANCE.

     (a) Third Party Liability Insurance. Lessee shall, without expense to any Insured
Party, maintain or cause to be maintained in effect, at all times during the Term, with insurers of recognized reputation and responsibility, comprehensive aircraft and general liability insurance against third party bodily injury or property damage (including without limitation contractual liability, cargo liability, passenger legal liability/property damage including war risk and allied perils as clause AV52 (all paragraphs deleted except B) or equivalent coverage) with respect to the Aircraft in an amount not less than a $150,000,000 combined single limit, or such greater amounts as Lessee may carry from time to time on other similar aircraft in its fleet. Such insurance shall be of the type usually carried by corporations engaged in the same or a similar business, similarly situated to Lessee and owing and operating similar aircraft and engines, and covering such other risks as are customarily insured against by such corporations.

     (b) Insurance Against Loss or Damage to the Aircraft and Engines. Lessee shall, without expense to any Insured Party, maintain or cause to be maintained in effect, at all times during the Term, with insurers of recognized reputation and responsibility, all-risk, agreed value ground and flight hull insurance, excluding war risks and allied perils (but including extended coverage against the type of risks excluded by clauses (c),
(e) and (g) of the War, Hijacking and
Other Perils Exclusion Clause (AVN 48B)), covering the Aircraft for an amount in respect of such Aircraft not less than the Stipulated Loss Value from time to time. Such hull insurance shall cover Engines and Propellers or engines and propellers and Parts temporarily removed from the Airframe pending replacement by installation of the same or similar engines, propellers or
Parts on such Airframe. Such insurance shall be of the type usually carried by corporations engaged in the same or a similar business, similarly situated with and owning and operating similar aircraft, engines and propellers and covering such other risks as are customarily insured against by such corporations. If and to the extent that Lessee maintains war risk and allied perils insurance (including governmental confiscation insurance) in effect with respect to other similar owned or Lease aircraft in its fleet, Lessee shall maintain such insurance in effect with respect to the Aircraft in an amount in respect of such Aircraft not less than the Stipulated Loss Value of such Aircraft from time to time.

     (c) Additional Insureds; Loss Payee. Lessee shall cause all policies of insurance carried in accordance with this Section 10 to name the Insured Parties as additional insureds as their respective interests may appear (it being understood that the Insured Parties have no operational interest). Such policies shall provide with respect to such additional insureds that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty of Lessee or of any other named insured;
(ii) no cancellation or lapse of
coverage for nonpayment of premium or otherwise, and no material change of coverage which adversely affects the interests of such additional insured, shall be effective as to such additional insured until 30 days (or, with respect to war risk insurance such lesser period as may be customary in the London market for such insurance in such area of the world) after receipt by such additional insured of written notice from the insurers of such cancellation, lapse, or change;
(iii) the Insured Parties shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such additional insureds and their respective directors, officers, employees and agents. Each liability policy shall provide that (i) all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (ii) such policies will be primary without any right of contribution from any other insurance carried by such additional insureds and
(iii) to the extent of the coverage
provided, coverage shall include and insure the indemnity provisions of Section 14 of this Lease and the indemnity provisions contained in the Financier Documents. Each hull policy shall, where appropriate, include a 50/50 claim funding arrangement in the form of AVS 103 (this being an agreement between insurers and not forming part of the policies of insurance) and provide that, so long as the insurers shall not have received written notice from the Lessor that an Event of Default has occurred and is continuing, or the Security Trustee or the Lessor requires payment of the relevant amounts to it pursuant to the Operative Agreements, any proceeds of less than $500,000 shall be payable to Lessee to be applied to repair of the Aircraft; any proceeds of over $500,000 but less than an Event of Loss shall be payable to Lessor or if applicable under the Operative Agreements the Security Trustee (with prior written notice of payment of any proceeds of over $1,000,000 given to the Insured Parties) and any proceeds in respect of an Event of Loss, or if the insurers shall have received written notice that an Event of Default under the Financier
Documents has occurred and is continuing, any single loss, regardless of the amount, shall be payable to the Security Trustee as long as the Mortgage is in effect and to Lessor after the Lien of the Mortgage shall have been discharged. Furthermore the insurances required to be maintained by this Section 10 shall not be affected by any other insurance which may be available to any of Lessor and the Financiers so as to reduce the amount payable to any Financier, it being warranted by the relevant additional named insured that they will not knowingly effect or authorize the placement of other insurances covering the same subject matter except on a contingency or secondary basis.

     (d) Deductibles and Self-Insurance. Lessee may from time to time self-insure, by way of deductible provisions in insurance policies, the risks required to be insured against pursuant to this Section 10 in such reasonable amounts as are then applicable to similar owned or Leased aircraft in Lessee's fleet but in no case shall such self-insurance exceed an aggregate hull and liability self-insurance retention of $280,000 per Aircraft per occurrence, and with deductibles under any liability policy not to exceed $1,250 for each and every loss with respect to passenger baggage, and $5,000 for each and every loss with respect to cargo.

     (e) Application of Hull Insurance Proceeds. Any payments received by Owner
Participant or Lessor under policies of hull insurance required to be maintained by Lessee pursuant to this Section 10, shall subject to the terms of the Operative Agreements be applied as follows:

          (i) If such payments are received with respect to loss or damage (including an
Event of Loss with respect to an Engine or Propeller) not constituting an Event of Loss with respect to an Airframe, such payments shall be paid over to or retained by Lessee or the repairer of the Aircraft upon, or at Lessor's option in conjunction with, Lessee performance of its repair or replacement obligations under this Lease; and

          (ii) If such payments are received with respect to an Event of Loss with respect to an Airframe, so much of such payments as shall not exceed the amount required to be paid by Lessee pursuant to Section 9 hereof shall be applied in reduction of Lessee's obligations to pay such amount if not already paid by Lessee, and to reimburse Lessee if it shall have paid all or part of such amount, and the balance, if any, of such payments, subject to the rights of any Insured Party under the Operative Agreements shall be promptly paid over to, or retained by, Lessee.

     (f)  Insurance for Own Account.  Nothing in this
Section 10 shall prohibit any of the
Lessee or the Insured Parties from obtaining insurance for their own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this
Section 10.

     (g) Reports, Etc. Lessee shall begin negotiations or cause negotiations to begin for the renewal of each required policy at least 30 days before its expiration. Lessee shall, both on the Delivery Date and during the Term, furnish to the Insured Parties in satisfactory from evidence of insurance or renewal of the insurance policies required pursuant to this Section 10 and the Lessee
Assignment of Insurances (in a form acceptable to the Insured Parties) prior to the cancellation, lapse or expiration of such insurance policies and, on the renewal dates of the insurance policies carried by Lessee pursuant to this Section 10, a report signed by a firm of independent aircraft insurance brokers, appointed by Lessee and reasonably satisfactory to Lessor, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof (including, without limitation, with respect to war risk insurance, if required). Lessee will cause such firm to advise each Insured Party in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Lessee of which they have knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee will also cause such firm to advise each Insured Party in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this
Section 10. Lessee will also procure that the firm shall confirm to Lessor and the Security Trustee that the terms and conditions of any provision for cancellation and automatic termination contained in such policy are in accordance with normal market practice.

     (h) Amendments to Insurances. Without prejudice to the foregoing provisions, if due to changes in aviation insurance market practice and custom Lessee is unable at any time to comply with its obligations under this Section 10, any Insured Party is reasonably of the view that the insurances required to be maintained pursuant to this
Section 10 afford less protection to the Insured Parties, than would reasonably be required, Lessor shall forthwith notify Lessee and as soon as practicable thereafter the insurance broker for Lessee and the insurance broker(s) for such Insured Party shall meet in good faith to consider what (if any) changes might be made to the terms and conditions of the insurances required hereunder in order to take account of the changes in aviation insurance market practice and custom. On the basis of the recommendations of such insurance brokers such Insured Party and Lessee will meet as soon as practicable in order to negotiate in good faith with a view to reaching agreement on what (if any) amendments should be made to such provisions and upon such agreement being reached, the parties will take appropriate steps to amend the insurances accordingly.

     (i) Ground Insurance. When the insurances required hereunder are not maintained in full force and effect, the Aircraft shall be grounded and Lessee shall, if required by Lessor, maintain at its sole cost, such ground insurance as is of the type customarily carried by operators of aircraft similar to the Aircraft being adequately insured, and subject to the Aircraft being adequately insured, Lessor may require the Aircraft to proceed to or remain at an airport designated by Lessor acting reasonably (at Lessor's sole cost and expense) until the provisions of this Section 10 shall be fully complied with.


SECTION 11.    LIENS.

     Lessee shall not during the Term, directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Airframe, Engine or Propeller or title thereto or the respective rights, title and interests therein of Owner Participant, any Financier, or Lessor, or in this Lease except (a) the respective rights of Lessor and Lessee as provided herein; the Lien of the Mortgage and the rights of the parties to the other Operative Agreements; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Section 6(a) and 8(c) thereof; (c) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe, Engines, Propellers or Parts; (d) material suppliers', mechanics', airports', workers', repairers', employees' or other like liens arising in the ordinary course of business and for amounts the payment of which either is not yet delinquent or is being contested in good faith by appropriate proceedings, and so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of any Airframe, Engine or Propeller or Parts; (e) Liens arising out of judgments or awards against Lessee (and for payment of which adequate reserves have been provided with respect to which at the time an appeal or proceedings for review is being prosecuted in good faith and there shall have been secured a stay of execution pending such appeal or proceedings for review so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of any Airframe, Engine, Propeller or Parts; and (f) Lessor's Liens; provided that the aggregate amount of Liens permitted by clause (c), (d) and (e) shall not exceed $150,000 without the prior written consent of the Lessor (Liens described in clauses (a) through (f) above
(and to the extent approved to be outstanding in the case of clauses (c), (d) and (e)) are referred to herein as "Permitted Liens"). Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time.
Lessee shall indemnify and hold Lessor harmless from and against any and all losses which Lessor may sustain arising therefrom (including any claim by Owner Participant or any Financier).


SECTION 12.    TITLE, RECORDATION, FURTHER ASSURANCE, AND
                 COOPERATION WITH FINANCIERS.

     (a) Title. Legal title to the Aircraft shall at all times be vested in Lessor exclusively.
The acceptance of the Aircraft by Lessee and Lessee's possession thereof shall constitute merely a Lease. It is intended that this Lease constitute a true lease for tax and all other purposes and Lessee has no right, title or interest in the Aircraft other than as a Lessee hereunder and shall not claim any interest other than as Lessee hereunder. Without limiting the foregoing, Lessee shall not file any federal, state or local tax return claiming ownership of the Aircraft.

     (b) Registration. Prior to or concurrently with acceptance of the Aircraft by Lessee, the Aircraft shall be registered by Lessor in the United States and Lessee shall not take any action or allow any event to occur that might jeopardize such registration and Lessor, except as permitted under this Lease Agreement shall not take any action or allow any event to occur that might jeopardize such registration.

     (c) FAA Regulations. Lessee shall at all times comply with all FAA regulations and other requirements of the FAA during the Term that are required to maintain the Aircraft in a condition to satisfy the FAA Type Certificate and a valid current U.S. Standard Airworthiness
Certificate on the Aircraft, including but not limited to all service, inspection, maintenance, modification, repair and overhaul of the Aircraft; and in relation to the flight crew standards and the operations of the Aircraft, whether performed by Lessee or by others for Lessee. Lessee shall consult with Lessor and, if necessary or appropriate, the FAA, with respect to the action required to meet such requirements, including the execution of maintenance, flight operations and other contracts with persons or firms duly authorized by the FAA. Lessee and Lessor will execute all required documents and otherwise cooperate with all reasonable requests of each other to complete the activities contemplated in this Section 12(c).

     (d) Recordation of Lease. Lessor shall cause this Lease, all exhibits hereto, any Lease
Supplements, and any and all additional instruments which shall be executed pursuant to the terms hereof so far as permitted by Applicable Law, to be kept, filed and recorded and to be re-executed, re-filed and re-recorded at all times during the Term in the office of the FAA, pursuant to the Federal Aviation Act and in such other places or with such other governmental authority as Lessor may reasonably request to perfect and preserve Lessor's rights hereunder. The schedule of rental payments shall not be filed unless required by law or regulation.

     (e) Further Assurances. Lessee shall promptly and duly execute and deliver to Lessor such further documents (prepared at Lessor's sole expense) and assurances and take such further action as Lessor may from time to time during the Term reasonably request in order to establish and protect the rights and remedies created in favor of the Indemnified Parties hereunder or under the Operative Agreements or the title of Lessor to the Aircraft, including, without limitation, if requested by Lessor, at the reasonable expense of Lessee, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting any replacement or substituted engine or propeller to this Lease and the recording of filing of counterparts hereof, or of financing statements with respect hereto, in accordance with the laws of such jurisdiction as Lessor may reasonably deem advisable.

     (f) Cooperation with Financiers. Lessee acknowledges that Owner Participant and
Lessor will finance the acquisition of the Aircraft subsequent to the date of this Lease and may refinance the outstanding obligations at any time and from time to time (the initial and each subsequent financing are referred to herein as a "Financing"). Lessee further acknowledges that
Lessor or Owner Participant may, at any time and from time to time prior to or during the Term sell their respective interests in the Aircraft and this Lease to a new owner, and that owner may at any time and from time to time prior to or during the Term, grant Liens over the Aircraft or any part thereof (including, without limitation, the Mortgage) and Lessor may, at any time and from time to time prior to or during the Term, grant Liens over its rights under this Agreement to a Financier as security for Owner Participant's or, as the case may be, Lessor's obligations to such Financier.
Lessee further acknowledges that it will cooperate with Lessor with respect to a restructuring of the terms hereof at the time of the first Financing, including the execution of a new lease or sublease in replacement of this Lease on terms to be mutually agreed, subject to the terms of Subsection (i) below.

     (g) Notification of Status of Financing. Lessor undertakes to keep Lessee informed as to the selection of the Financiers and the structure arranging the implementation of any Financing.

     (h) Assurances to Financiers. Lessee undertakes to provide all reasonable assistance to every owner, Owner Participant, Lessor, and any Financier and their respective representatives and advisers including relocating the Aircraft to a selected jurisdiction at the time of any Financing provided such relocation does not deprive Lessee of the Aircraft for a period of more than 24 hours, and including entering into all additional documents, including operative agreements and any assignment of insurances (including amendments thereto) and amendments to or replacements of this Lease which may be necessary to permit the Financing to be completed and in connection with the perfection and maintenance of any Lien in relation to the Aircraft or any operative agreements required by any Financier, including but without limitation the making of all necessary filings and
registrations.   Lessee's operations as an operator of
commercial aircraft shall not be restricted or otherwise impaired in any material way as a result of the implementation of any such Financing. If any Financier shall impose upon Owner Participant or Lessor any requirements as to insurance, reinsurance, maintenance, operation or otherwise in respect of the Aircraft which are additional to or inconsistent with the requirements of this Lease, Lessee shall, upon receipt of notice from Lessor specifying such additional or inconsistent requirements and at all times thereafter during the Term unless and until Lessor shall otherwise specify by notice in writing, comply with such additional or inconsistent requirements in addition to, or, as the case may be, instead of the requirements of this Lease.

     (i)  Effects of Financing and Assignments.  Further to
Subsections 12(f) and 12(h) with
respect to any Financing, and to Section 19 with respect to an assignment by Lessor, Lessor hereby confirms the following:

          (i)  Lessee's operations as an operator of
commercial aircraft, as a provider of air transportation, and of the Aircraft shall not be restricted or otherwise impaired in any material way as a result of the implementation of any such Financing or assignment.

          (ii) Except as provided in Section 5(c), such Financing or assignment will not result in any limitation or diminution of Lessee's rights or Lessor's obligations under the Lease.

          (iii)     In the event of Financing, Lessee will
not be held responsible under this
Section 12 for the incremental cost of any ongoing material obligations including but not limited to those referenced in the last sentence of Section 12(h) required as a result of said Financing beyond:
 (A) those existing as of the date immediately preceding such Financing, and (B) those obligations identified in this Lease (except as specified in the last sentence of Section 12(h)) but which do not apply until such time as a Financing takes place.

          (iv) In the event of a Financing, Lessee will not be held responsible under
Section 14 for the incremental cost of any obligations which result in the Lessee being in a materially worse position than: (A) its position at the date immediately preceding such Financing, and (B) the position it will be in under the terms of this Lease at such time as a Financing takes place. For the purpose of this clause, it is expressly understood that Lessee would not be considered to be in a materially worse position under a Financing involving tax depreciation benefits in the United States provided that such Financing allows limited foreign use consistent with that permitted in this Lease.

          (v) Lessor will use its best efforts to minimize the imposition on Lessee of administrative requirements or costs incurred at the time of Financing as a result of said Financing or assignment. In the event of untoward administrative requirements, Lessor will on a case by case basis consider the reimbursement of Lessee's attorneys' fees for purposes of closing, dependent on the extent of those requirements and on Lessee's use of its best efforts to minimize those expenses.
Lessor will also in any case reimburse Lessee for any direct costs incurred in connection with an aircraft relocation required to accommodate a Financing.


SECTION 13.     RETURN OF AIRCRAFT AND RECORDS.

     (a) Return of Aircraft. With respect to the Aircraft, at the expiration of the Term, or upon the termination of this Lease pursuant to Section 16, Lessee, at its own expense, shall, except as otherwise provided in Section 16 hereof, return such Aircraft by delivering the same to Lessor at such location within the continental United States as selected by Lessor, with such Aircraft fully equipped with the Engines and the Propellers.

     (b) Return of other Engines and Propellers. Lessee may return the Airframe with an engine or propeller other than an Engine or Propeller (the
Engine or Propeller that is not being
returned  is referred to in this paragraph as "Replaced
Equipment" and that provided in its place is referred to as "Substitute Equipment"), and the Substitute
Equipment shall be deemed to be an
Engine or Propeller for all purposes hereof, provided that the following conditions have been met:

          (i) Lessee shall have provided Lessor with at least 30 days' advance notice prior to the Return Date identifying the Substitute Equipment including maintenance status and ownership interests.

          (ii) Substitute Equipment shall have a value and utility at least equal to, and shall be in as good operating condition as, Replaced Equipment (other than as to accumulated hours, changes in which shall affect return conditions calculations), shall be in the condition and repair required by the terms hereof for an Engine or Propeller upon return, shall be of the same or another manufacturer of the same or a comparable or improved model and suitable for installation and use on the Aircraft with the other Engine and Propellers duly installed on the Airframe.

          (iii) Lessor, and all parties with ownership, leasehold or security interests in
Replaced Equipment shall be granted identical interests in Substitute Equipment, free and clear of any other liens or interests. There shall be delivered to and accepted by the appropriate party full warranty (as to title) bills of sale, amendments to leases and security agreements, opinions, and all other documents as deemed necessary or appropriate to create identical interests in the Substitute
Equipment.

          (iv) Lessor, and all parties with ownership, leasehold or security interests in the Replaced Equipment shall have conveyed title thereof to the proper party and shall have released all liens and interests therein. Conveyance of title to Replaced Equipment by Lessor as applicable shall be as-is, where-is, without recourse or warranty, express or implied except a warranty from Lessor against Lessor's Liens, and a warranty of all Lessor's right, title and interest in and to the Replaced Equipment.

          (v) Lessor or its agent shall be exclusively responsible for all communications with all parties with ownership, leasehold or security interests in Replaced Equipment and in any Substitute Equipment in which Lessor also has an interest.
Lessor makes no representation or
warranty that the necessary actions or approvals will be obtained or of the costs thereof. Lessee shall be responsible for all communications with any other parties.

          (vi) Lessee shall be responsible for all fees or expenses charged in connection with this substitution by Lessor and by all parties with ownership, leasehold or security interests in Replaced Equipment or Substitute Equipment. Lessee shall also be responsible for recording fees and for Lessor's attorneys' reasonable fees and reasonable expenses. Lessor shall not charge a fee to Lessee for Lessor's services and will use reasonable efforts to mitigate third party attorneys' fees.

     (c) Maintenance Status. The maintenance status of individual components on the
Aircraft may vary from delivery condition but the overall maintenance status of the Aircraft at the time of the Aircraft's return to Lessor shall be subject to the following minimum standards:

          (i) All parts, systems and components (other than Engines and their associated line replaceable units) that are considered under the Lessee's FAA maintenance program and the Manufacturer recommended maintenance program to be "on-condition" shall be functioning and serviceable.

          (ii) All Components (as hereinafter defined) that are listed in Exhibit B as having a defined life between service, inspections, overhaul or replacement by way of hours, cycles or calendar time shall have one-half time remaining of the then defined life in hours, cycles or calendar time between service, inspections, overhaul or replacement; provided that if subsequent to the date hereof any Component is considered under the Lessee's FAA maintenance program and the Manufacturer's recommended maintenance program to be "on-condition", such Component shall be deleted from the list of Components in Exhibit B and shall be returned to Lessor in the condition required by Subsection (c)(i) hereof and; provided Aircraft shall be deemed to have satisfied return conditions for Components if all Components on average meet the half-life standard set forth in subsection (c)(ii).

Average half-life shall be measured by application of the formula set forth below. In the event the Half-Life Variance is greater than zero, there shall be deemed to be a deficiency in the overall maintenance status of the Aircraft, and Lessee shall make a payment to Lessor in the amount of the Half-Life Variance. In the event the Half-Life Variance is less than zero, there shall be deemed to be a betterment in the overall maintenance status of the Aircraft, and Lessor shall make a payment to Lessee in the amount of the Half-Life Variance. The formula to calculate the Half-Life Variance is as follows:




     Half-Life Variance = S (TBO/2 - TRr) x (Vo/TBO)

          Where:

          "Half-Life Variance" - is the sum of the difference in value for all individual
Components fitted on the Aircraft between the maintenance standard as defined in subparagraph (c)(ii) above and the value at the date of return of the Aircraft.

          "Components" - as used in this Section, is defined in Section 13.(c)(ii). Engines
(both HSI/GBI and hard-time overhaul) shall not be included in the calculation.

          "TBO" - is the limit between major maintenance events (overhauls, inspections, or replacements) for each Component as specified in Seller's
Jetstream 41 Maintenance
Manual as approved by the FAA, and as generally accepted in the United States for operation of such Aircraft, which limit shall be specified in Exhibit B hereto but which is subject to adjustment from time to time to conform to changes in the
Jetstream 41 Maintenance Manual, provided, however, that such change is generally accepted in the United States for operation of Jetstream 41
Aircraft.

          "Vo" - is the projected cost of each major maintenance event for each Component based on the direct cost of overhaul, inspection or replacement for said Components as required by the Lessee's FAA approved maintenance program. Vo shall be agreed between Lessor and Lessee from time to time during the term of this Lease based upon Lessee's experienced cost of overhaul and that generally available in the marketplace.

          "TRr" - is the time remaining on each Component at the time of return of the Aircraft until the next major maintenance event as identified at the time of return of the Aircraft.

          (iii)        All exterior painted surfaces shall
be in good condition, ordinary wear and
tear only excepted. The interior shall be in good, clean, undamaged and untorn appearance and condition, ordinary wear and tear only excepted.

     (d) Records. Upon the return of the Aircraft, Lessee shall deliver to Lessor all logs, manuals, certificates, data and inspection, modification, repair, and overhaul records which are required to be maintained with respect thereto under applicable rules and regulations of the FAA, Department of Transportation or other government agency having jurisdiction over the Aircraft.
All records shall be in full compliance with Part 135 or
Part 121 as amended or superseded,
whichever is applicable to Lessee. If Lessor so requests, Lessee shall also provide a copy of the portions of the Lessee's general maintenance manual which relate to the maintenance and records practices for the Aircraft. Obligations with respect to the return of manuals shall not be imposed on Lessee to the extent Lessee would be required to acquire more individual copies of manuals than it has previously been required to maintain as part of the operation of its fleet of Jetstream 41 aircraft.
 Lessee shall be required to return such manuals that Lessee has been required to maintain, to the extent that they become surplus to Lessee as a result of the return of aircraft.

     (e) General Condition of Aircraft. Upon return of the Aircraft, the Aircraft's fuel tanks shall be full (provided that if the fuel tanks are not full at delivery, Lessee will be obligated upon return to provide the same level of fuel as at delivery) and the Aircraft shall (1) be in the same good operating order, repair, condition and appearance as when received, ordinary wear and tear excepted; (2) be free and clear of all Liens (other than Lessor's Liens); (3) be clean by airline standard; (4) have installed the full complement of parts, accessories and loose equipment delivered by Lessor in respect of the Aircraft and any such parts, accessories and loose equipment as is required for an Aircraft operating under FAR Part 135;
(5) have a valid, standard FAA
Certificate of Airworthiness under FAR Part 135 or FAR Part 121 as applicable of the Federal
Aviation Regulations; (6) be in compliance with the Manufacturer's original equipment specifications; (7) have undergone, immediately prior to redelivery, a next scheduled check in accordance with the Lessee's FAA approved equalised maintenance program; (8) be in compliance with Lessee's FAA approved maintenance and corrosion control programs, (9) be in compliance with all applicable airworthiness directives and Manufacturer's mandatory service bulletins, applicable in reference to effective date, which by the term thereof must be complied with on the Lease termination date, however compliance may not be by way of recurring inspection unless the
Manufacturer has failed to provide a final corrective modification, to include applicable part(s) for replacement, prior to the Lease termination date in which case compliance may be by way of recurring inspection; (10) have installed all applicable vendor's and Manufacturer's service bulletin kits received free of charge by Lessee that are appropriate for the Aircraft or to the extent not installed, those kits shall be furnished free of charge to Lessor; (11) have any and all damage (or repairs of damage) to the Aircraft, be demonstrated by Lessee to be within structural repair manual limits, or else be covered by concessionary paperwork acceptable to the FAA; (12) have wings free of fuel leaks noted as excessive or out of specified limits as defined in the applicable Aircraft
Maintenance Manual or Fuel Tank Component Maintenance Manual; (13) have landing gear and wheel wells clean and free of excessive or out of specified limit leaks as defined in the applicable
Aircraft Maintenance Manual or Landing Gear Component Maintenance Manual; (14) have the fuselage, wings and empennage in compliance with the latest applicable structural inspection or within 12 months of the last structural inspection, as designated in the approved maintenance program ; (15) a fuel tank treatment program shall be in operation as required; (16) have emergency equipment that has a calendar life a minimum of one (1) year or one hundred percent
(100%) of its total approved life, whichever is less, remaining; and (17) have all Lessee identification (i.e., name and logo) removed from the Aircraft, if requested by Lessor, at Lessee's cost and expense.

     (f) Engines. Lessee agrees to maintain each Engine on a program as contained in the Lessee's approved maintenance manual or included in the Jetstream 41 Maintenance Review Board
(MRB) Report. In the event Engines are maintained on a hard time program, Lessee shall return
Engines with an average of half time remaining of the then approved Engine manufacturer's program (provided that no individual Engine shall have less than one quarter time remaining to the next /CAM inspection) or pay the financial equivalent as determined by the formula below.. In the event Engines are maintained in accordance with an on condition maintenance program, Lessee shall provide data trend information substantiating that there are no less than 3000 hours remaining before / a CAM inspection, and similar time remaining with respect to line replaceable units or shall pay the financial equivalent as determined by the formula below .

          Variance = (Vo/TBO) x (T - [TBO - TSO])
Where:
Vo = Projected cost of shop visit if Engines are on hard time or average price of shop visits over the fleet if Engines are on condition.

TBO = Hard time between CAM inspection if Engines are operated on a hard time program or the average time achieved by the fleet between CAM inspection if applied to Engines on condition.

T = TBO/2 if an Engine is operated on hard time or 3,000 hours if an Engine is operated on condition.

TSO = Time since last CAM.


     (g) Half-Time Equivalency. To the extent that the Engines are returned in a condition better than the standard required in paragraph (h) above, Lessee may apply the betterment ( as determined by the formula in paragraph (h) above) solely against amounts owning Lessor under paragraph (c)(ii).

     (h) Final Inspection. Immediately prior to return of the Aircraft, Lessee, at its own expense, shall make the Aircraft available to Lessor for inspection ("Final Inspection") at Lessee's primary maintenance location in order to verify that the condition thereof complies with the provisions of this Section 13. In the event that, due to delays caused by Lessee, any required work, repairs or services delays the return of the Aircraft to Lessor beyond the expiration or earlier termination of the Term of this Lease, Lessee shall continue to pay Rent in the same manner as if there had been no expiration or termination of this Lease for the number of days until such required work, repair or servicing has been completed and the Aircraft is returned to Lessor as provided hereinabove pending which Lessee shall have no right to use the Aircraft. The period allowed for the Final Inspection shall have such duration as to permit Lessor to conduct the following:

          (i) inspection of all records, logs and other materials referred to herein;

          (ii) inspection of the Airframe, Engines, and Parts including without limitation, data trend reports for Engines; and

          (iii) an operational test flight or flights of a total duration not exceeding three hours with Lessor's representatives as observers. Lessee shall maintain adequate insurance coverage for such flight or flights in accordance with the terms of this Agreement and such additional insurance coverage, if any, as Lessor may reasonably require.

     (i) Storage. Upon any expiration or termination of this Lease with respect to the Aircraft, at the written request of Lessor received by Lessee ten (10) days in advance of the date provided for redelivery to Lessor hereunder, subject to availability of space at Lessee's facilities, Lessee shall arrange, or shall cause to be arranged, storage of such Aircraft beyond the Term for a period not exceeding ninety (90) days at Lessor's risk and expense.

     (j) Alterations. At the time of return of the Aircraft, if not otherwise specified in Lessee's records returned to Lessor, Lessee shall notify
Lessor of any alterations made to the
Aircraft as a result of any Applicable Law, rule, regulation or order of any government or governmental authority.


SECTION 14.     TAX INDEMNITY, GENERAL INDEMNITY.

     (a) General Tax Indemnity. Subject to exclusions stated in Section 14(b) below,
Lessee agrees to indemnify, defend and hold harmless each Indemnified Party, against all Taxes, howsoever imposed (whether imposed upon any Indemnified Party, all or any part of the Aircraft or otherwise), by any Federal, state or local government, political subdivision, or taxing authority in the United States, by any government or taxing authority of or in a foreign country or of or in a territory or possession of the United States, or by any international authority, upon or with respect to or in connection with, based upon or measured by, in whole or in part:

     (i) the Aircraft, the Airframe, the Engines, the Propellers, the Parts, or any part of any of the foregoing or interest therein;

     (ii) the manufacture, modification, purchase, financing, ownership, delivery, non-delivery, leasing, possession, use, operation, return, storage, transfer of title, sale, acceptance, rejection or other disposition of or action or event with respect to the Aircraft, the Airframe, the Engines, the Propellers, the Parts, or any part of any of the foregoing or interest therein;

     (iii) the rentals, receipts, income or earnings, gains or revenue arising from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, storage, transfer of title, sale, substitution, or other disposition of the Aircraft, the Airframe, the Engines, the Propellers, the Parts, or any part of any of the foregoing or interest therein;

     (iv) the Lease or the Rent or other sums payable by Lessor;

     (v) the property, or the income or other proceeds received with respect to the property, held by the Security Trustee under the Mortgage;
or

     (vi) the Operative Agreements or amendments or supplements thereto, their execution or the transactions contemplated thereby.

     (b)  Taxes Excluded.  The indemnity provided for in
Section 14(a) above shall not
extend to any Taxes not due in whole or part to: (1) the acts or omissions of Lessee; (2) the delivery or acceptance of the Aircraft by or to Lessee; (3) the use, possession, maintenance or operation of the Aircraft by Lessee; (4) the misrepresentations of Lessee; or (v) the breach of any covenant or warranty by Lessee. The indemnity provided for in Section 14(a) above shall not extend to any of the following:

          (i) in the case of the Lessor and its respective successors, transferees or assigns permitted under the terms of the Operative
Agreements, taxes on, based on, or measured by, the income, capital, franchises, excess profits or conduct of business (other than taxes which are in the nature of sales, use, value added, excise, license or property taxes) of such Indemnified
Party imposed by the United States of America or any state or local or foreign government or other taxing authority (collectively, "Income Taxes") other than "Covered Income Taxes" (as such term is defined below);

          (ii) in the case of each Financier and the Security Trustee and their respective successors, transferees or assigns permitted under the terms of the Operative Agreements, taxes on, based on, or measured by income, receipts, capital, franchises or conduct of business of such Indemnified Party, other than such Taxes imposed by any taxing authority of any jurisdiction to the extent such Taxes exceed the amount that would have been imposed had the Aircraft never been operated to or used in such jurisdiction;

          (iii)     Taxes relating to the Aircraft for any
period after the expiration or early
termination of the Term and return of the Aircraft by Lessee, except that Taxes incurred in connection with the exercise of any remedies pursuant to
Section 16 hereof following the
occurrence of an Event of Default or pursuant to Exhibit D shall not be excluded from the indemnity provided for in Section 14(a) hereof;

          (iv) Taxes imposed against the Owner Trustee or Security Trustee with respect to any fees received by it for services rendered in its capacity as Security Trustee under the Mortgage and Taxes imposed on the Lessor with respect to fees or compensation for services rendered in its capacity as Trustee under the Trust
Agreement;

          (v) as to any Indemnified Party, Taxes in respect of the Aircraft or the
Operative Agreements which arise out of or are caused by the willful misconduct or gross negligence of such Indemnified Party, or the breach by such Indemnified Party of any express covenant, agreement or representation in the Operative Agreements;

          (vi) Taxes which become payable by reason of any transfer by an Indemnified
Party of all or any portion of its interest in the Aircraft, the Mortgage, the Trust Estate, any interest in any Operative Agreement or shares of stock in an Indemnified Party (other than transfers which occur as a result of the exercise of any rights under Section 16 or Exhibit D hereof, or any remedies under the Mortgage);

          (vii) Income Taxes imposed on the Trust or the Owner Participant other than
Covered Income Taxes; and

          (viii) Taxes imposed by way of deduction or withholding by the U.S. Federal
Government on payments to a Person who is not a United States Person or, except for
Covered Income Taxes, by any foreign government on payments to any Person (provided, that if in any case any such Taxes are imposed as a result of a change in a tax treaty after the date hereof that is not already published as a proposed change on the date hereof or on the date an Indemnified Party becomes an Indemnified Party, Lessee and the applicable
Indemnified Parties agree to negotiate in good faith a restructuring of the transaction contemplated hereby to eliminate such Taxes without changing the economic terms of this transaction, but if such Taxes are not so eliminated within 90 days from the date of the imposition of such Taxes, Lessor may (unless Lessee agrees to extend the indemnity provided for in Section 14(a) above to cover such Taxes) elect to terminate this Lease on not less than an additional 90 days prior notice to Lessee, whereupon the Term of this
Lease shall terminate and Lessee shall return the Aircraft to Lessor in the condition required under Section 13 hereof on the date so selected by Lessor in its notice of termination).

     For purposes of this Section 14(b), a "Covered Income Tax" shall mean an Income Tax
(including, without limitation, a tax imposed upon gross income or receipts) imposed on an Indemnified Party by any taxing authority (excluding the U.S. Federal Government) (A) in whose jurisdiction the Indemnified Party (including for this purpose all entities with which it is combined, integrated or consolidated in such taxing authority's jurisdiction) did not engage in business, did not maintain an office or other place of business, and was not otherwise located, but the term "Covered Income Tax" shall include any Income Tax imposed by a jurisdiction in which the Indemnified Party is deemed to engage in business, or be otherwise located, to the extent it results from the operation of the Aircraft in such jurisdiction or the transactions contemplated by the Operative Agreements, or (B) in whose jurisdiction the Indemnified Party in fact is doing business, maintaining an office or other place of business, or is otherwise located, if such circumstance was no factor in the imposition of such Tax.

     (c) Amount of Payment. The amount Lessee shall be required to pay with respect to any Tax indemnified against under Section 14(a) hereof shall be an amount which (after taking into account all United States Federal, state or local, and any foreign income tax effects on the Indemnified Party and the anticipated realization by such Indemnified Party of tax benefits resulting from the transaction to which such indemnity is related, the present value of any anticipated future tax benefits to be realized by such party as a result of deducting or crediting such Tax or as a result of the matters immediately giving rise thereto, and the loss of use of money between the time indemnity payments are included in income and tax benefits are realized) will be sufficient to restore the Indemnified Party to the same position such party would have been in had such Tax not been incurred or paid. For purposes of this Section 14(c), it shall be assumed that any payment made to any Person shall be taxable to the Indemnified Party at the highest applicable United States Federal, state, and local and foreign rates in effect for the taxable year for which the computation is made.
Computations involving the loss of use of money and present values shall be based on the corporate base rate on the date payment is made under Section 14, as adjusted for applicable income tax effects and compounded quarterly on the Rent Payment Dates.

     (d)  Procedures.  Any amount payable to an Indemnified
Party pursuant to
Section 14(a) above shall be paid within 30 days after receipt of a written demand therefor from such Indemnified Party accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to the time such Taxes are due to be paid.

     (e) Refund. If a payment with respect to Tax under this Section 14 as calculated pursuant to Section 14(c) above turns out to have been incorrectly made because the Tax was not payable by the Indemnified Party or should not have been indemnified against then, upon receipt by an Indemnified Party of a refund or credit of all or part of any Taxes which Lessee shall have paid for such Indemnified Party or for which Lessee shall have reimbursed or indemnified such
Indemnified Party, and provided there shall not have occurred any Event of Default, such Indemnified Party shall pay to Lessee (or if such Indemnified Party is not Lessor, Lessor shall pay to Lessee) an amount which, after subtraction of the amount of any further net tax savings
(or addition of the amount of any net tax detriment), if any, realized by such Indemnified Party as a result of the receipt thereof and payment under this paragraph, is equal to the amount of such refund and any interest received by such Indemnified Party on such refund (or if such Indemnified Party is not Lessor an amount equal to the amount received by Lessor pursuant to the Financier Documents which is referable on any such Tax which Lessee has so paid or for which Lessee has so reimbursed or indemnified); provided, however, that such amount shall not be payable (i) before such time as Lessee shall have made all payments or indemnities then due and payable to such Indemnified Party under Section 14(a) and under any other provision of the Operative Agreements or (ii) to the extent that the amount of such payment would exceed (A) the amount of all prior payments (other than amounts attributable to interest) by Lessee to such Indemnified Party with respect to such Taxes less (B) the amounts of all prior payments (other than amounts attributable to interest) by Lessor to Lessee with respect to such Taxes.

     (f) Reports and Returns. In case any report or return is required to be made with respect to any Tax which is subject to indemnification under
Section 14(a) hereof, Lessee will
either make such report or return in such manner as will show the ownership of the Aircraft in the Lessor and shall send a copy of the applicable portion of such report or return to the Indemnified Party or, where Lessee is not permitted to file such report or return, will notify the Indemnified Party of such requirement and prepare and deliver such report or return to the Indemnified Party in such manner as shall be satisfactory to such Indemnified Party within a reasonable time prior to the time such report or return is to be filed.

     (g) Withholding Taxes. All payments of Rent hereunder will be free and clear of all withholding taxes, and if any withholding taxes are required with respect to any such payments, Lessee shall pay an additional amount such that the net amount actually received will be equal to the amount that would be due absent such withholding. Each Indemnified Party shall promptly pay to Lessee the amount of any withholding taxes for which Lessee has no obligation to indemnify such Indemnified Party under this Section 14.

     (h) General Indemnity. The Lessee hereby agrees to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless (provided such indemnity shall not extend to the Manufacturer of the Aircraft or any of its component parts and their affiliates for any claims arising out of Manufacturer's legal liability as a manufacturer, repairer or supplier of the Aircraft or any of its component parts) each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, claims (including claims by an employee of the Lessee or any of its agents or contractors), actions, suits and related costs, judgments, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature excluding Taxes (for purposes of this Section 14(h) collectively called "Expenses"), imposed on, asserted against or incurred by any Indemnified Party, in any way resulting from or arising out of (i) this Lease and the other Operative Agreements, (ii) the construction, installation, ownership, design, maintenance, storage, delivery, lease, sublease, possession, use, operations or condition of any Airframe, Engine or Propeller or engine or propeller used in connection with the Aircraft (including, without limitation, latent and other defects, whether or not discoverable by the Indemnified Party or the Lessee, and any claim for patent, trademark or copyright infringement and any claim arising under the strict liability doctrine in tort), or (iii) the sale or other disposition of any Airframe, Engine or Propeller or any portion thereof pursuant to
Section 8, 9 or 16 or Exhibit D hereof. . Except to the extent fairly attributable to the failure of Lessee fully to discharge its obligations under this Lease the indemnities contained in this
Section 14(h) shall not apply, as to any Indemnified Party, to any Expense to the extent resulting from or arising out of one or more of the following: (A) any breach of a representation or warranty in this Lease of such Indemnified Party; or (B) a breach by such Indemnified Party of any express covenant or other agreement in this Lease to be performed or observed by such
Indemnified Party; or (C) the gross negligence or willful misconduct of such Indemnified Party;
or (D) a disposition (voluntary or involuntary) by such Indemnified Party of all or any part of such Indemnified Party's interest in the Airframe, or any Engine or Propeller or the Operative
Agreements (other than as contemplated by Sections 8, 9 and 16 and Exhibit D or following the occurrence of a Default or Event of Default); or (E) any Taxes whether or not Lessee is required to indemnify for such Taxes pursuant to the other Sections of this Section 14 hereof (it being agreed that the other Sections of this Section 14 provide for Lessee's sole liability to indemnify with respect to Taxes); or (F) acts or events with respect to the Airframe or any Engine or Propeller after the later of (i) return of possession of the Airframe or such Engine or such Propeller to the Lessor or its designee pursuant to the terms of the Lease, or (ii) the termination of the Term with respect to the Airframe or such Engine or Propeller in accordance with the
Lease; or (G) the authorization or giving of any future amendments, supplements, waivers or consents with respect any of the Operative Agreements other than such as have been requested by or consented to by Lessee or as contemplated hereunder or resulting from or arising out of a Default or Event of Default. If Lessor shall have knowledge of any claim or liability hereby indemnified against it shall give prompt written notice thereof to the Lessee; provided, however, that the failure of Lessor to give such notice shall not relieve the Lessee of any of its obligations hereunder.

     If Lessor shall obtain a recovery of all or any part of any Expense or other amount which the Lessee shall have paid to Lessor or for which the Lessee shall have reimbursed Lessor, pursuant to this Section 14(h), Lessor shall pay to the Lessee an amount equal to the amount of such recovery, adjusted as provided in Section 14(c).

     (i) Payments. All amounts payable by the Lessee pursuant to Section 14(h) shall
(i) be payable on demand to Lessor, or at Lessor's written request, payable directly to the parties entitled to indemnification and (ii) be adjusted as provided for Taxes as provided for in
Section 14(c) hereof.

     (j)  Survival.  All the indemnities contained in
Section 14(h) shall continue in full
force and effect notwithstanding the expiration or other termination of this Lease and shall, in that event, be enforceable by the Lessor and each Indemnified Party. The Lessee's obligations under Section 14 shall be that of primary obligor irrespective of whether the Indemnified Party shall also be indemnified with respect to the same matter under any other agreement by any other
Person.

     (k) Contest Rights. If any claim is made against Lessor or Lessor is otherwise liable, for any Taxes which Lessee is required to pay or indemnify against pursuant to this Agreement,
Lessor shall, promptly upon becoming aware of the same, notify Lessee in writing. If reasonably requested by Lessee in a written notice to Lessor, Lessor and Lessee shall (at the cost of Lessee) seek the opinion of a reputable independent tax accountant or counsel in the relevant jurisdiction or jurisdictions acceptable to Lessor. If in the opinion of such accountant or counsel, a contest of the claim has merit and a substantial chance of success, then to the extent that there are means available by which to do so, Lessor shall in good faith take such action as Lessee may reasonably request to contest (including pursuing all administrative and one level of judicial appeals) the validity, applicability or amount of such claim for taxes and shall:

     (a) resist or seek postponement of payment thereof if available and practicable;

     (b) pay the same only under protest, if protest is necessary and proper; or

     (c) if payment shall be made, seek refund thereof in appropriate administrative or judicial (including one level of judicial appeal) proceedings;

     Provided Always that:

          (i) Lessee shall indemnify Lessor (and prior to Lessor taking such action shall provide to Lessor security satisfactory to Lessor in respect of any amounts so payable) against all losses, costs and expenses Lessor may incur in connection with or as a result of contesting such claim or taking such action, including, without limitation, all reasonable legal and accountants' fees and disbursements, and the amount of any interest or penalties which may be payable and any other loss or damage whatsoever which may be incurred as a result of contesting such claim or taking such action;

          (ii) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Taxes, Lessee shall have advanced to Lessor sufficient funds (on an interest-free basis and, if such advance results in taxable income to Lessor on an after-tax basis) to make such payment;

          (iii) nothing herein shall require Lessor (acting reasonably and in good faith) to disclose any information or provide any document Lessor considers confidential to it or to any customer of it, or to take or refrain from taking any action or doing anything which would (or might), in the opinion of Lessor adversely affect either immediately or at any time in the future in any respect of any of the business or commercial interest of Lessor or any of its affiliates; and

          (iv) Lessee shall give Lessor sufficient information concerning such contest as they may request from time to time.

     (l) Additional Contest Rights. Subject to (i) no Event of Default having occurred and continuing, (ii) to the prior written approval of Lessor (such approval not to be unreasonably withheld), and (iii) Lessee first ensuring that Lessor is indemnified and secured to its satisfaction against all costs, expenses and liabilities thereby incurred or to be incurred, Lessee shall be entitled to take, in the name of Lessor, such action as Lessee shall see fit to defend or avoid any such Expenses as are referred to in Section 14(h) or to recover the same from any third party; and so long as the conditions described in clauses (i), (ii) and
(iii) of this paragraph (l) are continuing to be complied with, Lessor shall not without Lessee's prior consent, which consent shall not be unreasonably withheld or delayed, settle, compromise or pay any Expenses in respect of which Lessee is required to indemnify Lessor pursuant to Section 14(h).


SECTION 15.     EVENT OF DEFAULT.

     The following events shall constitute Events of
Default:

     (a) The Lessee shall fail to make any payment of Rent, when due, subject to a five business day grace period available once in each fiscal quarter in each of Lessee's fiscal years during the Term; or

     (b) There shall occur any failure of Lessee to procure any of the insurance coverage required by Section 10 hereof or such insurance shall cease to be in full force and effect; or

     (c) Lessee shall fail to observe or perform any other of the covenants, conditions, agreements or warranties to be performed or observed by Lessee hereunder and such failure shall continue unremedied for the earlier to occur of (i) a period of ten Business Days after written notice thereof by Lessor, or (ii) a period of ten Business Days after any corporate officer of Lessee who, in the normal course of his operational responsibilities, would have knowledge of the matter and the requirements of this Lease with respect thereto shall have obtained actual knowledge of such failure; provided, however, removal of the Aircraft at any time from the continental limits of the United States or Canada in a manner not permitted hereunder shall result in an immediate Event of Default; or

     (d) Any representation or warranty made by Lessee herein or any document or certificate furnished Lessor pursuant hereto shall prove to have been incorrect in any material respect when made and shall remain incorrect and material;
or

     (e) Lessee shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or Lessee shall fail to pay its debts generally as they come due (as provided in 11 U.S.C. 303(h)(l)), or shall make a general assignment for the benefit of its creditors, or Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable Federal or State bankruptcy, insolvency or other similar law or shall consent to the entry of an order for relief in an involuntary case under any such law or Lessee shall file an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or otherwise seek relief under the provisions of any now existing or future Federal or State bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

     (f) An order, judgment or decree shall be entered in any proceedings by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof: or

     (g) A petition against Lessee in a proceeding or case under the bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, in case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within 90 days thereafter, or a decree or order for relief in respect of the Lessee shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, as now or hereafter constituted, and such decree or order shall remain unstayed in effect for a period of 90 days, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

     (h) A final judgment or judgments by a court or courts or competent jurisdiction for the payment of money in excess of $150,000, shall be rendered against Lessee and the same shall remain undischarged for a period of 60 days during which execution of such judgment shall not be effectively stayed, provided, however, that Lessee has not provided for Lessor's benefit a bond or has not placed cash or a cash equivalent in escrow, in each case sufficient to pay the full amount of such judgment or judgments on terms reasonably satisfactory to Lessor; or

     (i) There occur, be continuing, and having been declared in writing by the party in interest, an event of default under any other agreement between Lessee or an affiliate thereof and Lessor, Owner Participant, Seller, Manufacturer, Trident or any affiliate thereof, or any trustee acting on behalf of any of them, or any lease or sublease with respect to a Leased Aircraft or any sublease or lease of a Jetstream Model 3101, 3201, or 4101 Turboprop aircraft by Lessee or an affiliate of Lessee ("Other Agreements"), such that pursuant to the terms of the Other
Agreements the event of default as defined therein shall permit the party in interest to terminate said Other Agreement; or

     (j) The code sharing agreement between Lessee or its affiliates, and United Airlines, shall cease to be in full force and effect prior to its expiration in accordance with its term or shall have been amended, modified or supplemented and such amendment modification or supplement would materially adversely affect the ability of Lessee or any affiliate or subsidiary of Lessee to perform its obligations hereunder, provided, however, that nothing contained herein shall preclude Lessee from entering into any code sharing agreement with any other carrier, or

     (k) If the Aircraft is flown without a valid certificate of airworthiness or any other valid permit to fly issued by the FAA or the registration of the Aircraft or recordation of this Lease is canceled except where such cancellation is caused by the default or negligence of Lessor.


SECTION 16.     REMEDIES.

Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by notice to Lessee this Lease to be in default;
and at any time thereafter so long as Lessee shall not have remedied all outstanding Events of
Default, Lessor may do, and Lessee shall comply with, one or more of the following with respect to the Airframe or any Engine or Propeller, as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable
Law then in effect:
     (a) Repossession. Cause Lessee, upon the written demand of Lessor and at Lessee's expense, to, and Lessee shall, promptly return the Airframe or any Engine or Propeller as Lessor may demand to Lessor at such location in the continental United States of America as selected by Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 13 hereof as if such Airframe, Engine or Propeller were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Airframe, Engine or Propeller is located or believed to be located and take immediate possession of and peaceably remove such Airframe, Engine or Propeller without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Lessee shall comply therewith, all without liability to Lessor for or by reason of such entry or taking possession, whether for the restoration of damage to property caused by such taking or otherwise;

     (b) Keep Idle. Hold, use, operate, sublease to others or keep idle all or any part of the Airframe, Engine or Propeller as Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of Lessee except as hereinafter set forth in this Section 16 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto;

     (c) Rescission. Rescind this Lease as to the Airframe or any Engine or Propeller; or

     (d) Other Remedies. Exercise any other right or remedy which may be available under applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

In addition, Lessee shall be liable for any and all Supplemental Rent due hereunder before or after any termination hereof, including all costs and expenses (including reasonable attorney's fees and disbursements) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto including all costs and expenses incurred in connection with the return of any Airframe, Engine or Propeller in accordance with the terms of
Section 13 hereof or any appraisal of the Aircraft. No remedy referred to in this Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be or be construed to be, a waiver of any future or subsequent Event of Default.


SECTION 17.     LESSOR'S RIGHT TO PERFORM FOR LESSEE.

If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand. No such action shall be deemed a repossession of any Airframe, Engine or Propeller, and no such payment or performance or other act shall be deemed to relieve the Lessee from any default hereunder.


SECTION 18.     COUNTERPARTS.

This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall, subject to the next sentence and the legends appearing on the cover and signature page hereof, be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper
(as the term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "original" counterpart which shall be identified as the counterpart containing the receipt therefor executed by the Security Trustee on the signature page thereof.


SECTION 19.     ASSIGNMENT.

     (a) Assignment by Lessor or Owner Participant. Lessor or Owner Participant may, without the consent of Lessee sell, assign or otherwise transfer any or all of its rights in the Aircraft or any or all of its rights or obligations hereunder or under the Trust Agreement. In the event of such an assignment by Lessor, Lessee agrees to execute all amendments to this Lease necessary to reflect the interests of such assignee.

     (b) Assignment by Lessee. Lessee may not assign any of its rights hereunder. The prohibition against assignment by the Lessee can by waived with the prior written approval by Lessor. If an approval is granted to an assignment for the remainder of the Term, the Lessee will be relieved of its obligation under Section 22(a) to continue to operate as an operator of commercial aircraft and of the Aircraft.


SECTION 20.     MISCELLANEOUS.

     (a) Applicable Law. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.
This Lease shall be effective for all
purposes as of the date first above written.

     (b) Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally or otherwise actually received or five days after being deposited in the United States mail, registered, postage prepaid, addressed as follows:

     If to the Lessee:

                         Atlantic Coast Airlines
                         515A Shaw Road
                         Sterling, Virginia 20166
                         Attn: Chief Financial Officer
                         Fax: 703-406-6294

     If to the Lessor:

                         First Security Bank , National
Association
                         79 South Main Street
                         Salt Lake City, Utah 84111
                         Attn: Corporate Trust Department
                         Fax: 801-246-5053
                         Phone: 801-350-5630

     If to the Owner Participant:

                         British Aerospace Asset Management,
Inc.
                         15000 Conference Center Drive,
Suite 200
                         Chantilly, Virginia  20151
                         Attn:     Vice President and
General Counsel
                         Fax: 703-227-1766

     or at such other place as any such party may designate by notice given in accordance with this Section to the other parties.

     (c) Judicial Proceedings. Lessee and Lessor hereby each waive personal service of process and consent that service of process upon each of them may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 20(b), and service so made shall be deemed completed on the third
Business Day after such service is deposited in the mail.
Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lessor to bring proceedings against the Lessee in the courts of any jurisdiction.

     (d) Unenforceability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (e) Residual Value. Nothing in this Lease shall be construed to be a guarantee by Lessee of any particular residual value of the Aircraft, provided, however, that this Section 20(e) shall not reduce Lessee's obligations otherwise set forth in this Lease.

     (f) Time of Essence. Time is of the essence of this Lease and of every provision herein contained.

     (g) Set-Off. Lessor shall be entitled to set-off or withhold from any amount due and payable to Lessee by Lessor under this Lease, or any amount standing to the credit of Lessee on any account between Owner Participant, Lessee and Lessor, any amounts from time to time due and payable by Lessee to Lessor or Owner Participant under any agreement in relation to the Leased Aircraft or any spare parts for the Leased Aircraft or otherwise, and shall be entitled to do so notwithstanding that any such amount or amounts may not be expressed in the same currency.

Lessee agrees that, with respect to any claim which it may now or hereafter have against Owner
Participant, Lessor, Seller, Manufacturer, British Aerospace Public Limited Company or any of their respective affiliates or subsidiaries in connection with any other transaction whatsoever,
Lessee shall pursue any such claim independently of Lessee's obligations under this Lease and
Lessee agrees not to use any such claim as a defense against, set-off from or counterclaim to Lessee's obligations hereunder.

     (h) Integrated Agreement. This Lease means this Lease Agreement, the Schedules and the Exhibits hereto, and embodies together with any letter agreements dated of even date herewith the entire agreement and understanding between Lessor and Lessee relating to the Lease of the Aircraft and other items to be delivered hereunder. Any other previous oral or written communications, representations, agreements or understandings between Lessor and Lessee with respect to the leasing of the Aircraft are superseded and canceled by this Lease.

     (i) No Individual Liability. First Security Bank , National Association is entering into this Lease solely as trustee under the Trust Agreement and not in its individual capacity and in no case whatsoever shall First Security Bank , National Association (or any entity acting as successor trustee under the Trust Agreement) be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of Lessor hereunder as to all of which Lessee, its successors and assigns, agree with respect to First
Security Bank , National Association (or any entity acting as successor trustee under the Trust
Agreement), to look solely to the trust estate pursuant to the Trust Agreement referred to in this
Section 20(i), except for any loss caused by [First Security Bank , National Association] in its individual capacity, and any of its past, present or future stockholders, subscribers of capital stock, officers, directors or any incorporators.

     (j) Waivers, Headings. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of Lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a Lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience or reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.


SECTION 21.    REPRESENTATIONS, WARRANTIES AND ASSURANCES OF
LESSEE.

Lessee hereby makes the following representations and warranties on the Delivery Date:

     (a) Corporate Existence. Lessee is a corporation duly organized under the laws of the State of California, validly existing and in good standing under the laws of said state and is duly qualified and authorized, or is in the process of obtaining such qualification and authorization, to do business as a foreign corporation wherever the nature of its activities requires such qualification and authorization.

     (b) Corporate Authority. Lessee has full power and authority to execute, deliver and perform its obligations under this Lease, the Acceptance Supplement and all supporting documents, the same having been duly authorized by all necessary corporate action of Lessee and duly executed and delivered by the authorized officers of Lessee and constitute legal, valid and binding obligations of Lessee and are enforceable in accordance with such terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally as well as by general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

     (c) Consistency with Governing Documents and Law. The execution and delivery of this Lease, the Lease Acceptance Supplement, and all supporting documents and the performance by Lessee of its obligations under this Lease, the Lease Acceptance Supplement, and all supporting documents will not be inconsistent with its charter or by-laws, do not contravene any presently existing law, governmental rule or regulation, judgment or order applicable or binding on Lessee, and do not contravene any provision of, or constitute a material default or result in the creation of any material lien or encumbrance with respect to this Lease or the Aircraft under any presently existing indenture, mortgage, contract or other instrument to which Lessee is a party or by which it or any of its properties is bound.

     (d) Consents. No consent of shareholders of Lessee or of any trustee or holders of any presently existing indebtedness or obligations of Lessee or of any other person and no consent or approval of, giving notice to, or any filing or registration with any governmental authority, body, commission or agency is or will be required as a condition to the validity of this Lease or as a condition to or in connection with the authorization, execution, delivery or performance hereof by Lessee except those which have been duly made or obtained, certified copies of which have been or will be delivered to Lessor prior to delivery of the Aircraft to Lessee. To Lessee's knowledge, this
Lease and its performance do not and will not violate or contravene any law, regulation, order, judgment or other similar obligation imposed by any government or regulatory agency, court, administrative or legislative body.

     (e) Pending Legal Actions. There is no action, suit or proceeding pending or, to
Lessee's knowledge, threatened, against or affecting Lessee or any of its subsidiaries or associated companies before any court or before any governmental commission, arbitrator, board, authority or administrative agency which might result in any material adverse effect on the ability of Lessee or any of its subsidiaries or associated companies to perform its obligations under this Lease, the Lease Acceptance Supplement or any related documents, or upon on assets, liabilities, business, prospects, profit, condition or operations, financial or otherwise, of Lessee or any of its subsidiaries or associated companies.

     (f) Covenants, Terms and Conditions. Lessee is fully familiar with all the covenants, terms and conditions of this Lease and is not in default with respect thereto.

     (g) Financial Statements. All financial statements and tax returns that have heretofore been provided to Lessor in conjunction with this transaction fairly and accurately represent the financial condition and income of Lessee as of the dates given and as of the date hereof and as of such date such financial statements or tax returns do not contain any untrue statements of a material fact, nor do they omit to state a material fact required to be stated therein or necessary in order to prevent such financial statements or tax returns from being misleading; and there is no fact, situation or event which, so far as can be foreseen by Lessee, will materially adversely affect the properties, business assets, income, prospects or conditions, financial or otherwise, of Lessee.

     (h) Taxes. All Federal, state and local tax returns required to be filed by Lessee have, in fact, been filed, and all taxes which are shown to be due and payable in such returns have been paid.
 No material controversy in respect of additional income taxes due for which adequate reserves have not been provided is, to Lessee's knowledge, pending or threatened, which controversy if determined adversely would materially and adversely affect Lessee's ability to perform its obligations hereunder. The provision for taxes on the books of Lessee is adequate for all open years, and for its current fiscal period.

     (i) ERISA. Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to
Section 502(c) of ERISA or any tax
imposed by Section 4975 of the Code; no material liability of the Pension Benefit Guaranty
Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) with respect to any such employee pension benefit plan. There is no event of termination of any such employee pension benefit plan by the Pension
Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan.

     (j) No Defaults Under Other Agreements. Lessee is not in default under any indenture, mortgage, loan agreement or other agreement or instrument, in each case of a material nature to which Lessee is now a party or by which it or any of its properties is bound, unless such default has been waived; nor is Lessee in violation of any law, order, injunction, decree, rule or regulation applicable to Lessee of any court or administrative body, which violation could materially and adversely affect the business, property or assets, operations or condition, financial or otherwise of Lessee; and no event has occurred and is continuing which, under the provisions of any such indenture, mortgage, loan agreement or other agreement or instrument, with the lapse of time or the giving of notice or both, would constitute a material default thereunder.

     (k) No Defaults Under this Lease. No Default or Event of Default has occurred and is continuing.

     (l) Chief Executive Offices. Lessee's chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Virginia) is located at the address set forth in the heading of this Lease.

     (m)  Certificated Air Carrier.  Lessee is a
Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of
Section 1110 of Title 11 of the United States
Code with respect to the Aircraft.

     (n)  Citizen of the United States.  Lessee is a
"citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15)(c).


SECTION 22.    GENERAL UNDERTAKINGS OF LESSEE.

Lessee covenants with Lessor that from the date of this Agreement and until all its liabilities under the Lease have been fully discharged it will do the following:

     (a) Operation of Business. Lessee will remain in and continue to operate the business of providing commercial air transportation services possessing all necessary consents, licenses and authorizations required under Applicable Law, preserve its corporate existence, conduct its business in an orderly and efficient manner, satisfy its debts and obligations as they generally fall due and keep and maintain all of its assets in good working order and condition (Lessee's obligations under this Section 22(a) with respect to its operation of the business of providing commercial air transportation services will apply only until the termination of the Lease Agreements or until an assignment of the Lease Agreements which has been approved by Lessor, although a subsequent
Lessee will be responsible for similar obligations for the remainder of the Term. Lessee will not change its chief executive office (as that term is defined in Article 9 of the Uniform Commercial
Code as in effect for the Commonwealth of Virginia) from that described in the heading of this Lease, unless it gives Lessor notice thereof;

     (b) No Defaults. Lessee will not willfully cause any Event of Default to occur or knowingly permit any Event of Default to occur and shall notify Lessor immediately of the occurrence of any Default or Event of Default or of any occurrence which might have an adverse effect upon Lessee's ability to perform any of its obligations under the Lease and provide Lessor with full details of any steps which Lessee is taking, or is considering taking, in order to remedy or mitigate the effect of any such Default or Event of Default;

     (c) Notification of Potential Insurance Claims. In addition to any formal notices required under this Lease, Lessee will notify Lessor as soon as practicable after becoming aware of:

          (i)  any Event of Loss with respect to the
Aircraft or any part thereof or any
damage to the Aircraft or any part thereof the cost of repair of which is expected to be in excess of US$100,000 or equivalent;

          (ii) any loss, arrest, hi-jacking, confiscation, seizure, requisitioning, impounding taking in execution, detention or forfeiture of the Aircraft any part thereof;

          (iii) any death, sickness or injury of, or any loss or damage to any property of, any third party caused by or in connection with, the Aircraft which might reasonably be expected to give rise to a loss or liability in excess of US$100,000 or equivalent in any other currency; and

          (iv) any event in respect of the Aircraft which might reasonably be expected to involve the Insured Parties loss or liability in excess of US$100,000 or equivalent in any other currency;

     (d) Protection of Aircraft. Lessee will not do or knowingly permit to be done or omit or knowingly permit to be omitted anything which might expose the Aircraft to penalty, forfeiture, impounding, detention or destruction or abandon any part of the Aircraft in any location;

     (e) Operational Interests. Lessee will not represent or hold out Lessor the Insured
Parties as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which Lessee may undertake nor represent or hold out the Insured Parties as having any operational interest in the Aircraft or any part thereof;

     (f) Pledge of Credit. Lessee will not pledge the credit of the Insured Parties for any maintenance, overhauls, replacement, repairs or modifications to the Aircraft any part thereof or otherwise in connection with the use or operation of the Aircraft or any part thereof;

     (g) Release of Aircraft. In the event of any arrest, confiscation, seizure, requisitioning, impounding, taking in execution, detention or forfeiture of the Aircraft or any part thereof not constituting a casualty occurrence, Lessee will take all steps necessary to procure the release thereof at the earliest time possible;

     (h) Attachments/Discharge of Liens. Lessee will discharge any and all fees, charges to any third party in relation to the use or operation of the Aircraft or any part thereof during the Term or any premises where the Aircraft or any part thereof is situated during the Term and will keep the Aircraft or any part thereof from being detained for rent, taxes or other outgoings or in any way attached;

     (i) Power to Sell. Lessee will not attempt to hold itself out as having any power to sublease (without the prior written consent of Lessor), sell, or otherwise dispose of or create any security interest over the Aircraft or any part thereof. Lessee shall not claim depreciation allowances, deductions or other tax benefits associated with ownership or deemed ownership of the Aircraft;

     (j) Landing and Navigation Fees. Lessee will pay and discharge whether during or after the Term within the normal period of payment from time to time permitted by the authority to which such charges are owed:

          (i) all landing fees and other similar airport charges imposed by the authorities or any airport from or to which the Aircraft may fly; and

          (ii) all charges, if any, in respect of air navigation incurred by Lessee in respect of the Aircraft.

     (k)  Financial Statements and Operational Reports.
Lessee will submit to Lessor, at the
times indicated, the following:

          (i) Within 90 days after the end of each fiscal year, a consolidated balance sheet and consolidated statements of income and cash flow for said fiscal year, audited by BDO Seidman or other independent accounting firm acceptable generally to Lessor and without qualification as to the scope of the audit or as to generally accepted accounting principles;

          (ii) Within 45 days after the end of each quarter, through the Term, the previous quarter's actual results as reported on the Lessee's profit/loss statement, balance sheet, and cash flow statement;

          (iii)     At the time of filing or delivery to
third parties, copies of all financial
statements, proxy statements, notices and reports as it shall send to its security holders and all registration statements (without exhibits) which it files with the Securities and Exchange
Commission or any securities exchange, copies of all press releases and other statements made generally available by Lessee to the public concerning material developments in the Lessee's business; and

          (iv) Such other cost, revenue, and operational and financial performance information as the Lessor may reasonably request, provided Lessee shall not be required to provide information that would directly or indirectly disclose confidential financial or operational information with respect to aircraft other than British Aerospace products. On a quarterly basis, the Lessee's Chief Financial Officer shall provide a written attestation of the authenticity and completeness of all of the information supplied by Lessee.

          (l)  Inspection.  Lessee will permit Lessor, any
Financier, the FAA and any
person designated by Lessor to visit and inspect the Aircraft and the records maintained in connection therewith at Lessee's facilities or at a third party's facilities all at reasonable times and as often as Lessor may reasonably request, and to obtain copies of such records at such person's expense, provided that Lessor shall not interfere with Lessee's or such third party's operations.
Each such visit to such third party's facilities shall be arranged through Lessee. During the Term, Lessee shall furnish to Lessor such additional information concerning the location, condition, use and operation of the Aircraft, engines, and parts as Lessor may reasonably request, and Lessee shall permit (but only in connection with the monitoring of Lessee's performance of its obligations under this Lease) any qualified person designated by Lessor to fly on board the Aircraft on any flight on which space is available (the
Lessee being under no obligation to
displace a revenue passenger to accommodate the Lessor's representative) and where permitted by regulations, in the Lessee's reasonable judgment, to sit in the cockpit of the Aircraft in order to observe the condition and performance of the Aircraft in flight.



[THE NEXT PAGE IS THE SIGNATURE PAGE]


     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized officers as of the day and year first above written.


                              LESSOR:


                              FIRST SECURITY BANK ,
                              NATIONAL ASSOCIATION, not in
its
                              individual capacity but solely
as trustee
                              under a trust created under a
Trust
                              Agreement dated as of
__________, 199__

                              By:

                              Its: Vice President



                              LESSEE:

                              ATLANTIC COAST AIRLINES


                              By:

                              Its:


                              By:
_______________________________

                              Its:
_______________________________



     EXHIBIT A TO LEASE AGREEMENT

     Atlantic Coast Airlines

     Jetstream Series 4100 Model _____
     Aircraft S/N ______, U.S. Reg. _______
     Lease Agreement Dated as of __________, 199__

     LEASE ACCEPTANCE SUPPLEMENT


THIS LEASE ACCEPTANCE SUPPLEMENT, dated ____________, 199__ is executed and agreed by and between First Security Bank , National
Association, a national banking
association, not in its individual capacity but solely as Owner Trustee under Trust Agreement dated as of __________, 199__ (hereinafter referred to as "Lessor"), and Atlantic Coast Airlines, a California corporation (hereinafter referred to as "Lessee").

     W I T N E S S E T H:

1.   Lessor and Lessee have heretofore entered into a Lease
Agreement dated as of
__________, 199__, (the "Lease") providing for the execution and delivery of this Lease
Acceptance Supplement. The terms defined in the Lease shall have the same meanings when used herein.

2. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Aircraft described in Schedule 1 hereto and made a part hereof (the
"Aircraft").  Lessee hereby
acknowledges and agrees, respecting the Aircraft:

     (A) That Lessee has inspected the Aircraft fully and completely as to size, model, function and conformity to the specification,

     (B) That the Aircraft is of a size, design, function and manufacture selected by Lessee,

     (C) That Lessee is satisfied that the same is suitable for its intended purposes and any special purposes of Lessee,

     (D)  LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-
IS, WHERE-
IS".  LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE
AND
EACH OF LESSOR (FOR THE PURPOSES OF THIS SECTION 2(d), IN
ITS INDIVIDUAL
CAPACITY OR OTHERWISE), OWNER PARTICIPANT AND ANY FINANCIER:
(i) THE
AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS
SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR
THEIR
RESPECTIVE PURPOSES, AND (iii) NONE OF LESSOR, OWNER
PARTICIPANT OR
ANY FINANCIER MAKE, HAS MADE OR SHALL BE DEEMED TO HAVE
MADE, AND
EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, AND LESSEE
HEREBY
WAIVES, RELEASES AND RENOUNCES, ANY WARRANTY,
REPRESENTATION,
GUARANTY, LIABILITY AND OBLIGATION OF LESSOR, OWNER
PARTICIPANT OR
ANY FINANCIER, AND ANY RIGHT, CLAIM AND REMEDY OF LESSEE
AGAINST
SUCH PARTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF
LAW, COURSE
OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR
OTHERWISE, AS
TO:

               THE TITLE, AIRWORTHINESS, VALUE, CONDITION,
DESIGN,
OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR
FITNESS FOR
USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY
ENGINE, ANY
PROPELLER, ANY PART, ANY DATA OR ANY OTHER THING DELIVERED,
SOLD OR
TRANSFERRED HEREUNDER,

               THE QUALITY OF THE MATERIAL OR WORKMANSHIP
WITH
RESPECT TO THE AIRFRAME, ANY ENGINE, ANY PROPELLER, ANY
PART, ANY
DATA OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED
HEREUNDER,

               THE ABSENCE OF LATENT OR ANY OTHER DEFECT OR
NONCONFORMANCE IN THE AIRFRAME, ANY ENGINE, ANY PROPELLER,
ANY
PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR
TRANSFERRED
HEREUNDER, WHETHER OR NOT DISCOVERABLE, OR

          THE ABSENCE OF ANY ACTUAL OR ALLEGED INFRINGEMENT
OF
ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE.

     LESSEE FURTHER WAIVES, DISCLAIMS, RELEASES AND
RENOUNCES ANY
LIABILITY, RIGHT, CLAIM, REMEDY OR OBLIGATION BASED ON TORT, INCLUDING STRICT LIABILITY, WHETHER OR NOT ARISING FROM THE NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) EXCEPT FOR WILLFUL
MISCONDUCT OR GROSS NEGLIGENCE, OF  LESSOR, OWNER
PARTICIPANT OR
ANY FINANCIER, ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR
REMEDY FOR
LOSS OF OR DAMAGE TO THE AIRFRAME, ANY ENGINE, ANY
PROPELLER, ANY
PART, ANY DATA OR ANY OTHER THING DELIVERED, SOLD OR
TRANSFERRED
HEREUNDER, OR ANY OTHER REPRESENTATION OR WARRANTY
WHATSOEVER,
EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY
ENGINE, ANY
PROPELLER, ANY PART, ANY DATA OR ANY OTHER PHYSICAL THING
DELIVERED,
SOLD OR TRANSFERRED HEREUNDER.

     (E) That the Aircraft has been delivered to, is now in the possession of, and is acceptable to Lessee.

(ii) Lessee hereby agrees to pay to Lessor as Basic Rent for the Aircraft the amounts set forth in the Schedule of Rental Payments attached hereto as
Schedule 2.

(ii) In addition Lessee agrees to pay to Lessor when required by the Lease the Stipulated Loss
Value payments in the amounts set forth in Schedule 3 attached hereto and made a part hereof.

(ii) The date of delivery and acceptance of the Aircraft is the date of this Lease Acceptance
Supplement set forth in the opening paragraph hereof.

(ii) All of the rights and obligations hereunder, including matters of construction, validity and performance shall be governed in the same manner and under the same circumstances as the
Lease.

(ii) Lessee hereby states that the Representatives, Warranties and Assurances of Lessee in
Section 21 of the Lease are valid and correct on the date hereof and that no Default has occurred which is continuing.


[THE NEXT PAGE IS THE SIGNATURE PAGE]



     IN WITNESS WHEREOF, the parties have set their hands and seals on the first day written above.


                                   LESSOR:

                                   FIRST SECURITY BANK ,
                                   NATIONAL ASSOCIATION, not
in its
                                   individual capacity but
solely as trustee
                                   under a trust created
under a Trust
                                   Agreement dated as of
__________, 199__


                                   By:
_________________________

                                   Its:      Vice President



                                   LESSEE:

                                   ATLANTIC COAST AIRLINES


                                   By:
__________________________

                                   Its:
__________________________


                                   By:
__________________________

                                   Its:
__________________________


EXHIBIT B TO LEASE AGREEMENT

Atlantic Coast Airlines

British Aerospace (Operations) Limited
Jetstream Series 4100 Model 4101 Aircraft
S/N ______, U.S. Reg. _______
Lease Agreement Dated as of __________, 199__

SCHEDULE OF LIFE-LIMITED COMPONENTS


MRB REF   J41 COMPONENT                 INTERVAL

21-30-05  ELECTRIC-PNEUMATIC VALVE      F/C3,900 HRS
21-30-06  ELECTRO-PNEUMATIC VALVE       F/C6,000 HRS
21-30-08  CABIN AIR FILTER REPLACE      1,800 HRS
21-30-10  ALTITUDE SWITCH                    F/C1,500 HRS
23-71-02  COCKPIT VOICE RECORDER        O/H6,000 HRS
23071-03/09    INERTIA SWITCH                TEST 3 YRS
23-71-07  CVR LOCATOR BEACON BATTERY    REPLACE 6 YRS
24-30-05  STANDBY POWER SUPPLY          CAP CK 300 HR/12 MO
24-30-09  STARTER GENERATOR CMR         O/H 600 HRS
24-002         GENERATOR CONTROL UNIT        L/L 16,000 HRS
24-32-01  BATTERY DEEP CYC              3 MO
25-60-04  LIFEJACKETS                   INSP 30 DAYS
25-60-05  ELT BATTERY                   REPLACE 12 MO
26-21-01  FIRE BOTTLE CARTRIDGE         REPLACE 10 YRS
26-21-07  FIRE BOTTLES (ENGINE)              HYDRO 14 YRS
27-50-01  FLAP HYDRAULIC CONTROL UNIT   F/C 3,000 HRS
29-10-04  MAIN/RETURN FILTER VALVE      REPLACE 1,800 HRS
29-10-07  PRESSURE RELIEF VALVE         B/C 6,000 HRS
29-20-04  EMERGENCY SELECTOR VALVE      B/C 1,200 HRS
31-21-01/02    CLOCK BATTERY                 REPLACE 3 YRS
31-31-02  FLIGHT DATA RECORDER               O/H 8,000 HRS
31-31-08  FDR LOCATOR BEACON BATTERY    REPLACE 6 YRS
32-10-03  MAIN SHUT STRUT                    L/L 60,000 HRS
32-20-03  MAIN SHOCK STRUT              L/L 60,000 HRS


MRB REF   J41 COMPONENT                 INTERVAL

33-52-02  EMERGENCY LIGHT BATTERIES     DEEP      CYC 6 MO
35-10-05  CREW OXYGEN BOTTLE GAUGE      CAL 3 YRS
35-10-06  CREW OXYGEN BOTTLE            TEST 3 YRS
35-10-07  CREW OXYGEN MASKS             F/C 3 YRS
35-20-05  ALTITUDE SWITCH                    F/C 1,800 HRS
35-20-06  ALT COMPENSATING REGULATOR    CAL 1,800 HRS
35-20-08  PAX OXYGEN BOTTLE             TEST 3 YRS
61-00-09  PROPELLER                     INSP 3,000 HRS
71-00-04  ISOLATOR ELASTOMERIC          L/L 6,000 HRS
72-00-07  OIL FILTER                         REPLACE 300 HRS
72-00-11  GEARBOX INSP                  3,000 HRS
72-00 12  COMPRESSOR INSP               3,000 HRS
72-00-13  HOT SECTION INSP                   1,500 HRS
72-00-12  SHOULDERED TIE SHAFT               L/L 20,000 CYC
72-00-12  COMPRESSOR STUB SHAFT         L/L 20,000 CYC
72-00-14  1st COMPRESSOR IMPELLER       L/L 10,000 CYC
          P/N 3105129-1
72-00-14  1st COMPRESSOR IMPELLER       L/L 30,000 CYC
          P/N 3105129, 3104276-4
72-00-14  2nd COMPRESSOR IMPELLER       L/L 30,000 CYC
          P/N 3104204-6/-7
72-00-16  CENTER ROTATING SEAL PLATE    L/L 20,000 CYC
          P/N 3104189
72-00-15  1st STAGE TURBINE DISK             L/L 20,000 CYC
          P/N 3104026-7
72-00-15  2nd STAGE TURBINE DISK             L/L 20,000 CYC
          P/N 3104142-5
72-00-15  3rd STAGE TURBINE DISK             L/L 20,000 CYC
          P/N 3104108-6
76-00-06  FLEXIBLE CONTROL ASSYs        REPLACE 6,000 HRS
76-00-07  CONTROL CABLES                REPLACE 20,000 FLT
79-00-06  OIL TEMP SWITCH                    INSP 15,000 HRS




If a life-limited component is subsequently fitted to or on the Aircraft, such life limited component shall be incorporated by reference into this Exhibit B.


     EXHIBIT C TO THE LEASE AGREEMENT

     Atlantic Coast Airlines

British Aerospace (Operations) Limited
Jetstream Series 4100 Model 4101 Aircraft
S/N ______, U.S. Reg. _______
Lease Agreement Dated as of __________, 199__

SCHEDULE OF PRESENT INSURED PARTIES



Lessor/Owner-Trustee:

Owner Participant:

Seller:

Security Trustee, Facility
Agent and Banker:

Lenders:

Manufacturer



EXHIBIT D TO LEASE AGREEMENT

Atlantic Coast Airlines

British Aerospace (Operations) Limited
Jetstream Series 4100 Model 4101 Aircraft
S/N ______, U.S. Reg. _______
Lease Agreement Dated as of __________, 199__


Voluntary Termination Option


     So long as no Default or Event of Default has occurred and is continuing on the applicable notice date or the Termination Date (as defined below) and provided that this Lease shall not have been previously terminated, Lessee shall have the right, at its option, and subject to the provisions of this Exhibit, to terminate this Lease on any date (such date, as it may be changed by Lessee from time to time pursuant to notice as described below, the "Termination Date") during the period beginning with and from the Delivery Date and ending on the later of the date which is
*   after the Delivery Date or   *  but not at any time
thereafter, exercisable by the Lessee giving prior notice thereof to Lessor and Owner Participant received by each of
them not less than   *   prior to the proposed Termination
Date. If Lessee elects to terminate this Lease, Lessee must purchase or cause a Person designated by Lessee to purchase the Aircraft on such Termination Date for an amount (the
"Purchase Price") equal to   *  Lessee shall have the right
upon notice to Lessor and Owner Participant to delay the Termination Date to a later date within the period described above or to rescind its notice to terminate the Lease, based on the final availability of its financing of the purchase of the Aircraft, without further compromise to its right to subsequently elect to terminate the Lease within the period described above and otherwise in accordance with this Exhibit D. If no sale occurs on the Termination Date, this Lease shall continue in full force and effect (subject to Lessor's rights and remedies hereunder if such sale did not occur due to the existence of a Default or Event of Default). In connection with any such sale Lessor shall execute and deliver to such purchaser or Lessee, as relevant, a bill of sale, without recourse, representation or warranty (except a warranty that good, legal and marketable title to the Aircraft is being transferred free and clear of all liens other than liens created by or through Lessee or which arise as a result of Lessee's operation of the Aircraft or for which Lessee is otherwise responsible under this Lease, which title Lessor will warrant and defend forever against all claims and demands whatsoever) for the Aircraft, together with an aircraft purchase and sale agreement and such other documents as may be required to release the Aircraft from the terms and scope of this Lease or to transfer Lessor's interest therein to Lessee or such purchaser, as applicable, each of such documents to be in form and substance reasonably satisfactory to Lessor and Lessee or such purchaser, as applicable.

Notwithstanding the provisions of Section 12(f) and Section 19(a) of this Lease, during the period described above in which Lessee has the right to terminate this Lease, neither of Lessor or Owner Participant is permitted to sell, assign or otherwise transfer their interests in the Aircraft, the Lease or the Trust Agreement or Financing as defined in
Section 12(f) of the Lease with a Person who is not an affiliate of either of them or Trident or any of its affiliates or a trustee acting for any of them; and, for purposes of clarification, upon the termination or transfer of this Lease in accordance with the foregoing provisions of this Exhibit D, Lessee shall not be required to return the Aircraft or comply with the provisions of Section 13 of this Lease. Notwithstanding any provision in Section 20(h), in the event of any termination or transfer of this Lease as provided above; (i) Lessee shall continue to be entitled to such rights as are provided in the Purchase Agreement (as defined in Schedule 2 to Exhibit A); (ii) the Insured Parties shall continue to be entitled to such rights as are provided in Section 10 of this Lease (for a period of two years after the Termination Date); and (iii) Section 14 of this Lease shall survive as provided therein.


     EXHIBIT E TO LEASE AGREEMENT

Atlantic Coast Airlines

British Aerospace (Operations) Limited
Jetstream Series 4100 Model 4101 Aircraft
S/N ______, U.S. Reg. _______
Lease Agreement Dated as of __________, 199__

BAAM, INC. Letterhead

SIDE LETTER RE: TERMINATION / EVENT OF LOSS PAYMENTS



Atlantic Coast Airlines
515A Shaw Road
Sterling, Virginia  20166

          Re:  Lease Agreement dated as of ____________,
1997
               between First Security Bank, National
               Association, not in its individual capacity but solely as trustee, or Lessor, and
Atlantic
               Coast Airlines, as Lessee (the "Lease")

Dear Sirs,

     Reference is hereby made to the above Lease. Terms used herein and not otherwise defined herein shall have the meaning given to them in the Lease.

     Pursuant to this letter agreement, we, as Owner
Participant under the Lease, hereby agree to    *


     1.   In the event you, as Lessee, terminate or transfer
     the Lease in accordance with Exhibit D to the Lease and
     pay Lessor the Stipulated Loss Value and other amounts
     provided in Exhibit D of the Lease,    *   .

     2.   *

     3.   In the event that subsequent to the period
     provided in Exhibit D of the Lease for termination of
     the Lease,    *   .

     The provisions of Sections 18, 19 and 20 of the Lease are hereby incorporated herein by this reference and made applicable hereto with the necessary changes being deemed made.

     If the foregoing accurately reflects our agreement, please execute a counterpart hereof in the space indicated below and return it to the undersigned.

                         Very truly yours,

                         BRITISH AEROSPACE ASSET MANAGEMENT,
INC.


By:______________________________________


Title:_____________________________________

Agreed and accepted:

ATLANTIC COAST AIRLINES

By:

Title:

                                                  EXHIBIT D-
1

BACKSTOP FINANCING TERMS



D.1 Subject to the conditions precedent provided in Section 17, the absence of a matured or unmatured Event of Termination, or an event described in Section 19.2, and to satisfaction of the conditions precedent to the lessor's obligations in the form of Lease Agreement for such Aircraft, including the absence of a Default or Event of Default thereunder, Backstop Financing shall be available to Buyer subject and pursuant to the following limits:



     D.1.1     *

     D.1.2     *

     D.1.3     *

     D.1.4     *

     D.1.5 Seller shall be under no obligation to provide Backstop Financing for any Aircraft in excess of the limits set forth herein. Buyer shall be under no obligation to accept Backstop Financing in excess of the limits set forth herein.

D.2 With respect to each Aircraft for which Buyer has not secured a financing commitment as of the Delivery Date, and provided that Backstop Financing is available in accordance with the limitations set forth in Section D.1, Seller shall provide and Buyer shall accept such Backstop Financing, subject to the terms and conditions of this Agreement (including this Exhibit).

D.3 The detailed terms and conditions of the Backstop Financing shall be in accordance with a Lease Agreement substantially in the form of Exhibit D, and the commercial terms as provided in this Exhibit D-1.

D.4 The lessor, and any beneficiary of a trust which acts as a lessor, shall have the right, commencing with the first Business Day after the last day of the Window (as defined below) for a Lease Agreement, to assign, novate, or alternatively dispose of its interests in such Lease Agreement or applicable trust and Buyer shall provide all reasonable assistance and required consents necessary to effect such assignment, novation or disposal, as more specifically provided in the Lease Agreement.

D.5 Buyer shall have the right to terminate the Lease Agreement for an Aircraft subject to Backstop Financing during a period of * (the "Window") by paying * any other amounts provided for in the Lease Agreement, subject to compliance with the other terms and conditions and as provided for in the Lease Agreement.

D.6 Lease Term: The term of such Lease Agreement shall be twelve (12) years, subject to the termination rights described above.

D.7 The monthly lease rentals with respect to each Aircraft for the Backstop Financing shall be structured as follows:

     D.7.1     *

     D.7.2     *

     D.7.3     *

D.8  *

D.9 The Base Monthly Lease Rental quoted herein shall be adjusted for any changes to the Customer Specification as set forth in Change Orders executed subsequent to the date hereof, including those issued pursuant to
     Section 2.3 other than those issued pursuant to Section
     2.3.1 hereof (except those paid directly by Buyer).

D.10 The Base Monthly Rental quoted herein shall be adjusted to reflect changes in economic conditions * and
     (ii) the monthly lease rentals for each Aircraft shall not be increased for any period of delay in delivery of an Aircraft which is due to *

D.11 Adjustments to Base Monthly Lease Rental amounts as provided for in Section D.7, D.8, D.9 and D.10 shall be made *

D.12 The Buyer acknowledges and agrees that Seller's agreement to provide Backstop Financing as set forth herein is a contract to extend a "financial accommodation" within the meaning of Section 365(e)(2)(B) of the United States Bankruptcy Code, which agreement will terminate automatically upon the occurrence of any event described in Sections 19.1.2 through and including 19.1.7 of this Agreement.

     If for any reason such terminate is not given effect, the Buyer acknowledges and agrees that the agreement for Backstop Financing for any Aircraft which is undelivered and as to which Backstop Financing is available at the time of any event described in Sections 19.1.2 through and including 19.1.7 of this Agreement shall be deemed a lease of such Aircraft for the purposes of Section 1110 of the United States Bankruptcy Code commencing on the date on which Seller is able to tender such Aircraft for delivery to the Buyer hereunder and the sixty (60) day period described in such Section 1110 shall begin on such date.

D.13 With respect to each Aircraft delivered to Buyer under Backstop Financing, the parties hereby agree that Seller shall have the right, for the purpose of providing the Lease Agreement, to transfer title to each such Aircraft to a U.S. subsidiary of the manufacturer, or to its trustee.





EXHIBIT E


PAYMENT INSTRUCTIONS


All payments due to Seller under this Agreement shall be made to:

                    Banque Generale du Commerce
                    36, Rue Marbeuf
                    75008 PARIS

Bank Code:                  *

Branch Code:                *

Account Number:             *

Swift Code:              CGENFRPP


All payments due to Buyer under this Agreement shall be made to:

Account Name:          *

Account No:                 *

ABA No:                *

Bank:                    Crestar Bank
                    Alexandria, VA


EXHIBIT F-3
Agreed Residual Value Table - New Aircraft




*


EXHIBIT G

AMENDMENTS TO THE PRODUCT SUPPORT AGREEMENT;   *


1.   SUMMARY

1.1  British Aerospace, Inc. and Buyer have entered into  an aircraft acquisition agreement dated December 23,  1992
     in  respect  of seventeen (17) Jetstream 4100  aircraft
     (the "Agreement to Lease").

1.2 British Aerospace, Inc. and Buyer have entered into a product support agreement dated December 23, 1992 (the "Product Support Agreement") in respect of the Jetstream 4100 aircraft provided under the Agreement to Lease which included, among other things, *

1.3 Jetstream Aircraft, Inc., JSX Capital Corporation, and Buyer have entered into an aircraft acquisition agreement dated December 30, 1994 in respect of twenty
     (20) Jetstream 4100 aircraft (the "Acquisition Agreement") under which the Buyer acquired eleven (11) Jetstream 4100 aircraft (the "Additional Aircraft") and which provided *

1.4  Seller and Buyer have entered into this Agreement dated
     February  23, 1997 in respect of twelve (12)  Jetstream
     4100 aircraft (the "Purchase Agreement").

1.5 Seller and Buyer confirm and ratify the agreements and exhibits referenced herein as amended by this Exhibit
     G.

2.   INTERPRETATION

2.1  Definitions

All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the referenced agreement or exhibit.

3.   AMENDMENTS TO THE PRODUCT SUPPORT AGREEMENT

The Product Support Agreement is amended with effect of the date hereof in the manner set out in Clause 3 and Clause 4.

3.1  Amendments to *

     3.1.1     *

     3.1.2 In Section 2.1, insert at the beginning of the section *

     3.1.3      Sections  2.2, 2.3, 2.4, 2.5,  and  2.6  are
          renumbered   2.4,   2.5,   2.6,   2.7,   and   2.8
          respectively.

     3.1.4      A  new section 2.2 is added as follows:   In
          the case of the Aircraft delivered pursuant to the Acquisition Agreement, *

     3.1.5      A  new Section 2.3 is added as follows:   In
          the case of the Aircraft delivered pursuant to the Purchase Agreement, *

3.2  Amendments to *

     3.2.1 In Section 4.3 insert at the end of the section, *

     3.2.2 In Section 5.1, insert at the beginning of the section *

     3.2.3      Sections  5.2, 5.3, 5.4, 5.5,  and  5.6  are
          renumbered   5.4,   5.5,   5.6,   5.7,   and   5.8
          respectively.

     3.2.4     A new Section 5.2 is added as follows:  *

     3.2.5     A new Section 5.3 is added as follows:  *

3.3  Amendments to *

     3.3.1 In Section 7.3 insert at the end of the section, *

     3.3.2 In Section 8.1, insert at the beginning of the section *

     3.3.3      Sections  8.2,  8.3, and 8.4 are  renumbered
          8.4, 8.5, and 8.6 respectively.

     3.3.4     A new Section 8.2 is added as follows:  *

     3.3.5     A new Section 8.3 is added as follows:  *

3.4  *

4.   AMENDMENTS TO *

4.1 In Section 2 the definition of * is deleted and replaced with the following new definition: *

4.2 In Section 2 the definition of * is deleted and replaced with the following new definition: *

4.3  In Section 5.3(a) the reference to the *

4.4  Section  5.4 is deleted in its entirety and is replaced
     with:   "The  maximum aggregate amount of  compensation
     which shall be paid by Seller in settlement of all claims made under this Guarantee shall be *

4.5 Section 6.1.6 is deleted in its entirety and is replaced with: "tires, wear-out of brake heat packs, or tire-related cancellations;"

4.6  Section 6.1.15 is renumbered to Section 6.1.16.

4.7 Section 7.9 is deleted in its entirety and replaced with the following: "Buyer shall submit any claims arising under this Guarantee in writing within * after the end of the Quarter concerned and provide to the Seller sufficient supporting information to enable the claim to be fully assessed. Failure by buyer to submit a claim in accordance with the time period provided in this Section 7.9 shall result in any claims for the relevant period being invalid and Seller shall have no liability for any claims for such Quarter."

4.7 A new Section 8.4 is inserted as follows: "Buyer and Seller shall use reasonable efforts to convene the review meeting as provided in Section 8.2 herein. Failure of either party to convene such meeting, however, shall not result in any damages to either party nor shall such failure indicate validity of any claim."

4.8 A new Section 8.5 is inserted as follows: "Upon receipt of any claim from Buyer under this Guarantee, Seller shall: (i) respond in writing within * of the receipt of any claim for compensation from Buyer under the Guarantee requesting, if necessary and in good faith but not for the purpose of delaying the processing of a claim, additional information as required to complete the review and processing of the claim and (ii) respond to Buyer in writing with the result of the adjudication of the claim within * of receipt of all the requested additional information from Buyer, if any. If Buyer shall fail or refuse to provide such additional information, Seller's duty to adjudicate the claim shall be extended for the period of time during which Buyer fails or refuses to respond to Seller's good faith request for additional information. Failure by Seller to send such request for additional information, or to adjudicate the claim within the time periods provided for herein, shall result in prompt payment of the claim by Seller, subject to the limitations and caps on compensation contained herein."

4.9  A new Section 9.3 is inserted as follows:  *

4.10 A new Section 9.4 is inserted as follows: "For the purpose of Buyer filing claims pursuant to Section 7.9 herein, and Seller responding to claims pursuant to
     Section 8.5, all such claims and responses shall be served in writing by certified mail, return receipt requested, personal delivery, overnight delivery, or facsimile. Notices sent by certified letter shall be deemed to have been received as evidenced by receipt. Notices sent by certified letter shall be deemed to have been received as evidenced by receipt. Notices sent overnight shall be deemed to have been received as evidenced by the proof of delivery. Notices sent by facsimile or personal delivery shall be deemed to have been received on the date of transmission where receipt is confirmed by any addressee. Notices sent by facsimile shall be deemed to have been received on the date of transmission as evidenced by the facsimile machine answerback notification." Notices to Seller shall be addressed to: AIRAMS, 13850 McLearen Road, Herndon, VA 20171, Attention: President, Fax Number
     (703) 736-4255. Notices to Buyer shall be addressed to: Atlantic Coast Airlines, 515A Shaw Road, Dulles, VA 20166, Attention: Senior Vice President Operations, Fax Number (703) 925-6294.

5.   AMENDMENTS TO *

5.1  In Section 1.2, the * is amended as follows:

     5.1.1 The amount * is deleted and replaced with the word *

     5.1.2 The amount * is deleted and replaced with the amount *

     5.1.3 The amount * is deleted and replaced with the amount *

5.2  *

5.3  Seller  and Buyer shall convene a meeting within  sixty
     (60) days of the date of this Agreement to mutually establish regular procedures for reporting by Buyer of maintenance cost information and filing of any claims.

5.4  Seller  hereby  confirms that as  of  the  date  hereof
     Buyer's practices meet the standards and requirements of Section 10 of the agreement.

6.   AMENDMENTS TO THE *

6.1  In Section 1.2, the * is amended as follows:

     6.1.1 The amount * is deleted and replaced with the word *

     6.1.2 The amount * is deleted and replaced with the number *

     6.1.3 The amount * is deleted and replaced with the amount *

6.2  *

6.3  Seller  and Buyer shall convene a meeting within  sixty
     (60) days of the date of this Agreement to establish regular procedures for reporting by Buyer of maintenance cost information and filing of any claims.

6.4  Seller  hereby  confirms that as  of  the  date  hereof
     Buyer's practices meet the standards and requirements of Section 9 of the agreement.










EXHIBIT H
CERTIFICATE OF ACCEPTANCE

IN ACCORDANCE WITH that certain Purchase Agreement dated ("Agreement"), by and between AERO INTERNATIONAL (REGIONAL), acting as agent for and on behalf of British Aerospace (Operations) Limited, ("Seller)", and the undersigned
ATLANTIC COAST AIRLINES ("Buyer"), Buyer hereby accepts the below-described airframe, engines and propellers ("Aircraft") and agrees that (a) the Aircraft has been delivered to and accepted by Buyer in accordance with the conditions set forth in the Agreement (b) any discrepancies listed below shall be rectified by Seller subsequent to delivery and (c) there has been accepted with the Aircraft the logs and other records required to be delivered pursuant to the Agreement:

Airframe

     One (1) Jetstream Aircraft Ltd. Model Jetstream, Series
4100 aircraft, with the following
manufacturer's serial number and registration number:

Manufacturer's Serial Number            FAA Registration
Number


Engines

     Two (2) Garrett AiResearch Model GPE331-14GR/HR engines with the following manufacturer's serial numbers:


Propellers

     Two (2) McCauley propellers with the following manufacturer's serial numbers:


     EXECUTED by a duly authorized representative of Buyer
at                                 this
day of                           , 19      .


("Buyer")

                         By:

                              Name:

List of any Discrepancies to be Rectified by Seller subsequent to the Delivery Date:


EXHIBIT I-1

AMENDMENT TO SUBLEASE AGREEMENT
Atlantic Coast Airlines
Jetstream 32 Aircraft
S/N ___, Reg. ______

     THIS __________ AMENDMENT TO SUBLEASE AGREEMENT, dated as of
___________ __, ____, is entered into by and between Jet
Acceptance Corporation,
("Sublessor"), and Atlantic Coast Airlines, a California corporation ("Sublessee").

     WHEREAS, Sublessor and Sublessee are parties to a Sublease Agreement dated as of
__________ __, 19__ and to a Sublease Acceptance Supplement dated __________ __, 19__,
(such Sublease Agreement and Sublease Acceptance Supplement, the "Sublease") providing for the sublease by Sublessor to Sublessee of the aircraft (the "Aircraft") as identified above and as further described in Schedule 1 to the Sublease Acceptance Supplement; and

     WHEREAS, the Sublease was recorded by the Federal
Aviation Administration (the
"FAA") as one instrument on ___________ __, ____ and was assigned Conveyance No.
____________; and

     WHEREAS, Sublessor and Sublessee have agreed to amend the Sublease as hereinafter provided.

     NOW THEREFORE, the parties hereto agree and do hereby amend the Sublease as follows:

A.   AMENDMENTS

1. Section 1 shall be amended to add the following definitions:

     ""Florida Engine" shall mean any engine delivered to Sublessee by Sublessor or its affiliate pursuant to the Used J32 Agreement under any lease or sublease, including each engine which at the time of such delivery was mounted on any aircraft delivered to Sublessee pursuant to the Used J32 Agreement, each engine that was provided as a spare, and each Replacement Engine."

     ""JACO Propeller" shall mean any propeller delivered to Sublessee by Sublessor or its affiliate under any lease or sublease, including each propeller that was provided as a spare, and each Replacement Propeller."

     ""Used J32 Agreement" shall mean the Used J32 Aircraft
Agreement to Lease dated as
of October 30, 1992 by and between British Aerospace, Inc.
and Atlantic Coast Airlines."

2. Section 13 (a) shall be deleted in its entirety and replaced with the following:

     "Return of Aircraft. With respect to the Aircraft, at the expiration of the Term, or upon the termination of this Sublease pursuant to Section
16, Sublessee, at its own expense,
shall, except as otherwise provided in Section 16, return such Aircraft by delivering the same to Sublessor at such place as Sublessor may specify on Sublessee's route structure, or, at
Sublessor's expense, at any other location in the continental United States of America."

3. Section 13 (b) shall be deleted in its entirety and replaced with the following:

     "Return of Engines and Propellers. Upon return the Aircraft shall be fully equipped with two Engines (or Florida Engines) duly installed on the Airframe and two Propellers (or
JACO Propellers) duly installed on such Engines or Florida
Engines.  So long as Sublessee
returns Engines or Florida Engines and Propellers or JACO
Propellers with each Airframe,
free of liens including Permitted Liens but excluding
Lessor's Liens, Sublessee shall have no
obligation whether under this Section 13 (b) or otherwise, to take any action or to incur or reimburse any expense with regard to title of Engines or Florida Engines or Propellers or
JACO Propellers. Sublessee shall, however, cooperate with reasonable requests of the
Sublessor with respect to the documentation required to title such engines and propellers in the name of Lessor or Sublessor as the case may be."

4. Section 13 (c) shall be amended to add the following ultimate sentence:

     "Obligations with respect to the return of manuals shall not be imposed on Sublessee to the extent the Sublessee would be required to acquire more individual copies of manuals than it has previously been required to maintain as part of the operation of its fleet of Jetstream 32 aircraft. Sublessee shall be required to return to Sublessor such manuals as Sublessee has been required to maintain to the extent that they become surplus to Sublessee as a result of the return of aircraft."

5. Section 13 (d), shall be amended to add the following sentences to paragraph one immediately after the first sentence:

     "Prior to the return of the Aircraft, Sublessee shall be permitted to remove any
ACARS/FM equipment it has installed on the Aircraft, and will not be required to provide substitute equipment to perform the tasks provided by said equipment. It is expressly acknowledged that airframe checks are not required under this Section 13."

6. Section 13 (d)(2), shall be amended to add the following proviso to the first sentence:

     ", provided, however, that Sublessee shall not be required to repaint the Aircraft or to replace any other customized equipment."

B.   MISCELLANEOUS

1. Except as provided herein, nothing contained in this ______ Amendment to Sublease
Agreement shall be deemed to waive or release Sublessee from any of its obligations or duties under the Sublease, including without limitation its obligation to pay rent, all of which obligations and duties are hereby expressly ratified and confirmed by Sublessee.

2. All capitalized terms used herein without definition shall have the respective meaning assigned thereto in the Sublease. All references in the Sublease to "this Agreement",
"herein", "hereof" and the like shall be deemed to refer to the Sublease as amended hereby.

3. Sublessee represents and warrants to Sublessor that (i) it has full power and authority to execute, deliver and perform its obligations under this ______ Amendment to Sublease
Agreement, (ii) the obligations herein constitute the legal, valid and binding obligations of
Sublessee and are enforceable in accordance with their terms, (iii) the execution, delivery and performance of this ______ Amendment to Sublease Agreement does not contravene any material provision of or constitute a material default under any agreement or other instrument to which Sublease is a party or by which it or its property is bound, and (iv) Sublessee is not in default under the Sublease or any material agreement or other instrument to which it is a party.

4. This ______ Amendment to Sublease Agreement shall in all respects be governed by, and construed under the laws (without reference to the conflicts laws) of the Commonwealth of Virginia, including all matters of construction, validity and performance.

5. This ______ Amendment to Sublease Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


[THE NEXT PAGE IS THE SIGNATURE PAGE]



IN WITNESS WHEREOF, the parties hereto have caused this ______ Amendment to Sublease
Agreement to be executed as of the date first above written by their officers or agents thereunto duly authorized.


SUBLESSOR:                                   SUBLESSEE:

JET ACCEPTANCE CORPORATION              ATLANTIC COAST
AIRLINES


By:__________________________
By:___________________________


Its:__________________________
Its:___________________________



By:___________________________



Its:___________________________


ACKNOWLEDGED AND CONSENTED TO:
ATLANTIC COAST AIRLINES, INC.
as Guarantor


By:__________________________


Its:__________________________






EXHIBIT I-2

AMENDMENT TO SUBLEASE AGREEMENT
Atlantic Coast Airlines
Jetstream 32 Aircraft
S/N ___, Reg. ______


     THIS __________ AMENDMENT TO SUBLEASE AGREEMENT, dated as of
___________ __, ____, is entered into by and between Jet
Acceptance Corporation,
("Sublessor"), and Atlantic Coast Airlines, a California corporation ("Sublessee").

     WHEREAS, Sublessor and Sublessee are parties to a Sublease Agreement dated as of
__________ __, 19__ and to a Sublease Acceptance Supplement dated __________ __, 19__,
(such Sublease Agreement and Sublease Acceptance Supplement, the "Sublease") providing for the sublease by Sublessor to Sublessee of the aircraft (the "Aircraft") as identified above and as further described in Schedule 1 to the Sublease Acceptance Supplement; and

     WHEREAS, the Sublease was recorded by the Federal
Aviation Administration (the
"FAA") as one instrument on ___________ __, ____ and was assigned Conveyance No.
____________; and

     WHEREAS, Sublessor and Sublessee have agreed to amend the Sublease as hereinafter provided.

     NOW THEREFORE, the parties hereto agree and do hereby amend the Sublease as follows:


A.   AMENDMENTS

1. Section 1 shall be amended to add the following definitions:

     ""JACO Propeller" shall mean any propeller delivered to Sublessee by Sublessor or its affiliate under any lease or sublease, including each propeller that was provided as a spare, and each Replacement Propeller."

     ""Purchase Agreement" shall mean the Amended and Restated Stock Purchase
Agreement dated as of September 30, 1991 among WestAir
Holding, Inc., WestAir Commuter
Airlines, Inc. and Atlantic Coast Airlines, Inc."

     ""WestAir Engine" shall mean any engine delivered to Sublessee by Sublessor or its affiliate pursuant to the Purchase Agreement under any lease or sublease, including each engine which at the time of such delivery was mounted on any aircraft delivered to Sublessee pursuant to the Purchase Agreement, each engine that was provided as a spare, and each Replacement
Engine."

2. Section 13 (a) shall be deleted in its entirety and replaced with the following:

     "Return of Aircraft. With respect to the Aircraft, at the expiration of the Term, or upon the termination of this Sublease pursuant to Section 16, Sublessee, at its own expense, shall, except as otherwise provided in Section 16, return such Aircraft by delivering the same to Sublessor at such place as Sublessor may specify on Sublessee's route structure, or, at
Sublessor's expense, at any other location in the continental United States of America."



3. Section 13 (b) shall be deleted in its entirety and replaced with the following:

     "Return of Engines and Propellers. Upon return the Aircraft shall be fully equipped with two Engines (or WestAir Engines) duly installed on the Airframe and two Propellers (or JACO
Propellers) duly installed on such Engines or WestAir Engines. So long as Sublessee returns
Engines or WestAir Engines and Propellers or JACO Propellers with each Airframe, free of liens including Permitted Liens but excluding Lessor's Liens, Sublessee shall have no obligation whether under this Section 13 (b) or otherwise, to take any action or to incur or reimburse any expense with regard to title of Engines or WestAir Engines or Propellers or JACO Propellers.
Sublessee shall, however, cooperate with reasonable requests of the Sublessor with respect to the documentation required to title such engines and propellers in the name of Lessor or Sublessor as the case may be."

4. Section 13 (c) shall be amended to add the following ultimate sentence:

     "Obligations with respect to the return of manuals shall not be imposed on Sublessee to the extent the Sublessee would be required to acquire more individual copies of manuals than it has previously been required to maintain as part of the operation of its fleet of Jetstream 32 aircraft. Sublessee shall be required to return to Sublessor such manuals as Sublessee has been required to maintain to the extent that they become surplus to Sublessee as a result of the return of aircraft."

5. Section 13 (d), paragraph two shall be amended to add the following proviso to the first sentence:

     ", provided, however, that Sublessee shall not be required to repaint the Aircraft or to replace any other customized equipment."

6. Section 13 (d) shall be further amended to add the following penultimate and ultimate sentences:

     "Prior to the return of the Aircraft, Sublessee shall be permitted to remove any
ACARS/FM equipment it has installed on the Aircraft, and will not be required to provide substitute equipment to perform the tasks provided by said equipment. It is expressly acknowledged that airframe checks are not required under this Section 13."

7. The third paragraph in Section 13 (e) shall be deleted in its entirety and replaced with the following:

     "For the purpose hereof the term "cycle life limited component" shall mean the time controlled components fitted on the Aircraft as listed in
Schedule 4 to Exhibit A attached hereto."


B.   MISCELLANEOUS

1. Except as provided herein, nothing contained in this ______ Amendment to Sublease
Agreement shall be deemed to waive or release Sublessee from any of its obligations or duties under the Sublease, including without limitation its obligation to pay rent, all of which obligations and duties are hereby expressly ratified and confirmed by Sublessee.

2. All capitalized terms used herein without definition shall have the respective meaning assigned thereto in the Sublease. All references in the Sublease to "this Agreement", "herein",
"hereof" and the like shall be deemed to refer to the Sublease as amended hereby.

3. Sublessee represents and warrants to Sublessor that (i) it has full power and authority to execute, deliver and perform its obligations under this ______ Amendment to Sublease
Agreement, (ii) the obligations herein constitute the legal, valid and binding obligations of
Sublessee and are enforceable in accordance with their terms, (iii) the execution, delivery and performance of this ______ Amendment to Sublease Agreement does not contravene any material provision of or constitute a material default under any agreement or other instrument to which Sublease is a party or by which it or its property is bound, and (iv) Sublessee is not in default under the Sublease or any material agreement or other instrument to which it is a party.

4. This ______ Amendment to Sublease Agreement shall in all respects be governed by, and construed under the laws (without reference to the conflicts laws) of the Commonwealth of
Virginia, including all matters of construction, validity and performance.

5. This ______ Amendment to Sublease Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.




[THE NEXT PAGE IS THE SIGNATURE PAGE]



IN WITNESS WHEREOF, the parties hereto have caused this ______ Amendment to Sublease
Agreement to be executed as of the date first above written by their officers or agents thereunto duly authorized.


SUBLESSOR:                                   SUBLESSEE:

JET ACCEPTANCE CORPORATION              ATLANTIC COAST
AIRLINES


By:__________________________
By:___________________________


Its:__________________________
Its:___________________________



By:___________________________



Its:___________________________


ACKNOWLEDGED AND CONSENTED TO:
ATLANTIC COAST AIRLINES, INC.
as Guarantor


By:__________________________

Its:__________________________



EXHIBIT I-3

AMENDMENT TO SUBLEASE AGREEMENT
Atlantic Coast Airlines
Spare Garrett AiResearch Engines
Serial Nos. P66010, P66034, P66082, P66096, P66183, P66216

     THIS __________ AMENDMENT TO SUBLEASE AGREEMENT, dated as of
___________ __, ____, is entered into by and between Jet
Acceptance Corporation,
("Sublessor"), and Atlantic Coast Airlines, a California corporation ("Sublessee").

     WHEREAS, Sublessor and Sublessee are parties to a Sublease Agreement dated as of
September 30, 1991 and to a Sublease Acceptance Supplement dated January 1, 1992, (such
Sublease Agreement and Sublease Acceptance Supplement, the
"Sublease") providing for the
sublease by Sublessor to Sublessee of six engines (the
"Engines") as identified above and as
further described in Schedule 1 to the Sublease Acceptance
Supplement; and

     WHEREAS, the Sublease was recorded by the Federal
Aviation Administration (the
"FAA") as one instrument on ___________ __, ____ and was assigned Conveyance No.
____________; and

     WHEREAS, Sublessor and Sublessee have agreed to amend the Sublease as hereinafter provided.

     NOW THEREFORE, the parties hereto agree and do hereby amend the Sublease as follows:

A.   AMENDMENTS

1. Section 1 shall be amended to add the following definitions:

     ""Purchase Agreement" shall mean the Amended and Restated Stock Purchase
Agreement dated as of September 30, 1991 among WestAir
Holding, Inc., WestAir Commuter
Airlines, Inc. and Atlantic Coast Airlines, Inc."

     ""WestAir Engine" shall mean any engine delivered to Sublessee by Sublessor or its affiliate pursuant to the Purchase Agreement under any lease or sublease, including each engine which at the time of such delivery was mounted on any aircraft delivered to Sublessee pursuant to the Purchase Agreement, each engine that was provided as a spare, and any replacement for any such engine."

2. Section 13 (a) shall be deleted in its entirety and replaced with the following:

     "Return of Engines. With respect to each Engine, at the expiration of the Term, or upon the termination of this Sublease pursuant to Section
16, Sublessee, at its own expense,
shall, except as otherwise provided in Section 16, return each Engine by delivering the same to Sublessor at such place as Sublessor may specify on Sublessee's route structure, or, at
Sublessor's expense, at any other location in the continental United States of America. So long as Sublessee returns each Engine, or a WestAir Engine in lieu thereof, free of liens including Permitted Liens but excluding Lessor's Liens,
Sublessee shall have no obligation
whether under this Section 13 (a) or otherwise, to take any action or to incur or reimburse any expense with regard to title of Engines or WestAir Engines.
Sublessee shall, however,
cooperate with reasonable requests of the Sublessor with respect to the documentation required to title such engines in the name of Lessor or Sublessor as the case may be."

3. Section 13 (c) shall be amended to add the following ultimate sentence:

     "The obligations in this Section 13 (c)
notwithstanding, Sublessee shall not be required to acquire more individual copies of manuals than it has previously been required to maintain as part of the operation of its fleet of Jetstream 32 aircraft. Sublessee shall be required to return to Sublessor such manuals as Sublessee has been required to maintain to the extent that they become surplus to Sublessee as a result of the return of aircraft."

4. The first paragraph in Section 13 (e) shall be deleted in its entirety and replaced with the following:

     "Overhaul Payment. At the time of return of each Engine or WestAir Engine the then current cost of overhaul or hot section inspection shall be determined (Vo). An aggregate
"half-life value", Vh, of the overhaul and hot section inspection shall be determined by taking one-half (1/2) of the sum of the current cost of overhaul and hot section inspection. Thereafter an amount, Vi, shall be calculated with respect to each overhaul and hot section inspection as follows:
Vi =   t      *  Vo
 tTOT
Where
               Vi = the portion of the current cost of
overhaul or hot section inspection
                         consumed to date;
               t =       hours, calendar time or number of
landings, as the case may be, since
                         the last overhaul or hot section
inspection of each Engine or WestAir
                         Engine;
          tTOT=          the FAA mandated time between
overhaul or hot section inspection, as
                    the case may be, under Sublessee's then
FAA approved maintenance
                    program;
          Vo =      the then current cost of overhaul or hot
section inspection of that
               component.
     If the aggregate total of Vi with respect to the overhaul and hot section inspection is greater than the half-life value of the overhaul and hot section inspection, Sublessee shall pay
Sublessor they difference. If the aggregate total of Vi with respect to the overhaul and hot section inspection is equal or less than the half-life value, Vh, then Sublessee shall have no obligation to make any payment to Sublessor with respect thereto."

B.   MISCELLANEOUS

1. Except as provided herein, nothing contained in this ______ Amendment to Sublease
Agreement shall be deemed to waive or release Sublessee from any of its obligations or duties under the Sublease, including without limitation its obligation to pay rent, all of which obligations and duties are hereby expressly ratified and confirmed by Sublessee.

2. All capitalized terms used herein without definition shall have the respective meaning assigned thereto in the Sublease. All references in the Sublease to "this Agreement",
"herein", "hereof" and the like shall be deemed to refer to the Sublease as amended hereby.

3. Sublessee represents and warrants to Sublessor that (i) it has full power and authority to execute, deliver and perform its obligations under this ______ Amendment to Sublease
Agreement, (ii) the obligations herein constitute the legal, valid and binding obligations of
Sublessee and are enforceable in accordance with their terms, (iii) the execution, delivery and performance of this ______ Amendment to Sublease Agreement does not contravene any material provision of or constitute a material default under any agreement or other instrument to which Sublease is a party or by which it or its property is bound, and (iv) Sublessee is not in default under the Sublease or any material agreement or other instrument to which it is a party.

4. This ______ Amendment to Sublease Agreement shall in all respects be governed by, and construed under the laws (without reference to the conflicts laws) of the Commonwealth of Virginia, including all matters of construction, validity and performance.

5. This ______ Amendment to Sublease Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


[THE NEXT PAGE IS THE SIGNATURE PAGE]



IN WITNESS WHEREOF, the parties hereto have caused this ______ Amendment to Sublease
Agreement to be executed as of the date first above written by their officers or agents thereunto duly authorized.


SUBLESSOR:                                   SUBLESSEE:

JET ACCEPTANCE CORPORATION              ATLANTIC COAST
AIRLINES


By:__________________________
By:___________________________


Its:__________________________
Its:___________________________



By:___________________________



Its:___________________________


ACKNOWLEDGED AND CONSENTED TO:
ATLANTIC COAST AIRLINES, INC.
as Guarantor


By:__________________________


Its:__________________________





EXHIBIT J


ADDITIONAL PRODUCT SUPPORT



Seller shall procure on behalf of Buyer the following services and parts in connection with this Agreement.

J.1  *

J.2  *

J.3  *

J.4  *

J.5  *

J.6  The  kits  provided pursuant to Sections J.3, J.4,  and
     J.5 herein shall be delivered in accordance with a delivery schedule mutually agreed between Seller and Buyer. Buyer shall be responsible for all installation of such kits on the applicable aircraft in Buyer's fleet.

J.7  *

J.8  *

J.9  *

J.10 *






                                             EXHIBIT K

PURCHASE PRICE REVISION


Buyer may elect, upon the purchase of each Aircraft, *



EXHIBIT L
FORM OF CONFIRMATION OF SALE/LEGAL OPINION/EVIDENCE OF
OWNERSHIP OF
AIRCRAFT

1.   CONFIRMATION OF SALE
By this Confirmation of Sale, by delivery, AERO
INTERNATIONAL (REGIONAL) (the
"Seller") acting for and on behalf of British Aerospace (Operations) Limited (the Manufacturer) acknowledges that on [ ] 199[ ] the Seller did deliver, and Atlantic Coast Airlines, a California
Corporation, (the "Buyer") did accept delivery of physical possession of, one (1) British
Aerospace aircraft bearing Manufacturer's serial number [
] with two AlliedSignal aircraft
engines bearing manufacturer's serial numbers [ ], and [ ] delivered therewith (the Aircraft) pursuant to the Purchase Agreement dated February
1997 between the Seller the Buyer
(the Contract) and the Buyer did pay to the Seller, in accordance with Clause 3.4 of the Contract, the Purchase Price (as defined in the Contract) and that accordingly title to the Aircraft had passed from the Manufacturer by delivery of the Aircraft from the Seller to the Buyer in accordance with Clause 8.2 of the Contract.

The Manufacturer hereby warrants to Buyer, its successors and assigns, that Manufacturer has conveyed to Buyer good title to the Aircraft, free and clear of all liens and that the Manufacturer shall warrant and defend such title forever against all claims and demands whatsoever; and that this Confirmation of Sale is made and delivered pursuant to the provisions of the Contract, dated
as of [            ], between the Seller and Buyer.

     Dated:                 , 199[ ]

     For and on behalf of
BRITISH AEROSPACE (OPERATIONS) LIMITED

     By
     Title



2.   LEGAL OPINION

                             , 199[ ]
Our Ref.    /NWA



By Courier
Mr. Bob Peregrin, Esq.
Dougherty, Fowler and Peregrin
204 North Robinson
900 City Place
Oklahoma City, OK  73102

Dear Bob:

ATLANTIC COAST AIRLINES

Please find enclosed originals of the following documents:

1)   British Aerospace (Operations) Limited Legal Opinion

2) Evidence of Ownership of Aircraft (executed in counterpart)

Yours sincerely,


Name:
Title:


Enclosur


                                        , 199[ ]
Our Ref.    /Buyer

FOR THE ATTENTION OF MR. J. STANDELL
Mike Monroney Aeronautical Center
Oklahoma City, Oklahoma, U.S.A.

Dear Sirs:
LEGAL CERTIFICATION

I am a Solicitor of [      } and Legal Advisor toBritish
Aerospace (Operations) Limited
("Manufacturer"), and I have reviewed the Purchase Agreement
("Contract") between Atlantic
Coast Airlines ("Buyer") and Aero International (Regioinaal)
dated        .

Make
Model
Serial Number
FAA Registration Number

British Aerospace
Jetstream 4100
[         ]
[          ]


In this regard I have examined the instrument entitled
Evidence of Ownership of Aircraft
executed by Seller on
, a copy of which is attached.

Based upon my examination of the above-mentioned instrument, and assuming execution by the
Buyer, it is my opinion that, following the signing of the Certificate of Acceptance by the Buyer, the receipt by the Seller of the payment due under the Contract, and the delivery of physical possession of the Aircraft at Prestwick, Scotland on , transfer of the title to the Aircraft from Manufacturer to Buyer was effected and that as of the date of the said payment, title to the Aircraft was vested in Buyer.

Yours faithfully,
Name:
Title:


3. EVIDENCE OF OWNERSHIP OF AIRCRAFT

Atlantic Coast Airlines, Inc. (Buyer), and Aero
International (Regional) (Seller) represent and
certify that the following is an extract from that Purchase
Agreement between Buyer and Seller
dated         .

[Clause of Contract]

Buyer and Seller by these presents hereby represent and
certify that the Buyer signed the
Certificate of Acceptance required by the above quoted
paragraph, on                            , and
made the payment due and delivery of physical possession took place on that date at Prestwick, Scotland, and that all other conditions were met for the passage of title and risk from the Manufacturer to the Buyer in the Aircraft, described as follows:

Make
Model
Serial Number
FAA Registration Number

British Aerospace
Jetstream 4100
[         ]
[          ]


The Buyer and Seller further represent and certify that as of the above date hereof there are no other instruments of any nature affecting or conveying title of the Aircraft and thus the provisions of the above quoted paragraph constitute the only provisions in any instrument describing conveyance of title to the Aircraft and that title to the Aircraft is in the Buyer.

This Certificate may be executed in counterparts, which taken together shall constitute one and the same instrument, and the parties hereto may execute this Certificate by signing any such counterpart.

Date:
Signed by
on behalf of the Seller
Title:  Vice President - Legal
Signed by
on behalf of Buyer
Title:


                                                  EXHIBIT M
Dispute Resolution



Section 1.  General

1.1 The Dispute Resolution Procedure as provided for herein shall apply in respect to the following (solely for the purpose of this Exhibit M each referred to as an "Agreement" or collectively "Agreements"):

     *



1.2 In addition to the Agreements covered in Section 1.1 and subject to ACA and AI(R) using all reasonable efforts to resolve matters, issues, and disputes which arise in the normal course of business between the parties including but not limited to corresponding with all appropriate ACA, vendor and AI(R) departments and personnel, the procedures set forth below shall apply to any Disputes (as hereinafter defined) of a technical nature meaning issues involving the operation or maintenance of the Aircraft (but expressly excluding any non-technical issues arising or pertaining to any other agreement, lease or contract between Buyer and Seller or British Aerospace (Operations) Limited or any of their affiliates) provided such Dispute involves an amount in excess of * which such amount is calculated or estimated by the disputing party in good faith.

1.3 Nothing herein shall be construed to cause any Agreement to extend beyond the termination or expiration date of any such Agreement provided that all Disputes (as hereinafter defined) arising prior to termination or expiration of such Agreement will be settled under these provisions irrespective of the date of termination or expiration of such Agreement.


Section 2.  Dispute Resolution Procedure

2.1 In the event Buyer reasonably disagrees with a Seller's final adjudication made pursuant to the terms of an Agreement ("Dispute") and Buyer has complied with the terms and conditions outlined in such Agreement or if otherwise as provided in Section 1.2 herein, the parties agree to submit to the following procedure:

     2.1.1 Buyer shall submit to Seller a list of all outstanding Disputes for the previous quarter at least two weeks prior to the next Quarterly Review Meeting. For the purposes of clarification, Quarterly Review Meetings are currently held every quarter and the parties hereby agree to continue holding Quarterly Review Meetings. The attendees of the Quarterly Review Meetings will address, among other things, any technical related issues, any commercial related issues, and any spare parts related issues. Each party will endeavor to have an attendee available who has decision making authority. For the avoidance of doubt, failure by Buyer to submit a Dispute for resolution at the appropriate Quarterly Review Meeting shall not prejudice Buyers' right to subsequently have the Dispute considered under Section 2.1.3.

     2.1.2      At  the  Quarterly Review Meeting Buyer  and
          Seller shall review the outstanding Disputes with the view of resolving all items on such list.

     2.1.3     In the event Buyer and Seller fail to resolve
          all  Disputes on such list at the Quarterly Review
          Meeting,   the  parties  agree  to  the  following
          procedure:

          2.1.3.1 The Senior Vice President - Operations ACA shall supply the Senior Vice President Customer Support AI(R) with a written summary of all outstanding Disputes ("Notice"). Such Notice shall state that such Notice is being submitted in accordance to the terms and conditions of this Exhibit M - Dispute Resolution.

          2.1.3.2 Within sixty (60) days of receipt of the Notice, or such later period as agreed between the parties, the Senior Vice President Customer Support AI(R) shall arrange for a dispute resolution meeting, either by teleconference, video conference, or in person, to be attended by the following four (4) individuals: the Senior Vice President Customer Support - AI(R), the President of AIRAMS, the Senior Vice President - Operations ACA, and a fourth individual designated by the Senior Vice
                President       -       Operations       ACA
                ("Representatives").

          2.1.3.3 The Representatives shall use all reasonable efforts to resolve such Disputes listed in the Notice and Seller shall compile a list of the resolutions as to each Dispute ("Dispute Resolutions").

          2.1.3.4 Seller shall within ninety (90) days after receipt of the Notice provide to Buyer in writing a summary of Dispute Resolutions ("Summary of Dispute Resolutions"). Failure to supply Buyer with a Summary of Dispute Resolutions within ninety (90) days after receipt of a Notice shall result in such Dispute being automatically deemed accepted by Seller.








                    EXHIBIT N
JETSTREAM 32 AIRCRAFT


[5 PAGES OF CONFIDENTIAL MATERIALS OMITTED]

















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